As filed with the Securities and Exchange Commission on June 19, 2007

Registration No. 333-140887

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	6798	20-8198863
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1605

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Gerald J. Reihsen, III
Executive Vice President and Secretary
Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1605

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.
Carrie J. Hartley, Esq.
DLA Piper US LLP
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	100,000,000	$10.00	$1,000,000,000	$30,700
Common Stock, $0.0001 par value per share (2)	25,000,000	$10.00	$250,000,000	$7,675

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(2)                                  Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.  Because the registrant reserves the right to reallocate shares between the primary offering and the distribution reinvestment plan, the registration fee was calculated assuming the maximum price at which the shares may be sold.  The registrant will sell shares in the distribution reinvestment plan at $9.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JUNE 19, 2007

Behringer Harvard Opportunity REIT II, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. We intend to acquire and operate a diverse portfolio of real estate assets. We will focus on acquisitions with possibilities for short-term capital appreciation, such as properties requiring development, redevelopment or repositioning or those located in markets and submarkets with high growth potential. We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other properties. We may purchase existing properties and properties under development or construction, including multifamily properties for conversion into condominiums. We may invest in real estate-related securities, collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make similar investments. We expect to make our investments in or in respect of real estate assets located in the United States and other countries. We have not identified any specific assets and are considered a blind pool.

We are offering a maximum of 100,000,000 shares and a minimum of 200,000 shares of our common stock at a price of $10.00 per share in our primary offering, with discounts available to investors who purchase more than 50,000 shares and to other categories of purchasers. We also are offering 25,000,000 shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is $2,000, except in New York where the minimum purchase is $2,500. This offering will terminate on or before                             (unless extended by our board of directors for an additional year or as otherwise permitted under applicable law).

The Offering:

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	$2,000,000	$140,000	$50,000	$1,810,000
Total Maximum	$1,000,000,000	$70,000,000	$25,000,000	$905,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 33. The most significant risks relating to your investment include the following:

•   There is no public trading market for our shares, and we cannot assure you that one will ever develop. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Our charter prohibits ownership of more than 9.8% of our capital stock, unless exempted by our board. Until our shares are listed, if ever, you will have difficulty selling your shares, and if you are able to sell your shares, you will likely have to sell them at a loss.

•   We have no operating history and total assets of $201,000 cash. We have not identified any real estate assets to acquire.

•   If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio and the value of your investment may fluctuate more widely with the performance of specific investments.

•   We will rely on Behringer Harvard Opportunity Advisors II LP, our advisor, to select properties and other investments and conduct our operations.

•   We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other Behringer Harvard entities and the allocation of opportunities among affiliated entities and us.

•   We also have issued 1,000 shares of our non-participating, non-voting, convertible stock to an affiliate of our advisor at a price of $1.00 per share. The convertible stock will convert into shares of our common stock upon certain events. The interests of our stockholders will be diluted upon such conversion.

•   We may incur substantial debt, which could hinder our ability to make distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls. We have no established financing sources.

•   Until the proceeds from this offering are invested and generating operating cash flow, some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances by our advisor, cash resulting from a waiver of asset management fees, and borrowings in anticipation of future operating cash flow.

•   Our investment strategy may cause us to lose our REIT status, or to own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

•   We expect to make foreign investments and will be susceptible to risks associated with such investments, including changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The dealer manager of this offering, Behringer Securities LP, our affiliate, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Citibank Texas, N.A., and will be held in trust for your benefit, pending release to us. If we do not sell at least $2.0 million in shares by                     , which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling shares.

The date of this prospectus is                     , 2007

i

EXHIBIT C: DISTRIBUTION REINVESTMENT PLAN	C-1

EXHIBIT D: AUTOMATIC PURCHASE PLAN	D-1

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment.  Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                  meet the applicable financial suitability standards as described below; and

•                  purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                  a net worth of at least $250,000; or

•                  a gross annual income of at least $70,000 and a net worth of at least $70,000.

A few states have established suitability requirements in addition to the ones established and described above.  Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below.

•                  Kansas - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•                  Michigan, Ohio and Pennsylvania  - Investors must have a liquid net worth of at least 10 times their investment in us.

The minimum purchase is 200 shares ($2,000), except in New York, where the minimum purchase is 250 shares ($2,500).  You may not transfer fewer shares than the minimum purchase requirement.  In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100.  You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for purchases of shares pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts.

Because the minimum offering of our common stock is less than $100,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following:  (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account.  These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering are required to:

•                  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•                  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, your registered investment adviser or our dealer manager will consider, based on a review of the information provided by you, whether you:

•                  meet the minimum income and net worth standards established in your state;

•                  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•                  are able to bear the economic risk of the investment based on your overall financial situation; and

•                  have an apparent understanding of:

•                  the fundamental risks of an investment in our common stock;

•                  the risk that you may lose your entire investment;

•                  the lack of liquidity of our common stock;

•                  the restrictions on transferability of our common stock;

•                  the background and qualifications of our advisor; and

•                  the tax consequences of an investment in our common stock.

Restrictions Imposed by the PATRIOT Act and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.”  “Unacceptable investor” means any person who is a:

•                  person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                  person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                  person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                  person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act, the National Emergencies Act,  the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus.  See also the “Questions and Answers about This Offering” section immediately following this summary.  This section and the “Questions and Answers about This Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Behringer Harvard Opportunity REIT II, Inc.

Behringer Harvard Opportunity REIT II, Inc. is a Maryland corporation formed in January 2007 that intends to qualify as a real estate investment trust (REIT) under the Internal Revenue Code, beginning with the taxable year ending December 31, 2007.  We intend to acquire and operate commercial real estate and real estate-related assets.  In particular, we will focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets and submarkets with high growth potential.  We may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties.  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums.  Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those issued by affiliates of our advisor), or in entities that make investments similar to the foregoing.  We expect to make our investments in or in respect of real estate assets located in the United States and other countries.  Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets.  We plan to be opportunistic in our investments.

We plan to own substantially all of our assets and conduct our operations through Behringer Harvard Opportunity OP II LP, which we refer to as our operating partnership in this prospectus.  Our wholly owned subsidiary, BHO Partners II, LLC, is the sole general partner of and owns a 0.1% partnership interest in Behringer Harvard Opportunity OP II.  BHO Business Trust II, our wholly owned subsidiary, is the sole limited partner and the owner of the remaining 99.9% interest in Behringer Harvard Opportunity OP II.

Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Our toll free telephone number is (866) 655-1605.

Our Advisor

Our external advisor is Behringer Harvard Opportunity Advisors II LP, a Texas limited partnership formed in January 2007, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter.  Prior to the commencement of this offering, we will have at least three members on our board of directors.  A majority of the directors will be independent of our advisor and have responsibility for reviewing its performance.  Our directors are elected annually by our stockholders.  Although we have executive officers who will manage our operations, we do not have any paid employees.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS.  If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering a minimum of 200,000 shares and a maximum of 100,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor.  The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers.  We are also offering 25,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.  The offering of our shares will terminate on or before                , 2009.  However, our board of directors may extend the offering an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  While we could continue public offerings indefinitely, and while we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  Our board of directors may terminate this offering at any time prior to the termination date.  This offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2.0 million of shares of common stock have been received and accepted by us, except that we may not admit subscribers residing in New York as stockholders until we have received and accepted subscriptions aggregating $2.5 million and we may not admit subscribers residing in Pennsylvania until we have received and accepted subscriptions aggregating $50,000,000.  Any shares of common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before                   or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Subscribers may not withdraw funds from the escrow account.  We expect to admit stockholders on at least a monthly basis after we have raised the minimum offering.

If the minimum offering has not been received and accepted by                    (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.

We have issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our non-participating, non-voting, convertible stock.  The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering.  Any reference in this prospectus to our “common stock” means the class of common stock offered hereby.  Any reference in this prospectus to our “convertible stock” means the class of non-participating, non-voting, convertible stock previously issued to Behringer Harvard Holdings.

Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment.  The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•                  There is no public trading market for our shares, and we cannot assure you that one will ever develop.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our capital stock, unless exempted by our board of directors.  Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•                  Our board of directors arbitrarily set the offering price of our shares of common stock, and this price bears no relationship to the book or net value of our assets or to our expected operating income.  Pursuant to the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the rules of the National Association of Securities Dealers, Inc. (the NASD), we will provide annual determinations of the current value of our net assets per outstanding share.  Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share net asset value (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the net asset value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  This valuation method may not result in a net asset value per share that accurately reflects the proceeds you would receive upon liquidation or upon the sale of your shares.

•                  We have no operating history nor established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

•                  This is a “blind pool” offering because we do not currently own any properties or other real estate assets, and we have not identified any assets to acquire with proceeds from this offering.  You will not have the opportunity to evaluate our investments prior to our making them.  You must rely totally upon our advisor’s ability to select our investments.

•                  The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 100,000,000 shares.  If we do not sell substantially more than the minimum offering amount of 200,000 shares, we may make only one acquisition and the value of your investment may fluctuate more widely with the performance of that specific investment.  There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

•                  Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments.

•                  Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or those with high growth potential in real estate lease rates and sale prices.  As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time.  Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

•                  Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest in assets, and negatively impact the return on your investment and the value of your investment.

•                  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

•                  We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•                  Our advisor and its affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties and other assets between us and other Behringer Harvard-sponsored programs, conflicts related to any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Behringer Harvard-sponsored programs.

•                  We have issued to an affiliate of our advisor 1,000 shares of our convertible stock at a purchase price of $1.00 per share.  Pursuant to its terms, the convertible stock will convert or become convertible into shares of common stock upon (1) the termination or expiration of the advisory management agreement with our advisor other than as a result of a material breach of that agreement by our advisor, (2) our making total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, or (3) the listing of our common stock for trading on a national securities exchange if prior distributions on then outstanding shares of our common stock and our listing price meet the same 10% performance threshold.   The interests of our stockholders will be diluted upon conversion of the convertible stock into shares of common stock.  The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  Thus, it is impossible to quantify at this time the extent of the dilution to existing stockholders upon such conversion.

•                  We may incur substantial debt.  Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders or could decrease the return on your investment and the value of your investment in the event income on such properties, or their value, falls.  Principal and interest payments on these loans reduce the amount of money available to make distributions to you.

•                  To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding capital stock during any time that we are qualified as a REIT.  However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status.  Furthermore, this limitation does not apply to the holder of our convertible stock or shares of common stock issued upon conversion of our convertible stock.

•                  We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•                  If we hold and sell one or more properties through TRSs, our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders.  Moreover, if the ownership and sale of one of more of our properties by a TRS causes the value of our non-mortgage securities in our TRSs to exceed 20% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•                  Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas.  We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent.  We also cannot predict the future value of our properties.  Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•                  We expect to make foreign investments and will be susceptible to risks associated with such investments, including changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

•                  You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

•                  We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future.  Additionally, we may acquire property for redevelopment.  These types of investments involve risks relating to the construction company’s ability to control construction costs, failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables.  We will be subject to potential cost overruns and time delays for properties under construction or redevelopment.  Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

•                  If we do not list our common stock for trading on a national securities exchange by the sixth anniversary of the termination of this offering, unless such date is extended by a majority of our board of directors and a majority of our independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio, and at that meeting investors holding a majority of our shares may vote to liquidate us.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

•                  Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisors to and general partners of other Behringer Harvard-sponsored real estate programs, and as a result they will face conflicts of interest relating from their duties to these other entities.

Description of Properties and Real Estate-Related Investments to be Acquired

As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest.  We will use an opportunistic investment strategy to acquire real estate and real estate-related investments.  We will seek to invest in properties that we believe may be repositioned or redeveloped so that they will reach an optimum value within three to six years after the termination of this offering.  We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value.  Further, we may invest in properties that we believe present an opportunity for enhanced future value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality.

We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, multifamily properties, warehouses and distribution facilities, motel and hotel properties and recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near resort properties we may acquire.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed.  Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors.  We anticipate that such dispositions typically would occur during the period from three to six years after the termination of this offering.  However, we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return.  For example, we may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums.  We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties.  Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices.  In addition, we may acquire interests in other entities with similar real property investments or investment strategies.  As a result of our flexibility to invest in a variety of types of commercial properties rather than in specific limited property types, our intent to target properties with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that we will have the opportunity to provide a rate of return superior to real estate programs that invest in a limited range of property types, have a longer anticipated holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.   We expect to make our investments in or in respect of real estate assets located in the United States and other countries.

In addition, to the extent that our advisor determines that it is advantageous, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, collateralized mortgage-backed securities and debt securities issued by other real estate companies, and (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities.  In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain of our affiliates, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor.  We may also serve as lender to these joint ventures, tenant-in-common programs or other Behringer Harvard-sponsored programs.

Policy with Respect to Leverage

There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.

Our board of directors must review our aggregate borrowings at least quarterly.  We have not established any financing sources at this time.  See the “Investment Objectives and Criteria – Borrowing Policies” section of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of this Offering

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 200,000 shares, (2) the maximum offering of 100,000,000 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan, and (3) the maximum offering of 125,000,000 shares, respectively, pursuant to this offering.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  Assuming the maximum offering amount of $1,237,500,000 is raised, we expect to use approximately 91.1% of the gross proceeds raised in this offering (89.0% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 88.5% of the gross proceeds if the maximum offering is raised (86.4% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 2.6% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves.  The remaining gross proceeds from the offering, up to 8.9% if the maximum offering is raised (up to 11.0% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our proposed share redemption program.

	MINIMUM PRIMARY OFFERING OF 200,000 SHARES		MAXIMUM PRIMARY OFFERING OF 100,000,000 SHARES		MAXIMUM TOTAL OFFERING OF 125,000,000 SHARES
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$1,237,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	190,000	9.5	95,000,000	9.5	95,000,000	7.7
Organization and Offering Expenses	30,000	1.5	15,000,000	1.5	15,000,000	1.2
Amount Available for Investment	$1,780,000	89.0%	$890,000,000	89.0%	$1,127,500,000	91.1%
Acquisition and Development Expenses:
Acquisition and Advisory Fees	43,204	2.2	21,601,942	2.2	27,366,505	2.2
Acquisition Expenses	8,641	0.4	4,320,388	0.4	5,473,301	0.4
Initial Capital Reserve	—	—	—	—	—	—
Amount Estimated to Be Invested	$1,728,155	86.4%	$864,077,670	86.4%	$1,094,660,194	88.5%

Investment Objectives

Our primary investment objectives are:

•                  to realize growth in the value of our investments to enhance the value received upon our ultimate sale of such investments or the listing of our shares for trading on a national securities exchange;

•                  to preserve, protect and return your capital contribution through the ultimate sale of our investments or the listing of our shares for trading on a national securities exchange;

•                  to grow net cash from operations such that more cash is available for distributions to you; and

•                  to provide you with a return of your investment by beginning the process of liquidation and distribution within three to six years after the termination of this offering or by listing the shares for trading on a national securities exchange.

If we do not list our common stock for trading on a national securities exchange by the sixth anniversary of the termination of this offering, unless such date is extended by a majority of our board of directors and a majority of our independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio, and at that meeting investors holding a majority of our shares may vote to liquidate us.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders.  Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow to make distributions.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.  As development projects are completed and begin to generate income, we expect to have additional funds available to distribute to you.  Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, whether or not secured by our assets, in anticipation of future operating cash flow.

Once we begin making distributions, we intend to make them on a monthly basis to our stockholders.  Our board of directors will determine the amount of each distribution.  We anticipate that we will pay all or a substantial portion of our initial distributions from sources other than cash flow from operations in anticipation of future cash flow.  The amount of each distribution generally will be based upon such factors as the amount of actual or expected distributable funds, capital available or anticipated to be available from our investments, current and projected cash requirements, tax considerations and other factors.  Distributions in any period may constitute a return of capital.

Conflicts of Interest

Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

•                  Our advisor and its executive officers will have to allocate their time between us and the other Behringer Harvard-sponsored programs and activities in which they are involved.

•                  The executive officers of Behringer Harvard Opportunity Advisors II and its affiliates are advisors or general partners of other Behringer Harvard-sponsored programs, and they must determine which Behringer Harvard-sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments.

•                  We may compete with other Behringer Harvard-sponsored programs for the same tenants in negotiating leases or in selling similar properties in the same geographic region and the executive officers of our advisor may face conflicts with respect to negotiating with such tenants and purchasers.

•                  Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

•                  We have issued 1,000 shares of our convertible stock to Behringer Harvard Holdings, an affiliate of our advisor, for an aggregate purchase price of $1,000.  Under limited circumstances, these shares of convertible stock may be converted into shares of our common stock, thereby resulting in dilution of our stockholders’ interest in us.  The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value (that is, the value of our properties and other assets, as determined in good faith by our board of directors, minus our liabilities) plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the sum of the aggregate price paid for those outstanding shares plus a 10% cumulative, non-compounded, annual return on the price paid for those outstanding shares.  We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors.  The shares of convertible stock will be converted into shares of common stock if:

•                  we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares;

•                  shares of our common stock are listed for trading on a national securities exchange; or

•                  the advisory management agreement expires without renewal or is terminated, other than due to a material breach by our advisor, and at the time of such termination or expiration we are deemed to have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, and, at or subsequent to the termination or expiration, the stockholders actually receive such level of distributions.

•                  We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time.  The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment.  Additionally, in an internalization transaction, members of our advisor’s management that become our employees may receive more compensation than they receive from our advisor.  These possibilities may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Behringer Harvard Affiliates

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us.  The address of the executive offices of each of the listed Behringer Harvard entities is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(1)                Robert M. Behringer, our Chief Executive Officer and Chairman of the Board, controls the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(2)                Behringer Harvard Holdings currently owns all 22,471 shares of our issued and outstanding common stock and all 1,000 shares of our issued and outstanding convertible stock.  The convertible stock is convertible into common shares in certain circumstances.   However, the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

Behringer Harvard Opportunity OP II LP

Behringer Harvard Opportunity OP II LP was formed on January 12, 2007 to acquire, own and operate properties on our behalf.  Because we plan to conduct substantially all of our operations through Behringer Harvard Opportunity OP II, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.”  The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner.  In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units.  Using an

UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.  At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard Opportunity OP II.  The holders of units in Behringer Harvard Opportunity OP II may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Prior Offering Summary

In addition to our REIT, Robert M. Behringer, our founder, Chief Executive Officer and Chairman of our Board of Directors, has recently sponsored the following programs through Behringer Harvard Holdings:  two publicly offered REITs, Behringer Harvard REIT I, Inc. and Behringer Harvard Opportunity REIT I, Inc.; two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP; nine private offerings of tenant-in-common interests; one privately offered REIT, Behringer Harvard Multifamily REIT I, Inc.; and two privately offered real estate limited partnerships, Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP.  During the 15 years prior to founding Behringer Harvard, Mr. Behringer sponsored an additional 29 privately offered real estate programs, consisting of 28 single-asset, real estate limited partnerships and a REIT, Harvard Property Trust, Inc.  As of December 31, 2006, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $1.7 billion from approximately 45,000 investors in the foregoing real estate programs.  The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer.  Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus.  The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve.  Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Our Advisor and Its Affiliates

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Harvard Opportunity Advisors II, Behringer Securities and their affiliates during the various phases of our organization and operation.  The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10.00 per share in our primary offering.  The estimated minimum dollar amounts assume a minimum of 200,000 shares are sold in the primary offering.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount
Offering Stage
Selling Commissions – Behringer Securities

Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Behringer Securities will reallow 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan.

$140,000/ $70,000,000
Dealer Manager Fee – Behringer Securities

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. No dealer manager fee will be paid for sales under the distribution reinvestment plan.

$50,000/ $25,000,000
Other Organization and Offering Expenses – Behringer Harvard Opportunity Advisors II or its affiliates

A flat fee of 1.5% of the gross proceeds from the primary offering less any organization and offering expenses we pay directly (other than selling commissions and the dealer manager fee). No payment in respect of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, in excess of the limit set forth above.We may not amend our advisory management agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

$30,000/ $15,000,000
Acquisition and Development Stage
Acquisition and Advisory Fees – Behringer Harvard Opportunity Advisors II or its affiliates	2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets.	$43,204/ $27,366,505 (assuming no debt financing to purchase assets) $171,519/ $85,759,809 (assuming debt financing equal to 75% of the aggregate value of our assets)
Acquisition Expenses – Behringer Harvard Opportunity Advisors II or its affiliates

Our advisor and its affiliates will be reimbursed for all third-party expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount
Debt Financing Fee – Behringer Harvard Opportunity Advisors II or its affiliates

1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our assets, the fees would be $53,400/ $26,700,000.

Development Fee – Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.
Operational Stage
Property Management and Leasing Fees – HPT Management

Property management fees equal to 4.5% of the gross revenues of the properties managed by HPT Management. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition to the property management fee or oversight fee, if HPT Management provides leasing services with respect to a property, we will pay HPT Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HPT Management may subcontract the performance of its property management and leasing duties to third parties and HPT Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HPT Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HPT Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount
Asset Management Fee – Behringer Harvard Opportunity Advisors II or its affiliates

Monthly fee equal to one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if any, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that the value of assets will not be used to calculate the asset management fee until we begin to obtain independent valuations of our assets as set forth elsewhere in this prospectus.  The asset management fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all or a majority of an asset, does not manage or control the asset, and did not or does not provide substantial services in the acquisition, development, or management of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.
Subordinated Disposition Fee – Behringer Harvard Opportunity Advisors II or its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset, upon satisfaction of the condition that we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares. If and when the above condition is satisfied, we will pay our advisor the disposition fees on all current and future transactions as well as a cumulative payment of such disposition fees on all asset sales made before the above condition was satisfied. For asset sales made before the above condition is satisfied, we will reflect the possible payment of the disposition fees to the advisor as a contingent liability in our financial statements. In addition, upon the termination or expiration without renewal of our advisory management agreement with Behringer Harvard Opportunity Advisors II or the listing of our shares on a national securities exchange, if our enterprise value plus distributions on then outstanding shares of our common stock equal or exceed the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will pay our advisor the disposition fees on all asset sales made before the above condition was satisfied as a cumulative payment.

Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount
Common Stock Issuable Upon Conversion of Convertible Stock – Behringer Harvard Opportunity Advisors II or its affiliates

Our convertible stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange, or (3) our advisory management agreement with Behringer Harvard Opportunity Advisors II expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, and, at or subsequent to the expiration or termination the stockholders actually receive such level of distributions. In general, our convertible stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.

Actual amounts depend on the value of our company at the time the Convertible Stock converts or becomes convertible and therefore cannot be determined at the present time.
Operating Expenses – Behringer Harvard Opportunity Advisors II

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.  There are also some smaller items of compensation and expense reimbursements that our advisor may receive.  For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management – Management Compensation.”

Listing or Liquidation

If our shares are not listed for trading on a national securities exchange by the sixth anniversary of the termination of this offering, unless such date is extended by the majority vote of both our board of directors and our independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Depending upon then prevailing market conditions, it is our management’s intention to consider the process of listing or liquidation between three to six years after the termination of this offering.  In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders.  The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time.  Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future.  Furthermore, we cannot assure you that we will be able to liquidate our assets.  We will continue in existence until all properties are sold and our other assets are liquidated.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock.  Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income.  If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants.  See the “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan” for further explanation of our distribution reinvestment plan.  A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

Share Redemption Program

Prior to the commencement of this offering, our board of directors expects to approve (but delay the adoption of) a share redemption program that may enable you to sell your shares to us in limited circumstances.  However, we will not adopt the program during this primary offering unless the SEC grants us exemptive relief from rules restricting issuer purchases during distributions.  We currently expect to request exemptive relief prior to the commencement of this offering.  However, we may never obtain this relief.  Moreover, our board of directors could choose not to adopt the proposed redemption program or to amend its provisions without the approval of our stockholders.  Upon adoption, our proposed share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.  The purchase price for shares redeemed under the redemption program will be as set forth below until we begin obtaining appraisals.  We expect to obtain appraisals of the value of our properties and our other assets three full fiscal years after the later of the termination of this or any subsequent offering of our shares.  We will retain persons independent of us and of our advisor to prepare these appraisals.  Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•                  prior to the time we begin obtaining appraisals, the amount by which (a) the lesser of (1) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•                  after we begin obtaining such appraisals, the lesser of (1) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.

Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of a stockholder’s death or qualifying disability, a stockholder’s confinement to a long-term care facility, other exigent circumstances affecting a stockholder such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our redemption program.

Subject to the limitations described in this prospectus and provided that your redemption request is made within 270 days of the event giving rise to the special circumstances as described in this prospectus, we will waive the one-year holding requirement and redeem shares (1) upon the request of the estate, heir or beneficiary of a deceased stockholder; or (2) upon the disability of the stockholder or upon such stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not pre-existing on the date that such person became a stockholder.

The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon such stockholder’s confinement to a long-term care facility, until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (a) the average price per share you paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.  Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal.  We will redeem shares upon the death or disability of the stockholder or such stockholder’s confinement to a long-term care facility only to the extent that we have sufficient funds available to us to fund such redemption.

We intend to redeem shares quarterly under the program.  We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of redemption.  Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year (to the extent we have positive cash flow), plus any proceeds from our distribution reinvestment plan.   These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility.  You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares.  However, provided that the holder’s redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

In connection with a request for redemption, the stockholder or his estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us or (2) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

See “Description of Shares – Share Redemption Program” for further explanation of the share redemption program.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to ERISA and/or the Internal Revenue Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates.  Instead, your investment will be recorded on our books only.  We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares in certificated form.  We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.  If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors.  We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings.  We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters.  You are entitled to one vote for each share of common stock you own as of the record date for these meetings.  The holder of the convertible stock is generally not entitled to vote such shares on matters presented to stockholders.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding capital stock, unless otherwise excepted by our board of directors or charter.  In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus.  For a more complete description of the shares, including restrictions on the ownership of shares, see “Description of Shares.”

Other Behringer Harvard Programs

Affiliates of our advisor are currently sponsoring or have recently sponsored four other public real estate programs (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I).  The initial public offerings with respect to Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and Behringer Harvard REIT I terminated on February 19, 2005.  Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania.  A second follow-on offering commenced on October 20, 2006.  The current registration statement of Behringer Harvard REIT I is for the offer and sale to the public of up to 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard REIT I. Behringer Harvard Opportunity REIT I is currently conducting its initial public offering.  The registration statement for Behringer Harvard Opportunity REIT I is for the offer and sale to the public of up to 40,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 8,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  We expect the primary offering of Behringer Harvard Opportunity REIT I to terminate shortly after commencement of this offering.

As such, we will be engaged in the public offering of common stock at the same time as Behringer Harvard REIT I.  The following table summarizes some of the most important features of this offering and Behringer Harvard REIT I’s public offering.

	BEHRINGER HARVARD OPPORTUNITY REIT II	BEHRINGER HARVARD REIT I
Entity Type	Real estate investment trust.	Real estate investment trust.
Offering Size	$1,000,000,000 to the public plus $237,500,000 for the distribution reinvestment plan; minimum offering of $2,000,000.	$2,000,000,000 to the public plus $475,000,000 for the distribution reinvestment plan; no minimum offering.
Minimum Investment	$2,000 (some states may vary).	$2,000 (some states may vary).
Targeted Fund Term	Approximately three to six years from the termination of this offering.	Approximately five to nine years from the termination of its initial offering.
Investment Objectives (listed by order of importance)

•  To realize growth in the value of our investments to enhance the value received upon our ultimate sale of such investments or the listing of our shares for trading on a national securities exchange.

•  To preserve, protect and return your capital contribution (through our ultimate sale of our investments or the listing of our shares for trading on a national securities exchange).

•  To grow net cash from operations such that more cash is available for distributions to you.

•  To provide you with a return of your investment by either (1) making an orderly disposition of investments and distributing the net proceeds from such sales to you or (2) by causing the shares to be listed for trading on a national securities exchange.

•  To preserve, protect and return capital contributions.

•  To maximize distributable cash to investors.

•  To realize growth in the value of investments upon the ultimate sale of investments.

•  By 2017, either (1) to cause the shares to be listed for trading on a national securities exchange or (2) to make an orderly disposition of assets and distribute the cash to investors, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

	BEHRINGER HARVARD OPPORTUNITY REIT II	BEHRINGER HARVARD REIT I
Targeted Real Property Assets

•  To employ an opportunistic and flexible approach to investing in properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with high growth potential.

•  To invest in any type of commercial property investment.

•  To employ an investment approach targeting markets and submarkets where barriers to entry are judged to be high.

•  To invest principally in institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. Also may acquire institutional quality industrial, retail, hospitality, multifamily and other real properties.

Targeted Markets	Generally intended to include markets and sub-markets with high growth potential.	Generally intended to include markets and submarkets where barriers to entry are judged to be high.
Possibility of Joint Ventures

Intends to enter into joint ventures, tenant-in-common investments or other co-ownership, development or property improvement arrangements with real estate investors (such as pension funds and insurance companies) having similar investment objectives.

May enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other institutional real estate investors (such as pension funds and insurance companies) having similar investment objectives.

Investments Other Than Real Property

Ownership interests of unaffiliated enterprises having real property investments consistent with those the fund intends to acquire directly, as well as joint ventures with affiliates and non-affiliates and other co-ownership arrangements; mortgage, bridge or mezzanine loans and participations in mortgage, bridge or mezzanine loans; investments in real estate-related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests and other securities.

Ownership interests of unaffiliated enterprises having real property investments consistent with those the fund intends to acquire directly, as well as joint ventures with affiliates and non-affiliates and other co-ownership arrangements; mortgage, bridge or mezzanine loans and participations in mortgage, bridge or mezzanine loans; investments in real estate-related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests and other securities.

Leverage	Yes; aggregate amount of borrowings targeted not to exceed approximately 75% of the aggregate value of all assets.	Yes; aggregate amount of borrowings targeted to be approximately 55% of the aggregate value of all assets.
Distribution Policy	At least 90% of annual “REIT taxable income” will be distributed to stockholders; distributions, if any, to be declared on a quarterly basis and paid on a monthly basis.	At least 90% of annual “REIT taxable income” will be distributed to stockholders; distributions, if any, to be declared on a quarterly basis and paid on a monthly basis.
Profile of Investor for Whom Investment in Shares May Be Appropriate

Investors who seek to diversify their personal portfolios with a finite-life, real estate-based investment, wish to obtain the benefits of potential capital appreciation and are able to hold their investments for a time period consistent with the fund’s liquidity plans. This fund’s yield targets are intended to be more favored for capital gains than current income.

Investors who seek to diversify their personal portfolios with a finite-life, real estate-based investment, seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold their investments for a time period consistent with the fund’s liquidity plans. This fund seeks a balance of current income and capital gains.

Persons for Whom Investment in Shares Is Not Appropriate	Persons who require immediate liquidity or guaranteed income.	Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

	BEHRINGER HARVARD OPPORTUNITY REIT II	BEHRINGER HARVARD REIT I
Acceptable for IRAs, 401(k)s and Other Tax Qualified Plans	Yes, will not produce unrelated business taxable income.	Yes, will not produce unrelated business taxable income.
Estimated Percentage of Total Gross Proceeds for Fund Use	Expected minimum of 91.1% (88.5% for investment and 2.6% for acquisition fees and expenses). See “Estimated Use of Proceeds.”	Expected minimum of 90.9% (88.3% for investment and 2.6% for acquisition fees and expenses) from current offering.
Compensation of Advisor and Affiliates for Services

Acquisition and advisory fee of 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any subsequent debt attributable to these assets; debt financing fee of 1% of loan or line of credit made available to us; monthly fee of one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if any, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that the value of assets will not be used to calculate the asset management fee until we begin to obtain independent valuations of our assets as set forth elsewhere in this prospectus.  The asset management fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all or a majority of an asset, does not manage or control the asset, and did not or does not provide substantial services in the acquisition, development, or management of the asset; property management fee of up to 4.5% of gross revenues (1% oversight fee in certain cases) plus a leasing fee.

Acquisition and advisory fee of 2.5% of purchase price of investments, including any debt attributable to these investments; debt financing fee of 1% of amount financed; monthly asset management fee of one-twelfth of 0.6% of aggregate assets value; property management fee of up to 3% of gross revenues (1% oversight fee in certain cases) plus a leasing fee.

Stockholder’s Preferred Return Before Advisor Participation	Return of investment plus 10% per year (cumulative, non-compounded) based on the issue price of shares outstanding only at the time the determination of whether the preferred return has been met.	Return of investment plus 9% per year (cumulative, non-compounded).

	BEHRINGER HARVARD OPPORTUNITY REIT II	BEHRINGER HARVARD REIT I
Advisor Performance-Based Return Payable After Stockholder Preferred Return

Subordinated disposition fee up to 3% of the sales price of each property or other asset sold; issuance of common stock upon conversion of convertible stock held by an affiliate of our advisor with a value equal to 15% of the excess of (1) company value plus distributions on then outstanding shares of our common stock over (2) the investors’ preferred return.

Subordinated disposition fee up to 3% of the sales price of each property sold; issuance of common stock upon conversion of convertible stock held by Behringer Advisors and cash subordinated participation in net sale proceeds that aggregate a 15% subordinated participation in gains from sales of properties over the investors’ preferred return; issuance of common stock upon conversion of convertible stock held by Behringer Advisors and cash subordinated listing fee that aggregate a subordinated incentive listing fee of 15% of the net market value of the outstanding stock plus distributions paid prior to listing (excluding 10% stock dividend) minus the preferred return; issuance of common stock upon conversion of convertible stock held by Behringer Advisors and subordinated performance fee that aggregate a subordinated performance fee of 15% of the going concern value based on the actual value of the fund’s assets less the fund’s indebtedness at the time of termination plus distributions paid (excluding 10% stock dividend) minus the preferred return. The subordinated participation in net sale proceeds, subordinated listing fee, and subordinated performance fee are subject to reduction or elimination upon conversion of the convertible stock.

Distribution Reinvestment Plan	Yes.	Yes.
Share Redemption Program	Yes.	Yes.
Tax Reporting	Form 1099.	Form 1099.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see the remainder of this prospectus for more detailed information about this offering.

Q:          What is a REIT?

A:                       In general, a REIT is a company that:

•                            pays distributions to stockholders of at least 90% of its taxable income;

•                            avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

•                            combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•                            offers the benefit of a diversified real estate portfolio under professional management.

Q:          Why are you structured as a REIT?

A:                       Each Behringer Harvard-sponsored program is structured using the business form (either a “C corporation,” REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances.  For example, if a Behringer Harvard program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive.  In contrast, REITs generally are not taxed on income distributed to investors.  Thus, in order to avoid the so-called “double taxation” inherent in the C corporation structure, we and the other private and publicly offered real estate programs sponsored by our affiliates, namely Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I, Behringer Harvard REIT I, Behringer Harvard Strategic Opportunity Fund I, Behringer Harvard Strategic Opportunity Fund II, and Behringer Harvard Opportunity REIT I have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and to our stockholders and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex.  Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level.  Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors.  If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which could require us to be taxed as a C corporation and subject to double taxation.  Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt stockholders.  In light of these and other factors, we have been structured as a REIT.  Regardless of the choice of entity used, Behringer Harvard-sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing returns to investors.

Q:          What is the experience of your executive officers and directors?

A:                       Our senior management team has significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate.  For example, Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has over 25 years of experience in the real estate industry. Prior to founding the Behringer Harvard organization, Mr. Behringer had experience investing in, managing and financing approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Robert S. Aisner, our President and Chief Operating Officer, has over 30 years of experience and, prior to joining the Behringer Harvard organization in 2003, Mr. Aisner served as an executive officer of a publicly traded apartment REIT.  See “Management – Executive Officers and Directors” for an extensive discussion of senior management and their experience.

Q:          In what types of real property will you invest?

A:                       We intend to acquire and operate commercial real estate.  In particular, we will focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with high growth potential.  We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties.  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums.  We expect to make our investments in or in respect of real estate assets located in the United States and other countries.  Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices.

Q:          Will you invest in anything other than real property?

A:                       Yes.  We may invest in real estate-related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise.  We also may originate or invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests (including those issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities.  We also may provide mortgage, bridge or mezzanine loans to owners of real properties or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans from other mortgage lenders.  These mortgage, bridge or mezzanine loans may be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower.  We may make or purchase mortgage, bridge, mezzanine or other loans or participations in such loans made by a borrower located outside the United States or secured by property located outside the United States.   We also may invest in entities that make investments similar to the foregoing.  Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of non-real estate assets.

Q:          Does your advisor use any specific criteria when selecting potential investments?

A:                       Our advisor considers relevant real property and financial factors in selecting properties, including condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

Q:          How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?

A:                       We intend to hold our properties and other investments for a relatively short period of time with a view toward realizing the growth in the value of our investments to enhance the value received upon the ultimate sale of such properties or other investments or the listing of our shares for trading on a national securities exchange.  We also intend to preserve, protect and return the capital contributions of our stockholders (through the ultimate sale of our investments or the listing of our shares for trading on a national securities exchange), and to increase net cash flow from operations that will be available to be distributed to our stockholders.  Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.  We believe this strategy may enhance our return.  Also, it is our management’s belief that our investment strategy will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors) having similar real estate investment objectives.  This can allow greater diversity of our investment portfolio by increasing the number of assets in which we may invest.

In addition to our focus on capital appreciation, as an asset reaches what we believe to be its optimum value, we will consider disposing of the asset and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties or other investments that we believe may produce an enhanced overall future return to our investors.  We anticipate that any such dispositions typically would occur during the period from three to six years after the termination of this offering.  Generally, our strategy is to hold real estate interests for a period sufficient to avoid application of the 100% tax on “prohibited transactions.”  However, we may also avoid imposition of this tax by holding assets in a TRS.  Selling property within a TRS subjects any gain to taxation at regular corporate income tax rates.  We may also hold other properties in, or engage in activities through, a TRS in order to avoid receiving the benefit of income or services that would jeopardize our REIT status.  For example, we will be unable to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of hotels.  We therefore may lease hotels we acquire to a TRS in which we may own up to a 100% interest, and the TRS would enter into management agreements with independent contractors.  We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.  Using TRSs may decrease the amount available for distribution to our stockholders when compared to operating or selling properties or other assets directly.  Also, any income produced by a TRS, except to the extent such income is distributed to the REIT as a dividend, is not considered REIT taxable income from which we must distribute at least 90% to our stockholders under applicable REIT tax rules.

If we do not liquidate our assets, we intend to list our shares for trading on a national securities exchange by the sixth anniversary of the termination of this offering.  If we do not liquidate or obtain listing of our shares by the sixth anniversary of the termination of this offering, unless extended by a majority of the board of directors and a majority of the independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.  Prior to making an acquisition, we will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted fund life.

Q:          Who will choose the investments you make?

A:                       Behringer Harvard Opportunity Advisors II is our advisor and makes recommendations on all investments to our board of directors.  Our advisor is controlled indirectly by Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board.  As of December 31, 2006, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $1.7 billion from approximately 45,000 investors.  Robert S. Aisner, our President and Chief Operating Officer, together with Jon L. Dooley, our Executive Vice President – Real Estate, will assist Mr. Behringer in making property acquisition recommendations on behalf of our advisor to our board of directors.  Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:          Why do you intend to acquire some of your assets in joint ventures?

A:                       We intend to acquire properties and other investments in joint ventures, tenant-in-common investments or other co-ownership arrangements when we determine it is advantageous for us to do so, including when desirable to participate in acquisitions controlled by a third party or when such party has special knowledge of such asset, to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise.  The sooner we are able to make investments, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments.  Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments.  Such joint ventures may be with third parties or our affiliates.  We may also make or invest in mortgage, bridge or mezzanine loans secured by properties owned by such joint ventures.

Q:          What steps do you take to make sure you invest in environmentally compliant property?

A:                       For acquisitions in the United States, we will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan.  We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Q:          What are your typical lease provisions?

A:                       We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant.  In general, we expect to enter into standard commercial leases.  These may include standard multi-tenant commercial leases, “triple net” leases or participating leases.  In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term.  Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term.  Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue.  We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.  We expect our triple net leases will be for initial terms of ten years or more, and that any leases with TRSs would be for terms of five years.

With respect to any multifamily real estate investments, we will use the standardized residential lease for each state in which we own an apartment community.  Residential leases typically have terms of one year or less.

Q:          How will you determine whether tenants have the appropriate creditworthiness for each building lease?

A:                       We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available.  We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction.  Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.  However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property.  We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit.  In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

Q:          How will you decide to sell one or more assets?

A:                       As each of our investments reach what we believe to be its optimum value, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.  We anticipate that any such dispositions typically would occur during the period from three to six years from the termination of this offering.  However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest.  The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.  Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status.  Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction.  As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax, including possibly through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years or through the use of a TRS.  See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions.  We cannot assure you that this objective will be realized.  The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.

Q:          Will the distributions I receive be taxable as ordinary income?

A:                       Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:          How does a “best efforts” offering work?

A:                       We are offering up to 100,000,000 shares of common stock in our primary offering on a “best efforts” basis.  When shares are offered to the public on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering up to 25,000,000 shares of common stock for sale pursuant to our distribution investment plan.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.

Q:          Who can buy shares?

A:                       An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment.  We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000.  For more information, see “Suitability Standards.”

Q:          For whom may an investment in our shares be appropriate?

A:                       An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans.  On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

We have generally conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates.  We believe our approach provides simplicity and consistency among Behringer Harvard-sponsored programs, so that investors who subscribe for equity interests in one Behringer Harvard-sponsored program will be able to easily understand and compare the terms and results of other Behringer Harvard-sponsored programs.

Q:          May I make an investment through my IRA, SEP or other tax-deferred account?

A:                       Yes.  You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account.  In making these investment decisions, you should, at a minimum, consider: (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:          Have you arranged a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:                       Yes.  Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.  In the future we may make similar arrangements for our investors with other custodians.

Q:          Is there any minimum investment required?

A:                       Yes.  The minimum purchase is 200 shares, except in New York, where the minimum purchase is 250 shares.  After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least $25, except for purchases of shares pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts.  For more information, see “Suitability Standards.”

Q:          How do I subscribe for shares?

A:                       If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2.0 million of shares of common stock have been received and accepted by us, except that we may not admit subscribers residing in New York as stockholders until we have received and accepted subscriptions aggregating $2.5 million and we may not admit subscribers residing in Pennsylvania until we have received and accepted subscriptions aggregating $50,000,000.  Any shares of common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before                             or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Subscribers may not withdraw funds from the escrow account.  We expect to admit stockholders on at least a monthly basis after we have raised the minimum offering.

If the minimum offering has not been received and accepted by                     (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.

Q:          If I buy shares in this offering, how may I later sell them?

A:                       At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership by one person of more than 9.8% of our capital stock, unless exempted by our board of directors.  Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our proposed share redemption program.  However, we will not adopt the program during this primary offering unless the SEC grants us exemptive relief from rules restricting issuer purchases during distributions, which relief we may never obtain.  Moreover, our board of directors could choose not to adopt the proposed redemption program or to amend its provisions without the approval of our stockholders.  Upon adoption, our proposed share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to significant conditions and limitations.  The terms of our proposed redemption plan would be more generous for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility.

Q:          What are your exit strategies?

A:                       Depending upon then-prevailing market conditions, it is our management’s intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of this offering.  If we do not liquidate within that period, we intend to cause our shares to be listed for trading on a national securities exchange on or before the sixth anniversary of the termination of this offering.  If we do not liquidate or obtain listing of our shares by the sixth anniversary of the termination of this offering, unless extended by a majority of the board of directors and a majority of the independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Q:          Will I be notified of how my investment is doing?

A:                       You will receive periodic updates on the performance of your investment in us, including:

•                            a monthly distribution report;

•                            three quarterly financial reports;

•                            an annual report; and

•                            an annual Form 1099.

In addition, under ERISA and the rules of the NASD, we must provide our stockholders a per share estimated value of our common stock annually.  Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the per share net asset value (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the net asset value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the value we provide for our common stock will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of our advisor.

Certain information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates at www.behringerharvard.com.  The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:          When will I receive my detailed tax information?

A:                       Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:          Who is the transfer agent?

A:                       We will engage a third party to act as our transfer agent.  We will name our transfer agent prior to the commencement of this offering.

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:          Where do I send my subscription materials?

A:                       For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

Q:          Who can help answer my questions?

A:                       If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Behringer Securities LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3700

RISK FACTORS

Your purchase of shares involves a number of risks.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares.   The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition.  This could cause the value of our shares to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Behringer Harvard Opportunity REIT II

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

There is no public market for the shares.  In addition, the price you receive for the sale of any shares of our common stock is likely to be less than the proportionate value of our investments.  Therefore, you should purchase the shares only as a long-term investment.  The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares.  If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him.  Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees and that may inhibit your ability to sell your shares.  Moreover, we will delay the adoption of our share redemption program until the earlier of (1) the completion of this primary offering or (2) our receipt of SEC exemptive relief from the rules restricting issuer purchases during distributions, which relief we may not be able to obtain.  Even when one of these conditions is satisfied, our board of directors could choose not to adopt the proposed share redemption program.  Once adopted, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time.  Therefore, it will be difficult for you to sell your shares promptly or at all.  You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.  It also is likely that your shares would not be accepted as the primary collateral for a loan.  See “Suitability Standards,” “Description of Shares – Restriction on Ownership of Shares” and “– Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our leasing agents in the selection of tenants and the negotiation of leases.  The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties.  The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.  Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.  You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the leasing agents selected by them.  We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours.  Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (Exchange Act).  Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire.  To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property.  As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment.  We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.  Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns.  In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate.  In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and make distributions.  As a result, investors who invest in us before we sell the minimum of 200,000 shares of common stock or before we commence real estate operations or generate significant cash flow may realize a lower rate of return than later investors.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments.  Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited.  In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property.  Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment.  In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets.  We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers.  In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property.  We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit.  In such cases, our strategy will include repositioning the property to attract new, more creditworthy tenants.  For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria – Acquisition and Investment Policies.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you of the amount of proceeds that will be raised in this offering.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make.  In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  For example, in the event we are not able to raise substantially more than the minimum offering amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment.  If we only are able to make one investment, we would not achieve any diversification of our assets.  Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

Neither we nor our advisor have a prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be indicative of our future results.

We and our advisor are newly organized companies and, therefore, have no operating histories.  You should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results.  We were incorporated in January 2007, and, as of the date of this prospectus, we have not made any investments in real estate or otherwise.  Neither our officers and directors, nor the officers and employees of our advisor, have extensive experience with mortgage financing.  Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Behringer and our advisor may not be indicative of our future results.

Moreover, neither we nor our advisor have any established financing sources.  Presently, our advisor is funded by capital contributions from Behringer Harvard Holdings.  If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development.  To be successful in this market, we must, among other things:

•                  identify and acquire investments that further our investment strategies;

•                  maintain our network of licensed securities brokers and other agents;

•                  attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•                  respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

•                  continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, of us, our advisor and its affiliates, including Robert M. Behringer and Robert S. Aisner, each of whom would be difficult to replace. We do not have employment agreements with our executive officers, and we cannot guarantee that they will remain affiliated with us. Although several of our executive officers and key employees, including Mr. Behringer and Mr. Aisner, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. Further, although Behringer Harvard Holdings has key person insurance on the life of Mr. Behringer and is in the process of obtaining key person insurance on the lives of Robert S. Aisner, Gerald J. Reihsen, III, Gary S. Bresky, M. Jason Mattox, and Jeffrey S. Schwaber, we do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure you that we will be successful in attracting and retaining such strategic relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions.  If we internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel.  At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition.  Such consideration could take many forms, including cash payments, promissory notes and shares of our stock.  The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, Securities and Exchange Commission reporting and compliance.  We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates.  In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment.  We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed.  If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

As currently organized, we will not directly employ any employees.  If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity.  Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities.  They have a great deal of know-how and can experience economies of scale.  We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity.  An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.  Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for acquiring properties and other investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.  Further, we may make distributions prior to generating sufficient cash flow from operations, but we currently have no plans regarding when distributions will commence.

Investors who invest later in the offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.  Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments.   Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors will not share in all of the net offering proceeds raised from earlier investors.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Your investment may be subject to additional risks if we make international investments.

We expect to purchase real estate assets located outside the United States and may make or purchase mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located outside the United States or secured by property located outside the United States.  These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located.  These laws may expose us to risks that are different from and in addition to those commonly found in the United States.  Foreign investments could be subject to the following risks:

•                  governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•                  variations in currency exchange rates;

•                  adverse market conditions caused by inflation or other changes in national or local economic conditions;

•                  changes in relative interest rates;

•                  changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•                  changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

•                  lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles);

•                  changes in land use and zoning laws;

•                  more stringent environmental laws or changes in such laws;

•                  changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

•                  neither we nor our sponsors nor any of their affiliates have substantial experience investing in real property or other investments outside the United States; and

•                  legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below.  The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Because a number of Behringer Harvard real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties and other real estate-related investments.  As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Behringer Harvard-sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Behringer Harvard-sponsored programs may use investment strategies that are similar to ours.  Our executive officers and the executive officers of our advisor also are the executive officers of other Behringer Harvard-sponsored REITs and their advisors, the general partners of Behringer Harvard-sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard-sponsored programs, and these entities are and will be under common control.  There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard-sponsored program.  In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Behringer Harvard-sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard-sponsored program or affiliate, which may have an investment strategy that is similar to ours.  In addition, we may acquire properties in geographic areas where other Behringer Harvard-sponsored programs own properties.  If one of the other Behringer Harvard sponsored- programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.  Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, since other Behringer Harvard-sponsored programs may be competing with us for such investments.  You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Behringer Harvard Opportunity Advisors II LP and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, Behringer Harvard Opportunity Advisors II LP and affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with Behringer Harvard Opportunity Advisors II LP and its affiliates, including the advisory management agreement, the dealer-manager agreement and the property management agreement;

•                  public offerings of equity by us, which entitle Behringer Securities to dealer-manager fees and will likely entitle Behringer Harvard Opportunity Advisors II LP to increased acquisition and asset-management fees;

•                  property sales, which entitle Behringer Harvard Opportunity Advisors II LP to subordinated real estate commissions and the possible issuance to an affiliate of our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle Behringer Harvard Opportunity Advisors II LP to acquisition fees and asset-management fees;

•                  borrowings to acquire properties, which borrowings will increase the acquisition and asset-management fees payable to Behringer Harvard Opportunity Advisors II LP;

•                  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle an affiliate of Behringer Harvard Opportunity Advisors II LP to the issuance of shares of our common stock through the conversion of our convertible stock; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle Behringer Harvard Opportunity Advisors II LP or one of its affiliates to subordinated real estate commissions and to the issuance of shares of our common stock through the conversion of our convertible stock.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

In addition, the terms of our convertible stock provide for its conversion into shares of common stock if we terminate the advisor prior to the listing of our shares for trading on a national securities exchange other than as a result of the advisor’s material breach of the advisory management agreement.

To avoid the conversion of our convertible stock, our independent directors may decide against terminating the advisory management agreement prior to the listing of our shares or disposition of our investments even if termination of the advisory management agreement would be in our best interest.  In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion.  Moreover, our advisor has the right to terminate the advisory management agreement for any reason upon 60 days’ notice and thereby trigger the conversion of the convertible stock, which could have the effect of delaying, deferring or preventing a change of control that might otherwise be in our stockholders’ best interests.

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter with other Behringer Harvard-sponsored programs, which could result in a disproportionate benefit to another Behringer Harvard-sponsored program.

We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard-sponsored programs, including Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and Behringer Harvard REIT I, for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments.  The executive officers of our advisor are also the executive officers of other Behringer Harvard-sponsored REITs and their advisors, the general partners of other Behringer Harvard-sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard-sponsored programs.  These executive officers will face conflicts of interest in determining which Behringer Harvard-sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement.  These persons may also have a conflict in structuring the terms of the relationship between our interests and the interests of the Behringer Harvard-affiliated co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture.

In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another Behringer Harvard-sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks.  For example, it is anticipated that Behringer Harvard Short-Term Fund I will never have an active trading market.  Therefore, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future.  In addition, in the event we enter into a joint venture with a Behringer Harvard-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Behringer Harvard-sponsored program’s liquidation.  We may not desire to sell the properties at such time.  Even if the terms of any joint venture agreement between us and another Behringer Harvard-sponsored program grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because Mr. Behringer and his affiliates control us and other Behringer Harvard-sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.  Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you.  In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time.  If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.  Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.  For a more detailed discussion, see “Conflicts of Interest – Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

Our advisor’s executive officers and key personnel and the executive officers and key personnel of Behringer-Harvard affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Behringer Harvard-affiliated entities to conduct our day-to-day operations and this offering.   These persons also conduct the day-to-day operations of other Behringer Harvard-sponsored programs and may have other business interests as well.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate.  If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Each of our executive officers, including Mr. Behringer, who serves as our Chief Executive Officer, Chief Investment Officer and Chairman of our Board of Directors, is also an officer of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisors and fiduciaries to other Behringer Harvard-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders.  Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities.  Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our dealer manager and property manager.  If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Your investment will be diluted upon conversion of the convertible stock.

Behringer Harvard Holdings, an affiliate of our advisor, purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us.  The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  The shares of convertible stock will be converted into shares of common stock automatically if:

•                  we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares;

•                  the shares of common stock are listed for trading on a national securities exchange; or

•                  the advisory management agreement expires without renewal or is terminated, other than due to a termination because of a material breach by our advisor, and at the time of such expiration or termination, we are deemed to have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, and, at or subsequent to the expiration or termination, the stockholders actually receive such level of distributions.

As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant.  See “Description of Shares – Convertible Stock.”

Our advisor and Mr. Behringer can influence whether we terminate the advisory management agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange.  Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.

Because we rely on affiliates of Behringer Harvard Holdings for the provision of advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business.

Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, HPT Management, our management company, and Behringer Securities, the dealer manager of this offering.  The operations of our advisor, HPT Management and Behringer Securities represent a substantial majority of the business of Behringer Harvard Holdings.  In light of the common ownership of these entities and their importance to Behringer Harvard Holdings, we consider the financial condition of Behringer Harvard Holdings when assessing the financial condition of our advisor, HPT Management and Behringer Securities.  While we believe that Behringer Harvard Holdings currently has adequate cash availability from both funds on hand and borrowing capacity through its existing credit facilities in order to meet its obligations, its continued viability may be affected by its ability to continue to successfully sponsor and operate real estate programs.  In the event that Behringer Harvard Holdings would be unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.  Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding capital stock.  This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their shares.  See “Description of Shares – Restriction on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third-party from acquiring us.

Our charter permits our board of directors to issue up to 400,001,000 shares of capital stock.  Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock.  Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See “Description of Shares – Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.  For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Business Combinations.”

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares.  “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power.  Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” means the acquisition of control shares.  The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws.  Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.  This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates.  For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act.  The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer.  If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer.  In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.  This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us.  If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•                  limitations on capital structure;

•                  restrictions on specified investments;

•                  prohibitions on transactions with affiliates; and

•                  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to be excluded from regulation under the Investment Company Act, we must engage primarily in the business of buying mortgages and other liens on or interests in real estate within one year of our formation. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions.  Our board of directors may amend or revise these and other policies without a vote of the stockholders.  Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following matters:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

•                  our liquidation and dissolution; and

•                  our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies and objectives without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders.  These policies may change over time.  The methods of implementing our investment policies may also vary, as new investment techniques are developed.  Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders.  As a result, the nature of your investment could change without your consent.

Even if adopted, you may not be able to sell your shares under the proposed share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

We will not adopt the proposed redemption program until the earlier of (1) the completion of this primary offering or (2) our receipt of SEC exemptive relief from the rules restricting issuer purchases during distributions, which relief we may not be able to obtain.  Even when one of these conditions is satisfied, our board of directors could choose not to adopt the proposed share redemption program or amend, suspend or terminate our redemption program at any time.  Our board of directors may reject any request for redemption of shares.

Further, even if adopted, there are many limitations on your ability to sell your shares pursuant to the proposed share redemption program.  Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law.  In addition, our proposed share redemption program contains other restrictions and limitations.  Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests.  You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one year holding requirement with respect to redemptions sought upon the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility or for other exigent circumstances and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).  Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time.  Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.  For a more detailed description of the share redemption program, see “Description of Shares - Share Redemption Program.”

If you are able to resell your shares to us pursuant to our proposed share redemption program, you will likely receive substantially less than the amount paid to acquire the shares from us or the fair market value of your shares depending upon how long you owned the shares.

Other than redemptions following the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares we repurchase under our proposed redemption program will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (1) 90% of the average price the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; or (2) after we begin obtaining appraisals performed by an independent third party, the lesser of (1) 100% of the average price the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.  Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

We established the offering price for the shares on an arbitrary basis; as a result, the offering price of the shares is not related to any independent valuation.

Our board of directors has arbitrarily determined the offering price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding shares.  Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering.  Accordingly, you do not have the benefit of an independent review of the terms of this offering.  Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in Behringer Harvard Opportunity REIT II will be diluted if we or Behringer Harvard Opportunity OP II issues additional securities.

Investors purchasing shares in this offering do not have preemptive rights to any shares issued by us in the future.  Our charter currently has authorized 400,001,000 shares of capital stock, of which 350,000,000 shares are designated as common stock, 1,000 shares are designated as convertible stock and 50,000,000 are designated as preferred stock.  Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval.  Shares will be issued in the discretion of our board of directors.  Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we: (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible stock, (5) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor and HPT Management, our affiliated management company, or their affiliates, (6) issue restricted stock or other awards pursuant to our Incentive Award Plan, (7) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory management agreement, or (8) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard Opportunity OP II.  In addition, the partnership agreement for Behringer Harvard Opportunity OP II contains provisions that allow, under certain circumstances, other entities, including other Behringer Harvard-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard Opportunity OP II.  Because the limited partnership interests of Behringer Harvard Opportunity OP II may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard Opportunity OP II and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.  Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets.  They will be paid substantial fees for these services.  These fees will reduce the amount of cash available for investment or distributions to stockholders.  For a more detailed discussion of these fees, see “Management – Management Compensation.”

We may be restricted in our ability to replace our property manager under certain circumstances.

Under the terms of our property management agreement, we may terminate the agreement upon 30 days’ notice in the event of, and only in the event of, a showing of willful misconduct, gross negligence, or deliberate malfeasance by the property manager in performing its duties.  Our board of directors may find the performance of our property manager to be unsatisfactory.  However, unsatisfactory performance by the property manager may not constitute “willful misconduct, gross negligence, or deliberate malfeasance.”  As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders.  Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and investments in real estate-related securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations.  Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period.  The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables.  Actual cash available for distribution may vary substantially from estimates.  We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time.  Nor can we give any assurance that: (1) rents from the properties will increase, (2) the securities we buy will increase in value or provide constant or increased distributions over time, (3) the loans we make will be repaid or paid on time, (4) loans will generate the interest payments that we expect, or (5) future acquisitions of real properties, mortgage, bridge or mezzanine loans or our investments in securities will increase our cash available for distributions to stockholders.  Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  For instance:

•                  If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

•                  Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

•                  Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

•                  Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

•                  There may be a delay between the sale of the common stock and our purchase of real properties.  During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

•                  If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

•                  Federal income tax laws require REITs to distribute at least 90% of their REIT taxable income to stockholders each year.  This limits the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs.  If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease.

•                  In connection with future acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties.  We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distribution to you.  If we issue additional shares, they could reduce the cash available for distribution to you.

•                  We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax.  Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for capital needs and capital improvements.  We cannot assure you that sufficient cash will be available to make distributions to you.

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from sources other than cash flow from operations, including the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We expect that cash distributions to our stockholders generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets.  However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver or deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow.  In addition, to the extent our investments are in development or redevelopment projects, or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early period of operation.  Once our development projects are completed and begin to generate income, we intend to use such increased income to make distributions to our stockholders.  Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations.  To the extent distributions are paid from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in properties and other real estate-related assets, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation.  In that event, we may not be able to invest 91.1% of the gross proceeds raised in this offering (89.0% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) until such time as we have sufficient cash flows from operations to fully fund our distributions.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties and the properties underlying our other real estate-related investments are located.  These factors include:

•                  poor economic conditions may result in defaults by tenants of our properties and borrowers under our investments in mortgage, bridge or mezzanine loans;

•                  job transfers and layoffs may cause tenant vacancies to increase;

•                  increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels; and

•                  increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults.  Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted.  Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

The public programs sponsored by affiliates of our advisor have experienced losses in the past, and we may experience similar losses.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the early periods of their operation.  Many of these losses can be attributed to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue.  In addition, depreciation and amortization expense substantially reduce income.  It is likely that we will experience similar losses during the early periods of our operation.  As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate investments.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to the offering.  We will establish capital reserves on a property-by-property basis, as we deem appropriate.  In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves.  If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities.  Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks.  In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings.  Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective.  We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based.  Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.  We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Internal Revenue Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

The State of Texas recently enacted legislation that creates a new “margin tax” and decreases state property taxes.  This tax reform could result in increased taxes on our operations in Texas that, when combined with decreased property taxes, could reduce the net cash available for distribution to you.

In May 2006, the State of Texas enacted legislation that replaces the current franchise tax with a new “margin tax,” which is effective for tax reports due on or after January 1, 2008 and which will compute the tax based on business done in calendar years beginning after December 31, 2006.  The new legislation expands the number of entities covered by the current Texas franchise tax, and specifically includes limited partnerships as subject to the new margin tax.  The tax generally will be 1% of an entity's taxable margin, which is the part of an entity's total revenue less applicable deductions apportioned to Texas.  In May 2006, the State of Texas also enacted legislation that reduces the state property tax.  The margin tax and property tax reduction legislation may be materially modified by the Texas legislature in its next session beginning in January 2007, or by forthcoming administrative rules from the Texas Comptroller of Public Accounts.  We expect to hold significant assets in Texas.  As a consequence, the new margin tax, when combined with the decreased property tax, could result in a net Texas state tax increase in future years and reduce the amount of cash we have available for distribution to you.

General Risks Related to Investments in Real Estate

Our opportunistic property-acquisition strategy involves a higher risk of loss than more conservative investment strategies.

Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices.  As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time.  For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected.  Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•                  changes in general economic or local conditions;

•                  changes in supply of or demand for similar or competing properties in an area;

•                  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•                  the illiquidity of real estate investments generally;

•                  changes in tax, real estate, environmental and zoning laws; and

•                  periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

If we have limited diversification of the geographic locations of our properties, our operating results will be affected by economic changes that have an adverse impact on the real estate market in those areas.

The properties acquired by certain other Behringer Harvard-sponsored programs that have investment objectives similar to ours generally have been located in the Southwest United States, and more specifically, in the Dallas, Texas metropolitan area.  This is particularly true of Behringer Harvard Short-Term Opportunity Fund I.

Based upon the anticipated holding period of our properties, the current real estate market in the Dallas, Texas metropolitan area, and the experience of our advisor and its affiliates with the real estate market in this geographic area, we anticipate that a number of our future property acquisitions may be located in this geographic area.  In the event that most of our properties are located in a single geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area.  Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases.  If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders.  In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our tenants.  Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.  A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage.  In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property.  If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.  Additionally, loans that we make generally will relate to real estate.  As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.  If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary.  In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves.  If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us.  Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements.  Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met.  Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation.  If we do not cause the shares to be listed for trading on a national securities exchange by the sixth anniversary of the termination of this offering, unless a majority of the board of directors and a majority of the independent directors agree to extend such date, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, and investors holding a majority of our shares may vote to liquidate

us.  The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control.  We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us.  We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset.  If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.  Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•                  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•                  the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•                  that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•                  that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses.  The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, such as with marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry.  In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims.  Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans.  It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  We cannot assure you that we will have adequate coverage for such losses.  In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss.  In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.  Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some or all of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements.  We could incur substantial capital obligations in connection with these types of investments.  We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance.  Performance may also be affected or delayed by conditions beyond the builder’s control.  Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project.  We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction.  These and other such factors can result in increased costs of a project or loss of our investment.  Substantial capital obligations could delay our ability to make distributions.  In addition, we will be subject to normal lease-up risks relating to newly constructed projects.  Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property.  If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property.  Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.  Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with Behringer Development Company LP or its affiliates for newly developed property, we cannot guarantee that any earnest money deposit we make to Behringer Development Company LP or its affiliates will be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates of our advisor or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our advisor.  Properties acquired from Behringer Development or its affiliates may be existing income-producing properties, properties to be developed or properties under development.  We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties.  In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates.  At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property.  Typically, Behringer Development or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion.  We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property.  However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

•                  Behringer Development or its affiliates fails to develop the property;

•                  all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•                  we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. See “Investment Objectives and Criteria - Acquisition of Properties from Behringer Development.”

Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is highly competitive and many of our competitors have greater resources than we do.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do.  Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  In addition, the number of entities and the amount of funds competing for suitable properties may increase.  Any such increase would result in increased demand for these assets and therefore increased prices paid for them.  If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class.  As a result, we will be subject to risks inherent in investments in a single type of property.  If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise.  Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes.  We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures.  In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction.  Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition.  Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio.  In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio.  In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash.  We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions.  Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential residents being attracted to the property.  If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Any student-housing properties that we acquire will be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies, and other risks inherent in the student-housing industry, any of which could have a negative impact on your investment.

Student-housing properties generally have short-term leases of 12 months, ten months, nine months, or shorter.  As a result, we may experience significantly reduced cash flows during the summer months from student-housing properties while most students are on vacation.  Furthermore, student-housing properties must be almost entirely re-leased each year, exposing us to increased leasing risk.  Student-housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We would, therefore, be highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies could also adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for units at our student-housing properties may be reduced and our occupancy rates may decline.  We rely on our relationships with colleges and universities for referrals of prospective student residents or for mailing lists of prospective student residents and their parents. Many of these colleges and universities own and operate their own competing on-campus facilities. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on our ability to market our properties to students and their families.

Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of any student-housing properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student-housing properties may have an adverse effect on our business.

  We may face significant competition from university-owned student housing and from other residential properties that are in close proximity to any student-housing properties we may acquire, which could have a negative impact on our results of operations.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us.

We may invest in apartment communities and short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less.  Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

To the extent we invest in apartment communities, we will face competition from other apartment communities and the increased affordability of single-family homes, which may limit our profitability and returns to our stockholders.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner occupied single- and multifamily homes available to rent.  Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Moreover, the residential apartment community industry is highly competitive.  This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations.  We expect to face competition from many sources, including from other apartment communities both in the immediate vicinity and the broader geographic market where our apartment communities will be located.  Overbuilding of apartment communities may occur.  If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates.  In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.  We may be required to expend substantial sums to attract new residents.

Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties.  In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity.  Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

HPT Management’s failure to integrate its subcontractors into HPT Management’s operations in an efficient manner could reduce the return on your investment.

HPT Management may rely on multiple subcontractors for on site property management of our properties.  If HPT Management is unable to integrate these subcontractors into its operations in an efficient manner, HPT Management may have to expend substantial time and money coordinating with these subcontractors, which could be a negative impact on the revenues generated from such properties.

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a TRS in which we may own up to a 100% interest.  Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement.  In the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment.  Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•                  cost overruns and delays;

•                  renovations can be disruptive to operations and can displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;

•                  the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•                  the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.

The operations of certain properties in which we may invest, such as hotels and recreation and leisure properties, will depend upon a number of factors relating to discretionary consumer spending.  Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties.  Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and health and spa activities may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities.  Certain of the classes of properties which we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.

Seasonal revenue variations in certain asset classes will require the operators of such assets to manage cash flow properly over time to meet their non-seasonal scheduled rent payments to us.

Certain of the properties in which we may invest, including some hotels and resorts and recreation and leisure properties, are generally seasonal in nature. For example, the typical ski season begins in early November and runs through April, during which time ski resorts generate the vast majority of their annual revenues. Revenues and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations. As a result of the seasonal nature of certain industries that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us.  The failure of an operator or a tenant to properly manage its cash flow may result in such operator or tenant having insufficient cash on hand to make its scheduled payments to us during seasonally slow periods, which may adversely affect our cash available for distribution to stockholders.

Adverse weather conditions may affect operations of certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.

Adverse weather conditions may influence revenues at certain types of properties we acquire, such as some hotels, resorts and recreation and leisure properties. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people that visit properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates.  Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property, and the ability of our tenants and operators to make their scheduled rent payments to us.

Marinas, ski resorts and other types of properties in which we may invest may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

Ski resorts and related properties, marinas, and other types of recreation and leisure properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it. Should any of these events occur, our income and cash available for distribution could be reduced.

Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire and the value of our investment.

Marinas that we may acquire must be dredged from time to time to remove the silt and mud that collect in harbor-areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff, in order to assure that boat traffic can safely enter the harbor. Dredging and disposing of the dredged material can be very costly and may require permits from various governmental authorities. If we acquire marinas and we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on our financial condition.

We may not control the land beneath marinas we acquire, and this land may be subject to governmental taking.

The U.S. Army Corps of Engineers and the Coast Guard control much of the land located beneath and surrounding most marinas. The U.S. Army Corps of Engineers and the Coast Guard lease such land to marina owners and operators under leases for wetlands that typically range from five to 50 years, and leases for upland that typically are initially for 25 years. As a result, many marinas cannot obtain title to land on or near the marinas that they are interested in developing or obtain permission to develop on the land that they lease. Furthermore, control of such land by the U.S. Army Corps of Engineers and the Coast Guard increases the possibility that such land, including the marina built on such land, may be condemned and taken by the local, state or federal government in an eminent domain proceeding.

Governmental regulation with respect to the operation of ski resorts could negatively impact ski resorts we acquire and reduce the return on your investment.

Ski resort mountain and lodging operations often require permits and approvals from certain federal, state and local authorities. Many ski resorts that we may consider acquiring have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of permits with the USDA Forest Service. The USDA Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. Where development in or around wetlands is involved, permits must be obtained from the U.S. Army Corps of Engineers. Further, ski resort operations are subject to environmental laws and regulations, and compliance with these laws and regulations may require expenditures or modifications of development plans and operations in a manner that could have a detrimental effect on the ski resort.  In addition, the rights of ski resorts and related properties that we may acquire or develop to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts and related properties we may acquire or develop and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use. There can be no assurance that new applications of laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect on a ski resort that we may acquire, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the resorts we purchase. No assurance can be given that any particular permit or approval will be obtained or upheld on judicial review.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals.  Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us.  We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.  In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property.  The costs of removal or remediation could be substantial.  Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.  The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act), or similar laws of foreign jurisdictions.  Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with such laws.  However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

Any apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act.  Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable.  The Disabilities Act does not, however, consider residential properties, such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

If we invest in apartment communities, we must comply with the Fair Housing Amendment Act, which may decrease our cash flow from operations.

We also must comply with the Fair Housing Amendment Act of 1988 (FHAA), which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.  Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA.  Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements.  Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property.  However, in some instances we may sell our properties by providing financing to purchasers.  If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders.  There are no limitations or restrictions on our ability to take purchase money obligations.  We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property.  The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We anticipate that we will acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds.  In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders.  We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt.  However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected.  In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default.  For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure.  We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.  If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.  In addition, since we intend to liquidate within three to six years after the termination of this offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms.  If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced.  If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies.  In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender.  Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Behringer Harvard Opportunity Advisors II as our advisor or impose other limitations.  Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Interest only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest only mortgage indebtedness.  During the interest only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan.  The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period.  After the interest only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity.  These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan.  If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates.  Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate.  In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment.  Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you.  In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity.  Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property.  At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.  The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.  In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.  Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).  We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.  Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria.  High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants.  These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies.  Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.  Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are generally unsecured and also may be subordinated to other obligations of the issuer.  As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn.  These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment.  Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment.  As a result, we may not recover some or all of our investment.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rates exposure and the uncertainty of foreign laws and markets.

We may purchase real estate-related securities denominated in foreign currencies.  A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments.  Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We expect that a portion of any real estate-related securities investments we make will be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws.  As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.  The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related securities investments to be reduced.

Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stock.  Generally, when market interest rates rise, the market value of these securities declines, and vice versa.  In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing.  As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment.  On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities.  As a result, repurchases decrease, thereby extending the average maturity of the securities.  We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We have not made any investments in real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, collateralized mortgage-backed securities, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests.  We are focused, however, on acquiring interests in commercial properties.  We may not have the expertise necessary to maximize the return on real estate- related securities.  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.  The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations.  Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer – time that otherwise could be allocated to managing our business.  These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

Commercial mortgage-backed securities (CMBS) are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

If we use leverage in connection with our investment in CMBS, the risk of loss associated with this type of investment will increase.

We may use leverage in connection with our investment in CMBS. Although the use of leverage may enhance returns and increase the number of investments that can be made, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying securities acquired. Therefore, such financing may mature prior to the maturity of the CMBS acquired by us. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing.  We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the CMBS subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying CMBS.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans

We do not have substantial experience investing in mortgage, bridge or mezzanine loans, which could adversely affect our return on our loan investments.

Neither our advisor nor any of our affiliates has any substantial experience investing in mortgage, bridge or mezzanine loans.  We may make such investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio.  If we decide to make mortgage, bridge or mezzanine loans or acquire them, we may not have the expertise necessary to maximize the return on our investment in these types of loans.

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels.  We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans.  If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans in the event we sell them.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates.  If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.  If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease.  Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets.  For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans.  The resulting time delay could reduce the value of our investment in the defaulted loans.  An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims.  In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.  These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities and/or regulation by foreign jurisdictions and subject to various laws and judicial and administrative decisions.  We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.  If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner.  See “- General Risks Related to Investments in Real Estate” above.

The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge or mezzanine loans, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.  If our advisor determines that it is in our best interest to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all of our properties.

Risks Associated with Section 1031 Tenant-in-Common Transactions

We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Tenant-in-Common transactions.

Behringer Development, an affiliate of our advisor, or its affiliates (Behringer Harvard Exchange Entities) regularly enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.  Section 1031 tenant-in-common transactions (Section 1031 TIC Transactions) are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code (1031 Participants).  We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions.  Specifically, at the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing:  (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; and/or (3) we will provide security for the guarantee of such bridge loans.  Although our participation in Section 1031 TIC Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants.  Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value.  In certain Section 1031 TIC Transactions it is anticipated that we would receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions.  Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us.  We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants.  Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders.  In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.  For a more detailed discussion of Section 1031 TIC Transactions, see “Investment Objectives and Criteria - Section 1031 Tenant-in-Common Transactions.”  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - 1031 Exchange Program.”

We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 Tenant-in-Common transactions.

We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks.  Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value.  Furthermore, the Internal Revenue Service may determine that the sale of tenant-in-common interests is a “prohibited transaction” under the Internal Revenue Code, which would cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders.  The Internal Revenue Service may conduct an audit of the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange.  We may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests.  In addition, as a seller of tenant-in-common interests, we will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction.  Any alleged failure by us to comply with these requirements could expose us to risks of litigation.  Any amounts we are required to expend defending claims brought against us will reduce the amount of funds available for us to invest in properties or other investments and may reduce the amount of funds available for distribution to our stockholders.  In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.  For a more detailed discussion of Section 1031 TIC Transactions, see “Investment Objectives and Criteria  Section 1031 Tenant-in-Common Transactions.”  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations – Tax Aspects of Our Operating Partnership – 1031 Exchange Program.”

A portion of the properties we acquire may be in the form of tenant-in-common or other co-tenancy arrangements.  We will be subject to risks associated with such co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

We may enter in tenant-in-common or other co-tenancy arrangements with respect to a portion of the properties we acquire.  Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate, including the following:

•                  the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•                  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•                  the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•                  the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•                  the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

•                  the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants.  Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such co-tenancy interests. In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests.  Therefore, we may not be able to sell our interest in a property at the time we would like to sell.  Finally, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in Section 1031 TIC Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

Section 1031 TIC Transaction agreements we may enter that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future.  Furthermore, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Our operating results will be negatively affected if our investments, including investments in tenant-in-common interests promoted by our affiliates, do not meet projected distribution levels.

Behringer Harvard Holdings and its affiliates have promoted a number of tenant-in-common real estate projects.  Some of these projects have not met the distribution levels anticipated in the projections produced by Behringer Harvard Holdings and its affiliates.  In addition, certain other projects have not achieved the leasing and operational thresholds projected by Behringer Harvard Holdings and its affiliates.  If projections related to our investments, including any tenant-in-common interests in which we invest, are inaccurate, we may pay too much for an investment and our return on our investment could suffer.

Specifically, several tenant-in-common investment programs have not benefited from expected leasing improvements.  Behringer Harvard Holdings has provided support for some of these programs in the form of leases for vacant space and other payments.  In addition, the Beau Terre Office Park tenant-in-common program, as described under “Prior Performance Summary – Private Programs – Other Private Offerings,” is currently underperforming relative to projections that were based seller representations that Behringer Harvard Holdings now believes to be false.  With respect to this program, Behringer Harvard Holdings has completed a settlement with the investors to support their returns and is pursuing a claim against the seller and others on behalf of the investors and itself.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Prior to the commencement of this offering, we expect DLA Piper US LLP to render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2007 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2007.  This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets.  However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper US LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents DLA

Piper US LLP’s legal judgment based on the law in effect as of the date of this prospectus.  DLA Piper US LLP’s opinion is not binding on the Internal Revenue Service or the courts.  Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates.  In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status.  Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability.  In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions.  If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

In light of our opportunistic investment strategy, it is possible that one or more sales of our properties may be considered “prohibited transactions” under the Internal Revenue Code.  Any subdivision of property, such as the sale of condominiums, would almost certainly be considered such a prohibited transaction.  See “Federal Income Tax Considerations – Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all income that we derive from such sale would be subject to a 100% penalty tax.  The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax.  A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than four years prior to its sale.  See “Federal Income Tax Considerations – Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  Given our opportunistic investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a TRS or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes).  However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor.  Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forgo the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax.  In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax.  If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS.  Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders.  Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS.  This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders.  As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction.  The maximum federal corporate income tax rate currently is 35%.  Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

As a REIT, the value of the non-mortgage securities we hold in all of our TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter.  If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 20% of the value of our total assets at the end of any calendar quarter, then we would fail to qualify as a REIT.  If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT.  Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate.  Distributions paid to us from a TRS are considered to be non-real estate income.  Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year.  We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification.  See “Federal Income Tax Considerations – Taxation of the Company – Requirements for Qualification as a REIT – Operational Requirements – Gross Income Tests.”  In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates may enter into a number of contractual arrangements with Behringer Harvard Exchange Entities whereby we will guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity.  In consideration for entering into these agreements, we will be paid fees that could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification.  If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.  We will use commercially reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to the 100% penalty tax.  If this occurs, our ability to make cash distributions to our stockholders will be adversely affected.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital.   In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value.  As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.  See “Summary of Distribution Reinvestment Plan and Automatic Purchase Plans – Federal Income Tax Considerations.”

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

We intend to maintain the status of Behringer Harvard Opportunity OP II, our operating partnership, as a partnership for federal income tax purposes.  However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as an entity taxable as a partnership, Behringer Harvard Opportunity OP II would be taxable as a corporation.  In such event, this would reduce the amount of distributions that the operating partnership could make to us.  This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income.  This would substantially reduce the cash available to us to make distributions and the return on your investment.  In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership.  Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example, if we have net income from a “prohibited transaction,” such income will be subject to the 100% penalty tax.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs.  We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income.  In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.  Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

We will acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the U.S.  As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities.  The country in which the real property is located may impose such taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in such real property or securities.  If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you.  Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you.  We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments.  Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the U.S.  Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you.  You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

We expect to make investments in real estate located outside of the United States.  Such investments will typically be structured to minimize non-U.S. taxes, and generally include the use of holding companies.  Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations.  For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself.  Buyers of such entities, however, will often discount their purchase price by any inherent or expected tax in such entity.  Additionally, the pool of buyers for interests in such holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively effecting the return on the investment.

We will also capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction.  Such capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors.  For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors will generally benefit as such investment will no longer generate unrelated business taxable income.  However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.

Foreign investments are subject to changes in foreign tax or other laws.  Any such law changes may require us to modify or abandon a particular holding structure.  Such changes may also lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications.  Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Equity participation in mortgage, bridge, mezzanine or other loans may result in taxable income and gains from these properties that could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property for federal income tax purposes.  This could affect our ability to qualify as a REIT.

Risks Related to Investments by Tax-Exempt Entities and Benefit Plans Subject to ERISA

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares.  If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•                  your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•                  your investment will not impair the liquidity of the plan or IRA;

•                  your investment will not produce “unrelated business taxable income” for the plan or IRA;

•                  you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies.  In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.  For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “Investment by Tax-Exempt Entities and ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Such statements include, in particular, statements about our plans, strategies and prospects.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry.  You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could, “ “should” and variations of these words and similar expressions.  You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 200,000 shares, (2) the maximum offering of 100,000,000 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan, and (3) the maximum offering of 125,000,000 shares, respectively, pursuant to this offering.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  Assuming the maximum offering amount of $1,237,500,000 is raised, we expect to use approximately 91.1% of the gross proceeds raised in this offering (89.0% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 88.5% of the gross proceeds if the maximum offering is raised (86.4% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 2.6% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves.  The remaining gross proceeds from the offering, up to 8.9% if the maximum offering is raised (up to 11.0% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our proposed share redemption program.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans and other real estate-related investments.  Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees and/or from borrowings (including borrowings secured by our assets) until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions.  Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 91.1% of the gross proceeds of this offering (89.0% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan).  See “Description of Shares – Distributions.”

Our fees and expenses, as listed below, include the following:

•                  Selling commissions and dealer manager fee, which consist of selling commissions of up to 7% of aggregate gross offering proceeds (no selling commissions will be paid with respect to sales under our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor.  Behringer Securities will reallow its 7% selling commission to other broker-dealers participating in the offering of our shares.  Pursuant to separately negotiated agreements, Behringer Securities also may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  Under the rules of the NASD, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses.  We limit bona fide due diligence expenses to 0.5% of our gross offering proceeds.  See the “Plan of Distribution.”

•                  In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we will pay our advisor 1.5% of the gross proceeds from the primary offering for other organization and offering expenses less any organization and offering expenses we pay directly (other than selling commissions and the dealer manager fee).  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross proceeds from the primary offering, without recourse against or reimbursement by us.  No payment or reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan.  Our contractual obligation to reimburse our advisor for organization and offering expenses is limited to the extent set forth in the following table.  We may not amend our advisory management agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees (including our dealer manager’s legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers.

•                  Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments.  We will pay our advisor acquisition and advisory fees of 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets.  Acquisition and advisory fees do not include acquisition expenses.

•                  Our advisor and its affiliates will be reimbursed for all third-party expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

	MINIMUM PRIMARY OFFERING OF 200,000 SHARES(1)		MAXIMUM PRIMARY OFFERING OF 100,000,000 SHARES (1)		MAXIMUM TOTAL OFFERING OF 125,000,000 SHARES(1)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$1,237,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	190,000	9.5	95,000,000	9.5	95,000,000	7.7
Organization and Offering Expenses (2)	30,000	1.5	15,000,000	1.5	15,000,000	1.2
Amount Available for Investment	$1,780,000	89.0%	$890,000,000	89.0%	$1,127,500,000	91.1%
Acquisition and Development Expenses:
Acquisition and Advisory Fees (3)	43,204	2.2	21,601,942	2.2	27,366,505	2.2
Acquisition Expenses (4)	8,641	0.4	4,320,388	0.4	5,473,301	0.4
Initial Capital Reserve (5)	—	—	—	—	—	—
Amount Estimated to Be Invested (6)	$1,728,155	86.4%	$864,077,670	86.4%	$1,094,660,194	88.5%

(1)          Assumes $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold in the distribution reinvestment plan.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)          We currently estimate that approximately $0.9 million of organization and offering expenses (excluding selling commissions and the dealer manager fee) will be incurred if we raise the minimum offering of 200,000 shares.  However, of such amount, only $30,000 will be paid by us, and the balance will be paid by our advisor.  Our advisor will receive funds to pay such expenses from capital contributions from affiliates of our advisor.  Organization and offering expenses must be reasonable.  Any organizational and offering expenses (excluding selling commissions and the dealer manager fee) exceeding 1.5% of the gross proceeds from our primary offering will be paid by the advisor or an affiliate of the advisor and not reimbursed by us.  No organization and offering expenses will be paid with respect to sales under our distribution reinvestment plan.  Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(3)          For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments.  However, it is our intent to leverage our investments with debt.  Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).  We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.

Assuming we sell the maximum amount of $1,000,000,000 of shares in the primary offering, we use debt financing equal 75% of the aggregate value of all our assets, no capital reserves and we do not reinvest the proceeds of any sales of investments, $3,560,000,000 would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $2,670,000,000 would be debt financing).  Of the $3,560,000,000 available for investment, $102,911,651 of this would be used for payment of acquisition fees and expenses related to the selection and acquisition of our investments, and $26,700,000 would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us (including any refinancing of debt).

(4)          Our advisor and its affiliates will be reimbursed for all third-party expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions but the amount is not limited to any specific amount.

(5)          Estimates for capital needs and capital improvements throughout the life of each property will be established on a property-by-property basis in our discretion at the time the property is acquired and as required by any lender.  Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a capital reserve for use during the entire life of the property or reserved for such on our books.  Through continual reprojection and annual budgeting processes, capital reserves will be adjusted.  If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property.  Capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures.

(6)          We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our proposed share redemption program.

Until required in connection with the acquisition and development of properties and investment in other real-estate related investments, substantially all of the net proceeds of this offering and, thereafter, capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  The board is responsible for the management and control of our affairs.  The board has retained Behringer Harvard Opportunity Advisors II to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision.  Our independent directors will review and ratify our charter at the first meeting of our board at which independent directors comprise a majority of our board, as required by our charter.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors.  At any time after there is more than one record holder of common shares, there may not be fewer than three or more than 15 directors, subject to increase or decrease by the affirmative vote of 80% of the directors then serving on our board.  Our charter provides that a majority of our directors must be independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years.  We will appoint at least three directors prior to the commencement of this offering, a majority of whom will be independent directors.  Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.  At least one of the independent directors must have at least three years of relevant real estate experience.  We expect all of our directors will have three years of real estate experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.  Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal.  The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors.  Independent directors shall nominate replacements for vacancies in the independent director positions.  If at any time there are no directors in office, successor directors shall be elected by the stockholders.  Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require.  The directors will meet quarterly or more frequently if necessary.  We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors.  Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor.  Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.  The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus.  The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.  We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.  In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates.  The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out.  Specifically, the independent directors will consider factors such as:

•                  the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities;

•                  rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•                  the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

After we accept any subscriptions for the purchase of shares in this offering, none of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates.  In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions.  However, prior to the commencement of this offering, our board will establish an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting.  Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee will meet on a regular basis at least four times a year.  We expect our audit committee to have at least two members.  Each member of the audit committee will be an independent director.  Once adopted, we will post our Audit Committee Charter on Behringer Harvard Funds’ web site at www.behringerharvard.com.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process.

Compensation Committee

Our board of directors will also establish a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees.  We expect the compensation committee will be composed of at least two independent directors.  The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors. Once adopted, we will post our Compensation Committee Charter on Behringer Harvard Funds’ web site at www.behringerharvard.com.

Nominating Committee

We also expect our board to establish a nominating committee that will be comprised of at least two independent directors.  The nominating committee will recommend nominees to serve on our board of directors.  The nominating committee will have a written charter approved by the board of directors, which will be posted on the web site of Behringer Harvard Funds at www.behringerharvard.com.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates.  The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Robert M. Behringer	59	Chief Executive Officer, Chief Investment Officer and Chairman of the Board
Robert S. Aisner	60	President and Chief Operating Officer
Gerald J. Reihsen, III	48	Executive Vice President – Corporate Development & Legal and Secretary
Gary S. Bresky	40	Executive Vice President and Chief Financial Officer
M. Jason Mattox	31	Executive Vice President
Jon L. Dooley	55	Executive Vice President – Real Estate
†		Independent Director
†		Independent Director

*As of May 31, 2007
†To be named by amendment.

Robert M. Behringer is our Chief Executive Officer, Chief Investment Officer and the Chairman of our Board.  Mr. Behringer also serves as the Chief Executive Officer of Behringer Harvard Opportunity Advisors II, our advisor.  He is also the founder, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent corporation of our advisor.  Mr. Behringer also serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I, both publicly registered real estate investment trusts.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States.  The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes an additional 55 properties, with over 11 million square feet of office, retail, industrial, apartment, hotel, and recreational properties.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer also was a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner is our President and Chief Operating Officer.  In addition, Mr. Aisner also serves as President, Chief Operating Officer and a director of Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I.  Mr. Aisner is also President of the other Behringer Harvard companies, including our advisor.  Mr. Aisner has over 30 years of commercial real estate experience.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT focused on the development, acquisition and management of upscale apartment communities and serves as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversees all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Gerald J. Reihsen, III is our Executive Vice President – Corporate Development & Legal and Secretary.  He also serves in these capacities with Behringer Harvard Opportunity Advisors II and in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I, Inc., a private real estate investment trust.  Mr. Reihsen is also President of Behringer Securities.

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings.  Prior to joining Behringer Harvard in 2001, for the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney.  After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998.  In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000.  In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm.  In 2000 and 2001, Mr. Reihsen was employed as the Vice President – Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc.  Mr. Reihsen holds NASD Series 7, 24, 27 and 63 registrations.  Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky is our Executive Vice President and Chief Financial Officer.  Mr. Bresky is also the Executive Vice President, Chief Financial Officer and Treasurer of Behringer Harvard Opportunity Advisors II and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.

Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years.  Prior to joining Behringer Harvard in 2002, Mr. Bresky served as a Senior Vice President of Finance with Harvard Property Trust, Inc from 1997 to 2001.  In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions of the company.  Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts.  His experience included conducting annual audits, preparing public securities reporting compliance filings and real estate securities registration statements for his clients.  From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million.  From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management.  Mr. Bresky holds NASD Series 7, 24, 27 and 63 registrations.  Mr. Bresky received a Bachelor of Arts degree from the University of California – Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox is our Executive Vice President.  He also serves as an Executive Vice President of Behringer Harvard Opportunity Advisors II and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.

From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds NASD Series 7, 24 and 63 registrations.  Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Jon L. Dooley serves as Executive Vice President – Real Estate.  Mr. Dooley holds a similar position with Behringer Harvard Opportunity Advisors II and has served in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.  Mr. Dooley has over 25 years of commercial real estate experience.  From June 2002 until May 2003, he served as one of the independent directors of Behringer Harvard REIT I, our affiliate.  In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company (since acquired by CB Richard Ellis Group, Inc.).  For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a commercial real estate investment company and its predecessor, Equitable Real Estate Investment Management, Inc.  In 1997, Mr. Dooley became a principal with Lend Lease.  Prior to that, Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc.  Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves.  The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations.  The chief executive officer oversees the advisory services performed by our advisor.

The president reports to the chief executive officer, and has, subject to the control of the chief executive officer and the board, responsibility for the active supervision and management over our day-to-day operations and over our officers, assistants, agents and employees who are subordinate to the president.

The chief operating officer reports to the president and, subject to the control of the president and the board of directors, has responsibility for the active supervision of our day-to-day operations and over our employees, subordinate officers, assistants and agents.

The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

Each vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

The secretary maintains minutes of all meetings of the board of directors, of each committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings.  The secretary has charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at our office during business hours.  The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

Compensation of Directors

We will pay each of our independent directors $1,250 per month plus $500 for each board or committee meeting the director attends in person or by phone.  We will pay the chairman of our Audit Committee $1,000 (rather than $500) for each meeting of the Audit Committee he attends.  Additionally, we will issue each independent director 1,000 shares of restricted stock on the date he or she first becomes a director and upon each person’s re-election as a director pursuant to our Incentive Award Plan, which we expect to adopt prior to commencement of this offering.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  If a director is also an employee of us or our affiliates, or an employee of Behringer Harvard Opportunity Advisors II or its affiliates, we do not pay compensation for services rendered as a director.

Incentive Award Plan

Prior to the commencement of this offering we expect to adopt an Incentive Award Plan that provides for the grant of equity awards to our employees, directors and consultants and those of our affiliates.  A total of 10,000,000 shares will be authorized and reserved for issuance under the Incentive Award Plan.  We expect to issue each of our independent directors 1,000 shares of restricted common stock on the date he or she first becomes a director and upon each person’s re-election as a director.  During this offering, the fair market value of shares of restricted stock at the time of grant will be equal to the price of shares in our primary offering less selling commissions and the dealer manager fee.

The purpose of our Incentive Award Plan is to enable us and our affiliates, including Behringer Harvard Opportunity Advisors II, BHO Partners II, Behringer Harvard Opportunity OP II, Behringer Harvard Partners, Behringer Securities, and HPT Management Services, (1) to provide an incentive to employees and directors and consultants of us and our affiliates to increase the value of our shares, (2) to give such persons a stake in our future that corresponds to the stake of each of our stockholders, and (3) to obtain or retain the services of these persons who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

Our Incentive Award Plan will be administered by our board of directors, which may delegate such authority to the compensation committee of the board or such other persons as may be allowed under Maryland law.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards to our employees, directors and consultants and employees, directors and consultants of our affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.

Awards granted under our Incentive Award Plan will be evidenced by an incentive award agreement, which will contain such terms and provisions as the plan administrator shall deem appropriate except as otherwise specified in the Incentive Award Plan.  Shares issued under our Incentive Award Plan will be restricted shares under federal securities law and will be subject to limitations on resale until such time as we file a registration statement covering the resale of such shares.

Currently, we plan to grant restricted stock under the Incentive Award Plan.  Restricted stock is a grant of shares that may not be sold or disposed of and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator.  A participant granted restricted stock generally has all of the rights of one of our stockholders, including the right to receive distributions, unless otherwise determined by the plan administrator.

Awards issued under our Incentive Award Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights may be transferred as a bona fide gift to immediate family members and trusts and partnerships established for such immediate family members.

No option or warrant will be granted to a promoter, director, officer, employee, 5% stockholder or affiliate with an exercise price of less than 85% of the fair market value of our common stock as of the date of grant as determined by our board of directors.

To the extent we undergo a change of control, the Incentive Award Plan provides that outstanding awards may be assumed or substituted in accordance with their terms.  If the awards are not assumed or substituted, then the plan administrator may take any of the following actions, contingent on the consummation of the change of control and in accordance with the terms of such change of control: (1) accelerate the vesting of all or part of the award; (2) cancel such awards to the extent the awards are not exercised, are not exercisable or are out-of-the-money; or (3) cancel such awards for a payment of cash or our shares.  A change of control means any transaction or series of transactions where we sell, transfer, lease, exchange or otherwise dispose of at least 85% of our assets or a transaction where persons who are not our current stockholders acquire enough of an interest in us, so that our stockholders prior to such transaction no longer have 50% or more of our voting power.  In the event of any corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that does not qualify as a change of control, the awards will be assumed, continued or substituted.

Upon a stock split, stock dividend or other change in our capitalization, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant the Incentive Award Plan.  A corresponding adjustment to the exercise price of any options or other awards granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.  In the event of a corporate transaction (as described under Section 424(a) of the Internal Revenue Code) that provides for the assumption or substitution of the awards, an appropriate adjustment will also be made.

Fair market value as of a given date for purposes of our Incentive Award Plan is defined generally to mean:

•                  the closing sale price for such date, if the shares are traded on a national stock exchange;

•                  the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange; or

•                  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, our charter, and federal and state securities laws.

Our charter requires us to indemnify and hold harmless our directors, officers, employees, agents, Behringer Harvard Opportunity Advisors II and its affiliates to the maximum extent permitted by Maryland law for losses if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•                  in the case of non-independent directors, Behringer Harvard Opportunity Advisors II or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable.  Further, our charter prohibits the indemnification of our directors, Behringer Harvard Opportunity Advisors II, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors, Behringer Harvard Opportunity Advisors II and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking exculpation or indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Behringer Harvard Opportunity Advisors II.  Some of our officers and directors are also officers and managers of our advisor.  Behringer Harvard Opportunity Advisors II has contractual responsibility to us and our stockholders pursuant to the advisory management agreement.

The executive officers and manager of Behringer Harvard Opportunity Advisors II are as follows:

Name	Age*	Position

Robert M. Behringer	59	Chief Executive Officer and Sole Manager
Robert S. Aisner	60	President
Gerald J. Reihsen, III	48	Executive Vice President – Corporate Development & Legal and Secretary
Gary S. Bresky	40	Chief Financial Officer and Treasurer
M. Jason Mattox	31	Executive Vice President

*As of May 31, 2007

For more information regarding the background and experience of Messrs. Behringer, Aisner, Reihsen, Bresky and Mattox, see “– Executive Officers and Directors” above.

Key Employees

In addition to the executive officers listed above, Behringer Harvard Opportunity Advisors II relies on key personnel employed by other Behringer Harvard-affiliated entities. These persons have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. James D. Fant,

Senior Vice President – Real Estate of Behringer Harvard Opportunity Advisors II, and Samuel A. Gillespie, Senior Vice President – Funds Management of Behringer Harvard Opportunity Advisors II, are non-executive personnel who are important to our success.

James D. Fant is Senior Vice President – Real Estate of Behringer Harvard Opportunity Advisors II and serves in this capacity with other Behringer Harvard companies.  He joined Behringer Harvard in April 2005.  Mr. Fant has been in the commercial real estate business since 1983 primarily in investment advisory services, project development, and investment sales.  From October 2002 until March 2005, Mr. Fant was the founder of an advisory business providing financial and real estate services to small businesses.  From March 2000 until September 2002, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates, sourcing opportunity acquisitions and ground up development transactions with local development partners in the mid continent region of the country.  From October 1998 until February 2000, he served as Vice President for Metro-American Developers and Investors sourcing development and investment opportunities.  Mr. Fant served in multiple capacities for MEPC American Properties from December 1983 until September 1998.  As Senior Vice President, his responsibilities included acquisitions and dispositions, project development and asset management in markets throughout the country.  Mr. Fant has experience in a variety of product types including office, industrial, and retail.  Mr. Fant received a B.B.A. from the University of Texas at Arlington, is a Certified Public Accountant licensed in the State of Texas and is a Licensed Real Estate Salesman.

Samuel A. Gillespie is Senior Vice President – Funds Management of Behringer Harvard Opportunity Advisors II and serves in this capacity with other Behringer Harvard companies.  He joined Behringer Harvard in November 2004.  Mr. Gillespie has 22 years of experience in the commercial real estate industry, all with Trammell Crow Company prior to joining Behringer Harvard.  His most recent position was as Managing Director of National Accounts, where he was responsible for providing senior level leadership for Trammell Crow Company’s largest institutional customers, representing 175 million square feet and $135,000,000 in revenue. Prior to that, Mr. Gillespie was Partner in Charge of Trammell Crow’s Indianapolis office from 1986-1997, developing three million square feet of office and warehouse space valued at over $100,000,000 as well as assembling, rezoning and financing three complex land sites totaling 500 acres.  Mr. Gillespie began his career as a leasing agent in Oklahoma City in 1983, representing Trammell Crow’s office and warehouse portfolio to the tenant and brokerage community, where he negotiated over 850,000 square feet of leases in a three year period.  Mr. Gillespie graduated summa cum laude in 1981 with a Bachelor’s Degree in Accounting from Texas A&M University.

The Advisory Management Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below.  In some instances our advisor may contract with an affiliated entity to provide certain services requiring state specific licenses to be performed under the advisory management agreement.  This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties.  Under the terms of the advisory management agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors.  Our advisor has a fiduciary duty and responsibility to us and our stockholders.  In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•                  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•                  structure the terms and conditions of our acquisitions, sales and joint ventures;

•                  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments on our behalf in compliance with our investment objectives and policies;

•                  arrange for financing and refinancing of properties and other investments;

•                  enter into leases and service contracts for the properties and other investments;

•                  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans;

•                  assist us in obtaining insurance;

•                  generate an annual budget for us;

•                  review and analyze financial information for each property and the overall portfolio;

•                  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•                  perform investor-relations services;

•                  maintain our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•                  engage and supervise the performance of our agents, including our registrar and transfer agent; and

•                  perform any other services reasonably requested by us.

The advisory management agreement will have a one-year term that may be renewed for an unlimited number of successive one-year periods.  It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory management agreement.  The criteria used in such evaluation will be reflected in the minutes of such meeting.  Our advisory management agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange.  In addition, either party may terminate the advisory management agreement immediately upon a change of control of us or upon 60 days’ written notice without penalty.  If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors.  In the event of the termination of our advisory management agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.  Upon termination of the advisory management agreement between us and our advisor, our advisor may be entitled to a subordinated disposition fee, and an affiliate of our advisor may be entitled to convert our convertible stock into common stock.  See “Management – Management Compensation.”  We cannot use the name “Harvard” or “Behringer” if we no longer retain Behringer Harvard Opportunity Advisors II as our advisor.

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business.  However, pursuant to the advisory management agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. See “Risk Factors – Risks Related to Conflicts of Interest.”  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.  Our advisor may assign the advisory management agreement to an affiliate upon approval of a majority of our independent directors.  We may assign or transfer the advisory management agreement to a successor entity.

Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors.  The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

We will reimburse our advisor for all of the costs and expenses that are in any way related to the operation of our company or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us.  The costs and expenses include, but are not limited to:

•                  organization and offering expenses (other than selling commissions and dealer manager fees) in an amount of 1.5% of the gross proceeds from the primary offering less any organization and offering expenses we pay directly.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of the gross proceeds from the primary offering, without recourse against or reimbursement by us.  No payment or reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan.  Our contractual obligation to reimburse our advisor for organization and offering expenses is limited as set forth above.  We may not amend our advisory management agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

•                  the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•                  third-party acquisition expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•                  administrative service expenses;

•                  all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                  audit, accounting and legal fees paid to third parties;

•                  premiums and other associated fees for insurance policies including director and officer liability insurance;

•                  taxes and assessments on income or real property and taxes; and

•                  transfer agent and registrar’s fees and charges paid to third parties.

Generally, we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of:  (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Our advisor will be paid fees in connection with services provided to us.  Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory management agreement and, in some circumstances, will also be paid a disposition fee relating to the disposition of our assets prior to the termination of the advisory management agreement.  See “– Management Compensation” below.

Stockholdings

In connection with our formation, Behringer Harvard Holdings, an affiliate of our advisor, acquired 22,471 shares of common stock, which represents all of our outstanding shares of common stock, for an aggregate purchase price of $200,000.  As described below, Behringer Harvard Holdings also owns all of our issued and outstanding shares of convertible stock.  Our wholly-owned subsidiary, BHO Business Trust II, owns 19,101 partnership units of Behringer Harvard Opportunity OP II, our operating partnership, for which it has contributed $170,000 and which constitutes 99.9% of the partner units outstanding as of the date of this prospectus.  BHO Partners II, our wholly owned subsidiary, is the sole general partner and owner of a 0.1% partnership interest in Behringer Harvard Opportunity OP II.  Behringer Harvard Holdings and BHO Business Trust II may not sell any of these securities during the period Behringer Harvard Opportunity Advisors II serves as our advisor, except for transfer of such securities to their affiliates.  In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.  Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares.  Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract or transaction with our advisor or any of its affiliates.  For a more general discussion of Behringer Harvard Opportunity OP II, see the section of this prospectus captioned “The Operating Partnership Agreement.”

In addition, we issued Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our convertible stock for an aggregate purchase price of $1,000.  Under certain circumstances, these shares may be converted into shares of our common stock.  No additional consideration is due upon the conversion of the convertible stock.  The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value on the date of determination of the number of shares issuable upon such conversion equal to 15% of the amount by which our enterprise value plus the aggregate value of distributions paid to the date of determination on then outstanding shares of our common stock exceeds the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors.  The shares of convertible stock will be converted into shares of common stock upon the occurrence of certain events.  The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests.  See “Description of Shares – Convertible Stock.”

Affiliated Companies

Property Manager

HPT Management Services (HPT Management), our property manager, will be responsible for property management and leasing services for our properties.  In some instances HPT Management may contract with an affiliated entity to provide certain property management and leasing services requiring state specific licenses.  IMS, LLC is the sole general partner of HPT Management, and Behringer Harvard Partners is the sole limited partner of HPT Management.  Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners.  Robert M. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management.  He is also the sole manager of IMS and a manager of Behringer Harvard Partners.  See “Conflicts of Interest.”  The principal officers of HPT Management are as follows:

Name	Age*	Positions

Robert M. Behringer	59	Chief Executive Officer
Robert S. Aisner	60	President and Chief Operating Officer
Gerald J. Reihsen, III	48	Executive Vice President – Corporate Development & Legal and Secretary
Gary S. Bresky	40	Chief Financial Officer and Treasurer
M. Jason Mattox	31	Executive Vice President
Jon L. Dooley	55	Executive Vice President – Real Estate

*As of May 31, 2007

For more information regarding the background and experience of Messrs. Behringer, Aisner, Reihsen, Bresky, Mattox and Dooley, see “Management –Executive Officers and Directors.”

HPT Management is engaged in the business of real estate management.  It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects for other Behringer Harvard-sponsored programs.  As of July 31, 2006, HPT Management, together with its subsidiary, Behringer Harvard TIC Management Services LP, was managing in excess of 11 million square feet of office buildings for real estate programs sponsored by Robert M. Behringer.  We will pay HPT Management property management fees equal to

4.5% of the gross revenues from the properties managed by HPT Management.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues from the property.  In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.

In addition to the property management fee or oversight fee, if HPT Management provides leasing services with respect to a property, we will pay HPT Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HPT Management may subcontract the performance of its property management and leasing duties to third parties and HPT Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.  We will reimburse the costs and expenses incurred by HPT Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HPT Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other third party charges, including fees and expenses of third-party accountants, will be reimbursed.  In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant.  This fee will not exceed 5% of the cost of the tenant improvements.

HPT Management subcontracts most on-site property management duties to other management companies with experience in the applicable markets.  These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor.  Currently, HPT Management subcontracts the majority of its on-site property management duties to Trammell Crow Company.  In its capacity as subcontractor for on-site property management, Trammell Crow performs most of the day-to-day, on-site property management services.  HPT Management nonetheless continues to closely supervise any subcontracted, on-site property managers.  HPT Management also will be responsible for paying such subcontractors’ fees and expenses.  We will have no obligation to make any payments to the subcontractors, unless we and HPT Management otherwise agree in writing.  In addition, HPT Management remains directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal, and banking services), and general property level problem solving.  To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel.  For any properties for which the on-site management is subcontracted, HPT Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations.  Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•                  HPT Management;

•                  subsidiaries of and partnerships organized by HPT Management and its affiliates; and

•                  other persons or entities owning properties managed by HPT Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.  HPT Management is continuously considering alternatives to provide the most efficient property management services to us.

The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities.  Pursuant to separately negotiated agreements, however, our company and HPT Management may agree that HPT Management will supervise the construction and/or installation of certain capital improvements or other major repairs outside of normal maintenance and repair at any property.  In such case, our company will pay additional compensation to HPT Management pursuant to such separately negotiated agreements.  Our property management agreement with HPT Management has an initial term of seven years ending             , 2014, and is subject to successive seven-year renewals unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term.  We may also terminate the agreement upon 30 days’ prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.  If we materially breach our obligations under the agreement and such breach remains uncured for a period of ten days after written notification of such breach, the property manager may terminate the agreement.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HPT Management, retain a third-party to provide leasing services with respect to our properties.  If we retain a third-party to provide leasing services with respect to our properties, we will have no obligation to pay HPT Management leasing fees to the extent that such leasing services are required to be provided by the third-party.

The principal office of HPT Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Dealer Manager

Behringer Securities, our dealer manager, is a member firm of the NASD.  Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard-sponsored programs.

Behringer Securities provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.  It may also sell a limited number of shares at the retail level.  Behringer Securities intends to reallow the selling commissions to participating broker-dealers.  No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services, provided that no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan.  “– Management Compensation” below and “Plan of Distribution.”

Harvard Property Trust, LLC is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Harvard Partners.  Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and a manager of Behringer Harvard Partners and Harvard Property Trust.  See “Conflicts of Interest.”  The principal officers of Behringer Securities are as follows:

Name	Age*	Positions

Robert M. Behringer	59	Chief Executive Officer
Gerald J. Reihsen, III	48	President
Jeffrey S. Schwaber	45	Executive Vice President – National Sales Director
Gary S. Bresky	40	Chief Financial Officer and Treasurer
M. Jason Mattox	31	Executive Vice President and Secretary

*As of May 31, 2007

For more information regarding the background and experience of Messrs. Behringer, Reihsen, Bresky and Mattox, see “Management – Executive Officers.”

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management and leasing of these investments will reside with Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.  Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives.  Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

Although we have executive officers who will manage our operations, we do not have any paid employees.  We will pay each of our independent directors $1,250 per month plus $500 for each board and committee meeting the director attends ($1,000 per audit committee meeting attended in the case of the chairman of the audit committee).  Additionally, we will issue each independent director 1,000 shares of restricted stock on the date he or she first becomes a director and upon each person’s re-election as a director pursuant to our Incentive Award Plan.  See “– Compensation of Directors” above.  The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Harvard Opportunity Advisors II, Behringer Securities and their affiliates during the various phases of our organization and operation.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Offering Stage
Selling Commissions – Behringer Securities (2)

Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Behringer Securities will reallow 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales under the distribution reinvestment plan.

$140,000/ $70,000,000
Dealer Manager Fee – Behringer Securities (3)

Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. No dealer manager fee will be paid for sales under the distribution reinvestment plan.

$50,000/ $25,000,000
Other Organization and Offering Expenses – Behringer Harvard Opportunity Advisors II or its affiliates

A flat fee of 1.5% of the gross proceeds from the primary offering less any organization and offering expenses we pay directly (other than selling commissions and the dealer manager fee). No payment in respect of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, in excess of the limit set forth above.We may not amend our advisory management agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

$30,000/ $15,000,000

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Acquisition and Development Stage
Acquisition and Advisory Fees – Behringer Harvard Opportunity Advisors II or its affiliates (4) (5)	2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets.	$43,204/ $27,366,505(6) (assuming no debt financing to purchase assets) $171,519/ $85,759,809 (assuming debt financing equal to 75% of the aggregate value of our assets)
Acquisition Expenses – Behringer Harvard Opportunity Advisors II or its affiliates (4)(5)

Our advisor and its affiliates will be reimbursed for all third-party expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts cannot be determined at the present time. (6)
Debt Financing Fee – Behringer Harvard Opportunity Advisors II or its affiliates (4)(5)

1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 75% of the aggregate value of our assets, the fees would be $53,400/ $26,700,000.

Development Fee – Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Operational Stage
Property Management and Leasing Fees – HPT Management

Property management fees equal to 4.5% of the gross revenues of the properties managed by HPT Management. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition to the property management fee or oversight fee, if HPT Management provides leasing services with respect to a property, we will pay HPT Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HPT Management may subcontract the performance of its property management and leasing duties to third parties and HPT Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HPT Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HPT Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third party charges, including fees and expenses of third-party accountants, will be reimbursed.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Asset Management Fee – Behringer Harvard Opportunity Advisors II or its affiliates

Monthly fee equal to one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if any, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that the value of assets will not be used to calculate the asset management fee until we begin to obtain independent valuations of our assets as set forth elsewhere in this prospectus.  The asset management fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all or a majority of an asset, does not manage or control the asset, and did not or does not provide substantial services in the acquisition, development, or management of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Subordinated Disposition Fee – Behringer Harvard Opportunity Advisors II or its affiliates (7)

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset, upon satisfaction of the condition that we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares. If and when the above condition is satisfied, we will pay our advisor the disposition fees on all current and future transactions as well as a cumulative payment of such disposition fees on all asset sales made before the above condition was satisfied. For asset sales made before the above condition is satisfied, we will reflect the possible payment of the disposition fees to the advisor as a contingent liability in our financial statements. In addition, upon the termination or expiration without renewal of our advisory management agreement with Behringer Harvard Opportunity Advisors II or the listing of our shares on a national securities exchange, if our enterprise value plus distributions on then outstanding shares of our common stock equal or exceed the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will pay our advisor the disposition fees on all asset sales made before the above condition was satisfied as a cumulative payment.

Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and therefore cannot be determined at the present time.
Common Stock Issuable Upon Conversion of Convertible Stock – Behringer Harvard Opportunity Advisors II or its affiliates

Our convertible stock will convert to shares of common stock upon the following triggering events (each, a “Triggering Event”): (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) we list our common stock for trading on a national securities exchange. In addition, our convertible stock will become convertible (but will not convert) into shares of our common stock if our advisory management agreement with Behringer Harvard Opportunity Advisors II expires without renewal or is terminated (other than because of a material breach by our advisor) and, at the time of such expiration or termination, the enterprise value of our company plus aggregate distributions paid to the date of expiration or termination on then outstanding shares of our common stock exceeds the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares; the convertible stock will only convert,

Actual amounts depend on the value of our company at the time the Convertible Stock converts or becomes convertible and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)

however, if a Triggering Event occurs thereafter. In general, our convertible stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares. Our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.

Operating Expenses – Behringer Harvard Opportunity Advisors II (8)

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

(1)                                  The estimated maximum dollar amounts are based on the sale of a maximum of 100,000,000 shares to the public at $10.00 per share in our primary offering and the sale of a maximum of 25,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.  The estimated minimum dollar amounts assume a minimum of 200,000 shares are sold in the primary offering and that no purchases are made under our distribution reinvestment plan.  We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)                                  All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)                                  In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under “Plan of Distribution.”

(4)                                  Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines require that the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6% of the contract price of a property or, in the case of a mortgage, bridge or mezzanine loan, 6% of the funds advanced.  However, a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.  Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs.  For purposes of the limitations imposed by our charter and the NASAA REIT Guidelines, acquisition and advisory fees and acquisition expenses include without limitation (1) acquisition and advisory fees of 2.5% of the funds paid and/or budgeted in respect of the purchase, acquisition, development, construction or improvement of each asset we acquire; (2) all third-party expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs; and (3) a debt financing fee of 1% of the amount available under any loan or line of credit made available to us.  Although our charter and the NASAA REIT Guidelines permit these fees to equal up to 6% of the contract price of all properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans, our advisory management agreement limits the acquisition and advisory fees and acquisition expenses we will pay to our advisor to the amounts set forth above.

(5)                                  For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, because the acquisition and advisory fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition and advisory fees will be greater than that shown to the extent we also fund acquisitions through (1) the incurrence of debt (the aggregate amount of borrowings is targeted not to exceed approximately 75% of the aggregate value of all assets), (2) retained cash flow from operations, (3) issuances of equity in exchange for properties and (4) proceeds from the sale of shares under our distribution reinvestment plan.

Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.

Assuming (1) we sell 100,000,000 shares in the primary offering at $10.00 per share, (2) we use debt financing equal to the maximum amount permitted by our policy, (3) the value of our assets is equal to the contract price of the assets, and (4) we do not reinvest the proceeds of any sales of investments, then $3,560,000,000 would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $2,670,000,000 would be debt financing).  Of the $3,560,000,000 available for investment, $102,911,651 of this would be used for payment of acquisition fees and expenses related to the selection and acquisition of our investments, and $26,700,000 would be paid to our advisor or its affiliates as a 1% debt financing fee for services in connection with any debt financing obtained by us (including any refinancing of debt).

(6)                                  It is our intent to leverage our investments with debt.  Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time.  Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(7)                                  Our charter limits all real estate commissions paid to Behringer Harvard Opportunity Advisors II, its affiliates and third parties, including the subordinated disposition fee, to 6% of the contract sales price of each asset.

(8)                                  If a majority of our independent directors determines that expenses in excess of this limitation are justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.  However, if during the periods in which we are obtaining regular independent valuations of our assets for ERISA or NASD purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt relating to such assets.

The expense of any restricted stock issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs.  Each such determination will be reflected in the minutes of our board of directors.  Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out.  Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated disposition fees, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions.  However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory management agreement.  See “– The Advisory Management Agreement” section above.  Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

STOCK OWNERSHIP

The following table shows, as of June 15, 2007, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.  The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Behringer Harvard Holdings LLC	22,471	100%
Robert M. Behringer (2)	22,471	100%
Robert S. Aisner (3)	—	—
Gerald J. Reihsen, III (4)	—	—
Gary S. Bresky (5)	—	—
M. Jason Mattox (6)	—	—
Jon L. Dooley	—	—
Independent director (7)	—	—
Independent director (7)	—	—
All directors and executive officers as a group (2)	22,471	100%

(1)                  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following June 15, 2007.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)                  Includes 22,471 shares of common stock owned by Behringer Harvard Holdings.  It does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings since the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.  As of June 15, 2007, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)                  Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Aisner controls the disposition of 4% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)                  Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Reihsen controls the disposition of 4.5% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Reihsen’s interest in Behringer Harvard Holdings.

(5)                  Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Bresky controls the disposition of 3% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(6)                  Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Mattox controls the disposition of 1.5% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

(7)                  To be named by amendment.

Our convertible stock will convert to shares of common stock upon the following triggering events (each, a “Triggering Event”):  (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) we list our common stock for trading on a national securities exchange.  In addition, our convertible stock will become convertible (but will not convert) into shares of our common stock if our advisory management agreement with Behringer Harvard Opportunity Advisors II expires without renewal or is terminated (other than because of a material breach by our advisor) and, at the time of such expiration or termination, the enterprise value of our company plus aggregate distributions paid to the date of expiration or termination on then outstanding shares of our common stock exceeds the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares; the convertible stock will only convert, however, if a Triggering Event occurs thereafter.  In general, our convertible stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  Our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulations.  Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.  Any conversion of the convertible stock into common shares will result in dilution of the stockholders’ interests.

There will be no distributions paid on shares of convertible stock.  With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote.  However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of any provision of our charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.  See “Description of Shares – Convertible Stock.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Behringer Harvard Opportunity Advisors II, our advisor, and its affiliates, some of whom serve as our executive officers and directors.  These conflicts include the compensation arrangements between us and our advisor and its affiliates.  Our agreements and arrangements with our advisor and its affiliates, including our dealer manager and property manager, are not the result of arm’s-length negotiations.  See “Management – Management Compensation.”  In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor, dealer manager, property manager and their affiliates, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Behringer Harvard-sponsored programs.  However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares.  In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.  For a description of some of the risks related to these conflicts of interest, see “Risk Factors – Risks Related to Conflicts of Interest.”

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of Behringer Harvard Opportunity Advisors II and its affiliates are advisors or general partners of other Behringer Harvard-sponsored programs, including partnerships, public and private REITs and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future.  These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.  As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.

Affiliates of our advisor are currently sponsoring or have recently sponsored four other public real estate programs (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I).  The initial public offerings with respect to Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and Behringer Harvard REIT I terminated on February 19, 2005.  Behringer Harvard REIT I initiated a follow-on offering on February 19, 2005, which was terminated on October 20, 2006 in all jurisdictions except Pennsylvania where it was terminated on February 9, 2007.  A second follow-on offering commenced on October 20, 2006 in all jurisdictions except Pennsylvania where it was commenced on February 12, 2007.  The current registration statement of Behringer Harvard REIT I is for the offer and sale to the public of up to 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard REIT I. Behringer Harvard Opportunity REIT I is currently conducting its initial public offering.  The registration statement for Behringer Harvard Opportunity REIT I is for the offer and sale to the public of up to 40,000,000 shares of common stock at $10.00 per share in its primary offering, plus an additional 8,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.  We expect the primary offering of Behringer Harvard Opportunity REIT I to terminate shortly after commencement of this offering.  As described in the “Prior Performance Summary,” Robert M. Behringer and his affiliates also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are similar to ours, and which are still operating and may acquire additional properties in the future.  Our executive officers and Behringer Harvard Opportunity Advisors II and its affiliates will experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard-sponsored programs.  However, to date the investment strategies of the various Behringer Harvard sponsored-programs have differed enough that there have not been significant conflicts in the allocation of properties.

In the event that we, or any other Behringer Harvard program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage, bridge or mezzanine loans.  See “— Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns.  For more information with respect to allocation of investment opportunities, see “Certain Conflict Resolution Procedures.”

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business.  As a result of the interests of members of its management in other Behringer Harvard-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard-sponsored programs and other activities in which they are involved.  However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Mr. Behringer, who is our Chief Executive Officer and the Chairman of our Board, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities as well as the officers of other Behringer Harvard-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

Conflicts of interest will exist to the extent that we acquire properties in the same geographic areas where properties owned by other Behringer Harvard-sponsored programs are located.  In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard-sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard-sponsored program liquidates at the same time as us.  Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances.  Our executive officers and the executive officers of our advisor also are the executive officers of the advisors and general partners of other Behringer Harvard-sponsored programs, and these entities are and will be under common ownership.  Additionally, the executive officers of our advisor are executive officers of HPT Management, our property manager.  There is a risk that a potential investment would be suitable for one or more other Behringer Harvard-sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program.  There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard-sponsored program.  Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard-sponsored program.  In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard-sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard-sponsored program or affiliate.  Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.  In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties.  However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.  Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard-sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Affiliated Dealer Manager

Because Behringer Securities, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

Affiliated Property Manager

We anticipate that properties we acquire will be managed and may be leased by HPT Management, our affiliated property manager.  Our agreement with HPT Management has a seven-year term ending               , 2014, and shall continue thereafter for successive seven-year renewal periods unless terminated by HPT Management by written notice at least 30 days’ prior to the expiration date of such term.  Notwithstanding the foregoing, we can terminate the agreement only in the event of gross negligence or willful misconduct on the part of HPT Management.  HPT Management also serves as property manager for properties owned by other Behringer Harvard-sponsored programs, some of which may compete with our properties.  Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties.  For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management - Affiliated Companies” and “Management – Management Compensation.”

Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor

We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers, or other co-ownership or financing arrangements with other Behringer Harvard-sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties and other investments.  See “Investment Objectives and Criteria – Joint Venture Investments.”  Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard-sponsored program should enter into any particular joint venture agreement.  The co-venturer may have economic or business interests or goals that are or which may become inconsistent with our business interests or goals.  In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture.  Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Behringer Harvard Holdings, an affiliate of our advisor, and its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.  In such a transaction, the special purpose entity will purchase the property directly from the seller.  Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.  Whenever we acquire a tenant-in-common interest, we acquire such interest directly from the original third-party seller at the same price as the Behringer Harvard Exchange Entity.  We will not incur any upcharge or pay any fees to the Behringer Harvard Exchange Entity in connection with such acquisition.  We will, however, incur the same fees and expenses normally incurred by us in connection with any other investment.

In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  For instance, Behringer Harvard Holdings will receive substantial fees in connection with its sponsoring of a Section 1031 TIC Transaction and our participation in such a transaction likely would facilitate its consummation of the transactions.  For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special purpose entity.  As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor, Behringer Harvard Opportunity Advisors II LP and affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with Behringer Harvard Opportunity Advisors II LP and its affiliates, including the advisory management agreement, the dealer-manager agreement and the property management agreement;

•                  public offerings of equity by us, which entitle Behringer Securities to dealer-manager fees and will likely entitle Behringer Harvard Opportunity Advisors II LP to increased acquisition and asset-management fees;

•                  property sales, which entitle Behringer Harvard Opportunity Advisors II LP to subordinated real estate commissions and the possible issuance to an affiliate of our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle Behringer Harvard Opportunity Advisors II LP to acquisition fees, asset-management fees and possibly property management and leasing fees;

•                  borrowings to acquire properties, which borrowings will increase the acquisition and asset-management fees payable to Behringer Harvard Opportunity Advisors II LP as well as entitle the advisor to a debt financing fee;

•                  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle an affiliate of Behringer Harvard Opportunity Advisors II LP to the issuance of shares of our common stock through the conversion of our convertible stock; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle Behringer Harvard Opportunity Advisors II LP or one of its affiliates to subordinated real estate commissions and the issuance of shares of our common stock through the conversion of our convertible stock.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions.  Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us.  See “Management - Management Compensation.”

We issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of convertible stock for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us.  The shares of convertible stock will be converted into shares of common stock if:

•                  we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares;

•                  the shares of common stock are listed for trading on a national securities exchange; or

•                  the advisory management agreement expires without renewal or is terminated, other than due to a termination because of a material breach by our advisor, and at the time of such expiration or termination, we are deemed to have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, and, at or subsequent to the expiration or termination, the stockholders actually receive such level of distributions.

Our advisor and Mr. Behringer can influence whether we terminate the advisory management agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange.  Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.  There will be no distributions paid on shares of convertible stock.  For a description of the convertible stock see “Description of Shares – Convertible Stock.”

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs.  Each such determination will be reflected in the minutes of our board of directors.  Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory management agreement are being carried out.  Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Under our charter, we can only pay Behringer Harvard Advisors II a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property.  Although our charter limits this commission to 3% of the property sales price, our advisory management agreement subordinates our up to 3% commission to satisfaction of the condition that we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  If the above condition is satisfied, we will pay our advisor such real estate commissions on all current and future transactions.  In addition, we would also make a cumulative payment of any such real estate commissions on all property sales made before the above condition was satisfied, which will otherwise be deferred.  For property sales made before the above condition is satisfied, we will reflect the deferred real estate commissions payable to the advisor, as well as any other asset disposition fees payable to the advisor, as a contingent liability in our financial statements.  Any increase in this fee would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.  Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.  Upon the termination or expiration without renewal of our advisory management agreement with Behringer Harvard Opportunity Advisors II or the listing of our shares on a national securities exchange, if our enterprise value plus distributions on then outstanding shares of our common stock equal or exceed the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will pay our advisor the disposition fees, including any deferred real estate commissions, on all asset sales made before the above condition was satisfied as a cumulative payment.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable.  Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced.  This limit may only be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.  Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory management agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds  paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2) reimbursement of third-party acquisition expenses borne by our advisor, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us.  Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

Term of Advisory Management Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor.  A majority of the independent directors or our advisor may terminate our advisory management agreement without cause or penalty on 60 days’ written notice.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable.  In no event will we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.  An appraisal is “current” if obtained within the prior year.  We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.

We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us.

Loans.  We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties.  We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders.  In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title.  Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Behringer Harvard Opportunity Advisors II, our directors or officers or any of their affiliates.

In addition, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Limitation on Operating Expenses.  Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceed the greater of: (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Allocation of Investment Opportunities.  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other public or private entities affiliated with our advisor and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.  It shall be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us.  In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•                  the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•                  the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and on diversification of the tenants of its properties;

•                  the policy of each program relating to leverage of properties;

•                  the income tax effects of the purchase to each program;

•                  the size of the investment; and

•                  the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment.  Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

Issuance of Options and Warrants to Certain Affiliates.  Our charter prohibits the issuance of options or warrants to purchase our capital stock to Behringer Harvard Opportunity Advisors II, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to Behringer Harvard Opportunity Advisors II or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year.  Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•                  the ratio of the costs of raising capital during the year to the capital raised;

•                  the aggregate amount of advisory fees and the aggregate amount of other fees paid to Behringer Harvard Opportunity Advisors II and any affiliates of Behringer Harvard Opportunity Advisors II by us or third parties doing business with us during the year;

•                  our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•                  a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•                  a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Before becoming a stockholder, Behringer Harvard Holdings, an affiliate of our advisor, our, advisor, our directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between them and us.

Other Transactions with Affiliates. We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to acquire and operate real estate and real estate-related assets on an opportunistic basis.  We may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties.  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums.  We will focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with high growth potential.  We also may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise, and in bridge and mezzanine loans that may lead to an opportunity to purchase a real estate interest.  In addition, to the extent that our advisor and board of directors determines that it is advantageous, we also may originate or invest in collateralized mortgage-backed securities, mortgage loans and Section 1031 tenant-in-common interests.  We expect to make our investments in or in respect of real estate assets located in the United States and other countries.  We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates, including present and future real estate limited partnerships and REITs sponsored by affiliates of our advisor.  We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard-sponsored programs.

Our primary investment objectives are:

•                  to realize growth in the value of our investments to enhance the value received upon the ultimate sale of such investments or the listing of our shares for trading on a national securities exchange;

•                  to preserve, protect and return your capital contribution through the ultimate sale of our investments or the listing of our shares for trading on a national securities exchange;

•                  to grow net cash from operations such that more cash is available for distributions to you; and

•                  to provide you with a return of your investment by beginning the process of liquidation and distribution within three to six years after the termination of this offering or by listing the shares for trading on a national securities exchange.

If we do not list our common stock for trading on a national securities exchange by the sixth anniversary of the termination of this offering, unless such date is extended by a majority of our board of directors and a majority of our independent directors, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio, and at that meeting investors holding a majority of our shares may vote to liquidate us.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

We cannot assure you that we will attain our investment objectives or that our capital will not decrease.  Pursuant to our advisory management agreement, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risks of our business set forth herein.  See “Risk Factors.”

We may not change the investment objectives and limitations set forth in the charter, except upon approval of stockholders holding a majority of the shares.  Our independent directors will review our investment objectives at least annually to determine whether our policies are in the best interests of our stockholders.  Each such determination will be set forth in the minutes of our board of directors.  See “—Investment Limitations” below.

Decisions relating to the purchase or sale of our investments will be made by Behringer Harvard Opportunity Advisors II, our advisor, subject to approval of our board of directors, including a majority of our independent directors.  See “Management” for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

Because our intended approach to acquiring and operating real estate and real estate-related assets involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies, we believe that we have a potential for a higher rate of return than comparable real estate programs.  Prior to acquiring an asset, our advisor will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period.  Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We intend to invest in a wide variety of commercial properties, including, without limitation, office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties.  These properties may be existing or newly constructed properties, properties under development or construction, properties not yet developed or raw land for development or resale and may include multifamily properties purchased for conversion into condominiums.  In each case, the properties will be identified by us as opportunistic investments.  These properties will be identified as such because of their property-specific characteristics or their market characteristics.  For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets with high growth potential may present appropriate investments for us.

In the case of real estate-related investments, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, collateralized mortgage-backed securities and debt securities issued by other real estate companies, and (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities.  In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation.

We intend to hold our assets for a period of three to six years from the termination of this offering.  We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life.  Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of three to six years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund.   Further, economic or market conditions may influence us to hold our investments for different periods of time.

As a result of our flexibility to invest in a variety of types of real estate and real estate-related assets rather than in specific limited asset types, our intent to target assets with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that our investments generally will provide a rate of return superior to real estate programs that invest in a limited range of asset types, have a longer targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange.  For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return.  Other factors may also cause us to modify our acquisition and investment policies.

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within three to six years from the termination of this offering.  We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value.  Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved tenant quality.  We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties.  Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices.  To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.  In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations.

Except with respect to unimproved or non-incoming producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property.  The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.  We will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties.  We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate.  We will acquire such interests either directly through Behringer Harvard Opportunity OP II or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor.  See “– Joint Venture Investments” below.  In addition, we may purchase properties and lease them back to the sellers of such properties.  While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization.  In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.  See “Federal Income Tax Considerations – Sale-Leaseback Transactions.”

Though we intend to diversify our portfolio by geographic location, we expect to focus on markets with high growth potential.  As a result, our actual investments may result in concentrations in a limited number of geographic regions.  We expect to make our investments in or in respect of real estate assets located in the United States and other countries.  See “Risk Factors – Risks Related to an Investment in Behringer Harvard Opportunity REIT II – Your investment may be subject to additional risks if we make international investments.”

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation.  An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price.  Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•                  plans and specifications;

•                  environmental reports;

•                  surveys;

•                  evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•                  auditable financial statements covering recent operations of properties having operating histories; and

•                  title and liability insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors.  In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors.  Regardless, we will obtain an independent appraisal for each property in which we invest.  We will maintain copies of these appraisals for at least five years and will make them available during normal business hours for the inspection and duplication by any stockholder at such stockholder’s expense.  However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property.  Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property.  The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.  See “Risk Factors – General Risks Related to Investments in Real Estate.”

Investing in and Originating Loans

We may, from time to time, make and invest in mortgage, bridge or mezzanine loans, short-term loans in connection with Section 1031 TIC Transactions (as described below under “—Section 1031 Tenant-in-Common Transactions”) and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property.  Our criteria for investing in loans will be substantially the same as those involved in our investment in properties.  Mortgage loans in which we may invest include first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages.  We may also invest in participations in mortgage loans.  Further, we may invest in unsecured loans or loans secured by assets other than real estate.

The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property.  Such loans may also take the form of subordinated loans secured by second mortgages on real property.  We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.  A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan.  Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.  Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

Construction loans are loans made for either original development or renovation of property.  Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.  In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value.  Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property.  These loans are generally for terms of from six months to 15 years.  Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers.  The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates.  These loans would generally permit us to cure any default under the lease.  Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency.  We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense.  In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.  We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors.  Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•                  the ratio of the amount of the investment to the value of the property or other assets by which it is secured;

•                  in the case of loans secured by real property or loans otherwise dependent on real property for payment:

•                  the property’s potential for capital appreciation;

•                  expected levels of rental and occupancy rates;

•                  current and projected cash flow of the property;

•                  potential for rental increases;

•                  the degree of liquidity of the investment;

•                  geographic location of the property;

•                  the condition and use of the property;

•                  the property’s income-producing capacity;

•                  the quality, experience and creditworthiness of the borrower;

•                  in the case of mezzanine loans, the ability to acquire the underlying real estate;

•                  general economic conditions in the area where the property is located or that otherwise affect the borrower; and

•                  any other factors that the advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders.  Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives.  Our advisor will arrange for an inspection of the property securing the loan, if any, during the loan approval process.  We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years or less.  Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.  We will not originate loans with negative amortization provisions.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, as well as the laws and regulations of foreign jurisdictions, imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices.  In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans.  Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness.  We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage, bridge or mezzanine loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans.

We are not limited as to the amount of gross offering proceeds that we may apply to our loan investments.  We also do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower.  Pursuant to our advisory management agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Investment in Other Real Estate-Related Securities

We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies.  Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer.  Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.  We may purchase real estate-related securities denominated in foreign currencies or securities of issuers that make investments in real estate located outside the United States.  We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

We may also make investments in commercial mortgage-backed securities (CMBS).  CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Development and Construction of Properties

We may invest substantial proceeds from the offering in properties on which improvements are to be constructed or completed, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties.  We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by completion bond or performance bond.  Behringer Harvard Opportunity Advisors II will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors.  If we contract with our affiliate, Behringer Development, for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.  Behringer Harvard Opportunity Advisors II may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond.  Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  See “Risk Factors – General Risks Related to Investments in Real Estate.”

Additionally, we may engage Behringer Development, an affiliate of our advisor, to act as a developer for all or some of the properties that we acquire for development or redevelopment.  In those cases, we will pay development fees to Behringer Development that are usual and customary for similar projects in the particular market.

We or Behringer Development (on our behalf) may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed.  We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers, including Behringer Development, to plan, supervise and implement the development of any unimproved properties that we may acquire.  Such persons would be compensated directly by us or through an affiliate of our advisor.

Acquisition of Properties from Behringer Development

We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including Behringer Development.  Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to Behringer Harvard-sponsored programs.  In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

•                  acquire a parcel of land;

•                  enter into contracts for the construction and development of a commercial building thereon;

•                  enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

•                  secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•                  secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•                  complete the development and allow the tenant or tenants to take possession of the property; and

•                  provide for the acquisition of the property by us.

We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs.  We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

Generally, the purchase price that we will pay for the property will be based on the fair market value of the property as determined by a majority of our directors.  In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors.  In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors.  The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal.  In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent “as built” appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.  We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of all leases on the property.  Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Harvard Opportunity Advisors II.

We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing.  We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate.  Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

•                  Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•                  one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•                  we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing.  If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development.  The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations.  See “Risk Factors – General Risks Related to Investments in Real Estate.”

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.  We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant.  In general, we expect to enter into standard commercial leases.  These may include standard multi-tenant commercial leases, “triple net” leases or participating leases.  In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties.  Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term.  Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term.  Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue.  We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.  We expect our triple net leases will be for initial terms of ten years or more, and that any leases with TRSs would be for terms of five years.

We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available.  We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction.  Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.  However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property.  We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit.  In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds.  At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.  We will fund such tenant improvements from the capital reserve established for the property for which such improvements are required.  See “Risk Factors – General Risks Related to Investments in Real Estate.”

Multifamily Properties

We may acquire and develop multifamily properties for rental operations as apartment buildings and/or for conversion into condominiums.  In each case, these multifamily communities will meet our investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older).  Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets.  We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns.  Location, condition, design and amenities are key characteristics for apartment communities and condominiums.

We will focus on major metropolitan areas and other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially from those we describe in this prospectus.   However, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located.  In the case of apartment communities, such standardized leases generally have terms of one year or less.  All prospective residents for our apartment communities will be required to submit a credit application.

Hospitality, Recreation and Leisure Properties

We may also acquire hospitality and recreation and leisure properties that meet our opportunistic investment strategy.  Such investments may include limited service, extended stay and full service lodging facilities as well as all-inclusive resorts.  We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential achievable through various strategies, such as brand repositioning, market based recovery or improved management practices.   If we acquire lodging properties, we will lease the hotel to a TRS in which we may own a 100% ownership interest.  Our TRS will engage a third party in the business of operating hotels to manage the property.

When making hospitality investments we may also acquire recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near the hotel or resort properties we acquire.  We may purchase existing marinas and related facilities and, to a lesser extent, develop new marinas where suitable opportunities exist. We expect the marinas that we acquire to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities that supplement their principal sources of revenue pursuant to leases and/or subleases. Such amenities and facilities may include boat rentals and sales, boat trailer storage facilities, and boat supplies and repair services.  We will also consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire likely will be managed by operators who provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets and food and beverage sales.  We may also acquire health clubs, athletic training facilities, wellness centers and spa facilities located on or near any hotels or resorts we acquire.

Joint Venture Investments

We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets.  We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties.  A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives:  (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions.  We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable.  In determining whether to invest in a particular joint venture, Behringer Harvard Opportunity Advisors II will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.  See, generally, the section of this prospectus captioned “Conflicts of Interest” and the other subsections under this section of the prospectus.

We intend to enter into joint ventures with other Behringer Harvard-sponsored programs for the acquisition of properties.  However, we may only do so if a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal that we may have.  In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.  Entering into joint ventures with other Behringer Harvard-sponsored programs will result in certain conflicts of interest.  See “Risk Factors – Risks Related to Conflicts of Interest” and “Conflicts of Interest – Joint Ventures and 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property.  In such instances, it is possible that we would work together with other Behringer Harvard-sponsored programs to apportion the assets within the property among us and the other Behringer Harvard-sponsored programs in accordance with the investment objectives of the various programs.  After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard-sponsored programs or joint ventures composed of Behringer Harvard-sponsored programs.  The negotiation of how to divide the property among the various Behringer Harvard-sponsored programs will not be arm’s-length and conflicts of interest will arise in the process.  It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard-sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable.  Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with an unaffiliated third-party.

Section 1031 Tenant-in-Common Transactions

Behringer Harvard Holdings and its affiliates sponsor private offerings of tenant-in-common interests through a Behringer Harvard Exchange Entity for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.  We refer to these transactions as Section 1031 TIC Transactions.  Typically, in such a transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard fund such as us) will purchase a property directly from a seller.  The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of such purchase as tenant-in-common interests in the property.  The price paid by the 1031 Participants for such interests will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

We expect that one or more of our future acquisitions will be made in similar transactions.  Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor’s cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party 1031 Participants for comparable tenant-in-common interests.  Participation in these transactions may permit us to (1) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property, (2) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties, (3) acquire interests in properties that we would be unable to acquire using only our own capital resources, and (4) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a first mortgage secured by the property acquired.  In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property.  Following its acquisition of a property, the Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan.  At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; and/or (3) we will provide security for the guarantee of such loans.  See “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.”  In connection with such transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants.  The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (2) or (3) above.  Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity.

Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction.  Accordingly, we will only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives.  Under any such program, we would not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity.  If the price to us would be in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable.  In addition, under any such program, we will require that a fair market value appraisal for each property be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

All 1031 Participants, including us, would execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiaries.  The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease, re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority.  The tenant-in-common agreement generally also would provide a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to liquidate our portfolio or list our equity on a stock exchange.  In addition, the tenant-in-common agreement would provide for the payment of property management fees to HPT Management of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property.  Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests.  See “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.”

We may also directly sell tenant-in-common interests in our properties to 1031 Participants.  We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such a transaction will be more advantageous to us than an outright sale of the property for cash.  Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks.  See “Risk Factors – Risks Associated with Section 1031 Tenant-in-Common Transactions.”

Borrowing Policies

While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us.  We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio.  Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate.  When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual improved property or other investment.  Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments.  This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.  Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property.  See “Risk Factors – General Risks Related to Investments in Real Estate.”  To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited.  Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.  Lenders may have recourse to assets not securing the repayment of the indebtedness.

Behringer Harvard Opportunity Advisors II will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment.  The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Behringer Harvard Opportunity Advisors II and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with any debt financing obtained by or for us (including any refinancing of debt), we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing.  Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing.  In the event our advisor subcontracts with a third-party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third-party through the debt financing fee.

Disposition Policies

As each of our investments reach what we believe to be its optimum value during the expected life of the fund, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.  We anticipate that any such dispositions typically would occur during the period from three to six years from the termination of this offering.  However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest.  The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.  Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status.  Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction.  As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years or through the use of a TRS.  See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions.  We cannot assure you that this objective will be realized.  The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.  With respect to apartment communities, the selling price will be determined in large part by the amount of rent payable by the residents.  When determining the selling price of hospitality and recreation and leisure properties, such as ski resorts, marinas and health and spa facilities, we will consider such factors as expected future cash flow from the properties as well as industry-specific information.  The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

If at any time after the sixth anniversary of the termination of this offering we are not in the process of, or completed, either (1) listing our shares for trading on a national securities exchange or (2) liquidating our assets, we will hold a stockholders meeting to vote on a proposal for our orderly liquidation, which proposal will include information regarding appraisals of our portfolio.  If our stockholders do not approve the proposal, we will obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.  Depending upon then prevailing market conditions, it is our management’s intention to consider the process of listing or liquidation between three to six years after the termination of this offering.  In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders.  The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time.  Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future.  Furthermore, we cannot assure you that we will be able to liquidate our assets.  We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders.  Unless the charter is amended, we will not:

•                  borrow in excess of 75% of the aggregate value of all of our assets, unless a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing;

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•                  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Harvard Opportunity Advisors II or its affiliates, such appraisal shall be obtained from an independent appraiser.  We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders.  We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•                  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Harvard Opportunity Advisors II or its affiliates;

•                  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans to us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

•                  make an investment in a property or mortgage, bridge or mezzanine loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage, bridge or mezzanine loan, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

•                  invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

•                  invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•                  issue options or warrants to purchase shares to our advisor, directors, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant;

•                  issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our proposed share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

•                  make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.”  Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended.  In order to be excluded from regulation under the Investment Company Act, we must engage primarily in the business of buying mortgages and other liens on or interests in real estate within one year of our formation.  Our advisor, Behringer Harvard Opportunity Advisors II, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.  Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption.  To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria.  In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans.  Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders.  Each determination and the basis therefore shall be set forth in the minutes of our board of directors.  The methods of implementing our investment policies also may vary as new investment techniques are developed.  The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Real Property Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real assets.  Our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other Behringer Harvard-sponsored programs.  At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or other asset, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property.  We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment.  A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction.  Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.  YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly organized Maryland corporation that intends to invest in and operate real estate and real estate-related assets on an opportunistic basis.  We may acquire a wide variety of commercial properties, including office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties.  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums.  In particular, we will focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with high growth potential.  We also plan to invest in real estate-related securities and, to the extent that our advisor determines that it is advantageous, we may invest in collateralized mortgage-backed securities and mortgage, bridge or mezzanine loans.  We expect to make our investments in or in respect of real estate assets located in the United States and other countries.  The net proceeds of this offering will provide funds to enable us to purchase properties and other real estate-related investments.  As of the date of this prospectus, we had not yet commenced operations or entered into any arrangements to acquire any specific investments.  The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment in properties.  See “Risk Factors.”

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2007.  If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied.  Such an event could materially and adversely affect our net income.  However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2007, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

The following discussion and analysis should be read in conjunction with the accompanying consolidated balance sheet and the notes thereto.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that management believes will be critical once we commence operations.  We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results.  These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  With different estimates or assumptions, materially different amounts could be reported in our financial statements.  Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.  Our most sensitive estimates will involve the allocation of the purchase price of acquired properties and evaluating our real estate-related investments for impairment.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of variable interest entities (VIEs) in which we are the primary beneficiary and the accounts of other subsidiaries over which we have control.  All inter-company transactions, balances and profits will be eliminated in consolidation.  Interests in entities acquired will be evaluated for consolidation based on Financial Accounting Standards Board Interpretation (FIN) 46R, which requires the consolidation of VIEs in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined to not be a VIE under FIN 46R, then the entity is evaluated for consolidation under other applicable literature, including the American Institute of Certified Public Accountants’ Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or

Similar Entity When the Limited Partners Have Certain Rights”; Accounting Research Bulletin 51, “Consolidated Financial Statements”; and Statement of Financial Accounting Standards (SFAS) No. 94, “Consolidation of All Majority-owned Subsidiaries.”

There are judgments and estimates involved in determining if an entity in which we have made an investment is a VIE and if so, if we are the primary beneficiary.  The entity is evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity.  FIN 46R provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry and/or the type of operations of the entity and it is up to management to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions.  In addition, even if the entity’s equity at risk is a very low percentage, we are required by FIN 46R to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity.  Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses.  A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our financial statements.

Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land, land improvements, buildings, building improvements, furniture, fixtures and equipment, identified intangible assets, asset retirement obligations and assumed liabilities based on their relative fair values in accordance with SFAS No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements, tenant relationships, and other intangible assets.  Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets to be acquired, consisting of land, land improvements, buildings, building improvements, furniture, fixtures and equipment, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to the tangible assets.  Land values will be derived from appraisals, and building and land improvement values will be calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  Furniture, fixtures and equipment values will be determined based on current reproduction or replacement cost less depreciation and other estimated allowances based on physical, functional or economic factors.  The values of the buildings will be depreciated over the estimated useful lives ranging from 25 years for office property to 39 years for hotel property using the straight-line method.  Land improvements will be depreciated over the estimated useful life of 15 years, and furniture, fixtures and equipment will be depreciated over estimated useful lives ranging from five to seven years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases.  We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases and any bargain renewal periods, if applicable.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition.  The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model.  The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions.  In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions.  The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements, as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases.  The value of tenant relationship intangibles will be amortized to expense over the initial term and any anticipated renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building.  Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled note payments using interest rates for debt with similar terms and remaining maturities that we believe we could obtain.  Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

In allocating the purchase price of each of our properties, management will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant.  Many of these estimates will be obtained from independent third party appraisals.  However, management will be responsible for the source and use of these estimates.  A change in these estimates and assumptions could result in the various categories of our real estate assets and/or related intangibles being overstated or understated, which could result in an overstatement or understatement of depreciation and/or amortization expense.  These variances could be material to our financial statements.

Investment Impairments

For real estate we wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition to the carrying amount of the asset.  In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date, we will compare the estimated fair value of our investment to the carrying value.  An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, management will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties.  A change in these estimates and assumptions could result in understating or overstating the book value of our investments, which could be material to our financial statements.

Competition

The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do.  We may also compete with other Behringer Harvard-sponsored programs to acquire properties and other investments.  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other Behringer Harvard-sponsored programs, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.  It will be the duty of our advisor to ensure that this method is applied fairly to us.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have raised at least $2,000,000 in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

We will not commence any significant operations until we have raised at least $2,000,000 in this offering. Our principal demands for funds will be for real estate and real estate-related acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders.  Some or all of our distributions will be paid from other sources, such as from the proceeds of this offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments.  There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Our charter limits our borrowings to 75% of the aggregate value of our assets (including cash and cash equivalents); however, we may exceed that limit if a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing.  Until such time as we begin to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

We target to borrow up to 75% of the aggregate value of all our assets once we have fully invested the proceeds of this offering.  During our offering stage and until we have invested the proceeds of this offering, we expect that our independent directors will approve debt in excess of our charter limitation.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments.  Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures.  Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations as of June 15, 2007.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

 Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by Robert M. Behringer, our chief executive officer, director and founder.  Mr. Behringer has served as general partner, chief executive officer and/or director of 46 programs over the last 18 years, which includes this program, four other public programs and 41 privately offered programs.  We refer to real estate programs sponsored by Mr. Behringer as Behringer Harvard-sponsored programs in this prospectus.  Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Behringer Harvard-sponsored programs.  Investors who purchase our shares will not acquire any ownership interest in any of the Behringer Harvard-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Behringer Harvard-sponsored programs.  As described below, Robert M. Behringer and his affiliates have sponsored public and privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, many of which are still operating and may acquire additional properties in the future.  We consider prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Behringer Harvard-sponsored programs as of December 31, 2006.  The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V).  Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs.  We will furnish copies of Table VI to any prospective investor upon request and without charge.  The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs.  The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

From time to time, Behringer Harvard Holdings and its affiliates have agreed to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space, pay general and administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.  In each case, the results of operations and distributions from these programs would likely have been lower without such arrangements.

Public Programs

Affiliates of Robert M. Behringer are sponsoring or have recently sponsored four public real estate programs with substantially the same investment objectives as ours.  These programs and the status of their offerings are:

•                  Behringer Harvard REIT I – The initial public offering with respect to Behringer Harvard REIT I terminated on February 19, 2005, and Behringer Harvard REIT I initiated a follow-on offering immediately after the termination of its initial offering.  The first follow-on offering was terminated on October 20, 2006 in all jurisdictions except Pennsylvania where it was terminated on February 9, 2007, and following the termination of that offering, Behringer Harvard REIT I initiated a second follow-on offering on October 20, 2006 in all jurisdictions except Pennsylvania where it was commenced on February 12, 2007.  The currently effective registration statement of Behringer Harvard REIT I is for the offer and sale of up to 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 50,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.

•                  Behringer Harvard Opportunity REIT I – This program is currently conducting its initial public offering.  The registration statement for Behringer Harvard Opportunity REIT I is for the offer and sale to the public of up to 47,587,065 shares of common stock at $10.00 per share in its primary offering, plus an additional 8,000,000 shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan.

•                  Behringer Harvard Short-Term Fund I – The initial public offering for this program terminated on February 19, 2005.

•                  Behringer Harvard Mid-Term Fund I – The initial public offering for this program terminated on February 19, 2005.

As of December 31, 2006, these four public programs had raised approximately $1.5 billion of gross offering proceeds from approximately 44,300 investors.  With a combination of net offering proceeds and debt, as of December 31, 2006, these four public programs had invested approximately $3 billion (including acquisition and development costs) in 59 properties and invested approximately $19.1 million in development or mezzanine loans.

Following is a table showing the breakdown by property type of the aggregate amount of acquisition and development costs of the 59 properties purchased by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2006:

Type of Property	New	Used	Construction
Office	—	93.6%	—
Industrial	—	—	—
Development Property	0.4%	—	0.4%
Hospitality	—	5.6%	—

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2006, by 100% fee ownership interests, ownership of tenant-in-common interests, and ownership of joint venture interests:

Fund	100% Owned	Tenant-in- Common Interests	Joint Ventures
Behringer Harvard REIT I	93.9%	6.1%	—
Behringer Harvard Opportunity REIT I	40.2%	—	59.8%
Behringer Harvard Short-Term Fund I	57.0%	—	43.0%
Behringer Harvard Mid-Term Fund I	100.0%	—	—

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by these four public programs as of December 31, 2006, by property type:

Fund	Office	Industrial	Development	Hospitality
Behringer Harvard REIT I	100.0%	—	—	—
Behringer Harvard Opportunity REIT I	40.2%	—	—	59.8	%*
Behringer Harvard Short-Term Fund I	59.1%	—	10.8%	30.1	%*
Behringer Harvard Mid-Term Fund I	100.0%	—	—	—

*Includes hospitality properties that also have rentable office space, retail shops and condominium units.

Based on the aggregate amount of acquisition and development costs, as of December 31, 2006, the diversification of these 59 properties by geographic region is as follows:  0.8% in Alabama, 6.3% in California, 1.9% in Colorado, 10.5% in Georgia, 10.5% in Illinois, 2.2% in Maryland, 3.9% in Massachusetts, 7.3% in Minnesota, 3.9% in Missouri, 3.4% in New Jersey, 7.2% in North Carolina, 2.2% in Ohio, 0.8% in Oregon, 2.8% in Pennsylvania, 1.5% in Tennessee, 28.4% in Texas and 6.4% Washington, D.C.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the first several quarters of operations.  Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs’ initial property investments.  Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue.  Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the Woodall Rodgers Property and the sale by Behringer Harvard Mid-Term Fund I of the Northpoint Property, as described in Table V, none of the public programs had sold any properties as of December 31, 2006, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.  For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K.  Any such request should be directed to our corporate secretary.  Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on the Behringer Harvard web site at www.behringerharvard.com.  Neither the contents of that web site nor any of the materials or reports relating to other Behringer Harvard public programs are incorporated by reference in or otherwise a part of this prospectus.  In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Private Programs

As of December 31, 2006, the prior privately offered programs sponsored by affiliates of our advisor include 28 single-asset real estate limited partnerships, nine tenant-in-common offerings, two privately offered REITs, including Behringer Harvard Multifamily REIT I, and two private multi-asset real estate limited partnerships, Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II.  These 41 privately offered programs had raised approximately $350 million of gross offering proceeds from approximately 1,300 investors as of December 31, 2006.  See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, these privately offered programs invested approximately $820 million (including acquisition and development costs) in 69 properties as of December 31, 2006.  Based on the aggregate amount of acquisition and development costs, approximately 96.0% was spent on existing or used properties, approximately 1.6% was spent on construction properties and approximately 2.4% was spent on acquiring or developing land.  Also based the aggregate amount of acquisition and development costs, approximately 73.0% was spent on the acquisition or development of office buildings, approximately 13.7% was spent on the acquisition or development of multifamily residential properties, approximately 5.9% was spent on the acquisition or development of hospitality properties, approximately 0.8% was spent on the acquisition or development of retail centers, approximately 6.3% was spent on the acquisition or development of golf centers and marinas and approximately 0.3% was spent on the acquisition or development of storage facilities.

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of December 31, 2006:

Type of Property	New	Used	Construction
Office	—	98.6%	1.4%
Multifamily Residential	—	100.0%	—
Hospitality	—	100.0%	—
Retail	—	100.0%	—
Golf Centers / Marinas	—	91.3%	8.7%
Land	—	100.0%	—
Storage Facilities	—	100.0%	—

As a percentage of acquisition and development costs, the diversification of these 69 properties by geographic area is as follows:  6.8% in Arkansas, 4.1% in California, 6.1% in Colorado, 1.4% in Florida, 7.8% in Maryland, 14.2% in Minnesota, 4.4% in Missouri, 2.1% in Nevada, 42.0% in Texas, 6.2% in Washington, D.C., 0.6% in the U.S. Virgin Islands and 4.2% in other international locations.

During the three years ended December 31, 2006, these privately offered programs invested approximately $525 million (including acquisition and development costs) in 16 properties.  Based on the aggregate amount of acquisition and development costs, of these 16 properties approximately 71.1% were office properties, approximately 19.7% were multifamily residential properties and approximately 9.2% were hospitality properties.  Also based on the aggregate amount of acquisition and development costs, during the three years ending December 31, 2006, the diversification of the properties by geographic region is as follows: 10.6% in Arkansas, 6.4% in California, 9.5% in Colorado, 12.1% in Maryland, 6.8% in Missouri, 3.3% in Nevada, 34.8% in Texas, 9.7% in Washington, D.C. and 6.8% in other international locations.  These properties were financed with a combination of debt and offering proceeds.

These programs have sold 38 of the 69 properties they had purchased as of December 31, 2006, or approximately 55% of such properties.  The original purchase price of the properties sold was approximately $193 million, and the aggregate sales price of such properties was approximately $225 million.  See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2002, results of such programs that have completed their operations since January 1, 2002 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2004.

As of December 31, 2006, the percentage of these programs with investment objectives similar to ours is approximately 91.9%.  These 18 privately offered programs with similar investment objectives invested approximately $753 million (including acquisition and development costs) in 46 properties.  Based on the aggregate amount of acquisition and development costs, of these 46 properties approximately 79.4% were office properties (39 properties), approximately 13.7% were multifamily residential properties (4 properties), approximately 6.4% were hospitality properties (2 properties) and approximately 0.5% was a retail property.  The aggregate acquisition and development cost of these properties was approximately $753 million and $471 million in purchase mortgage financing was used to acquire these properties.  Also based on the aggregate amount of acquisition and development costs, as of December 31, 2006, the diversification of the properties by geographic region is as follows: 7.4% in Arkansas, 4.5% in California, 6.6% in Colorado, 8.5% in Maryland, 15.4% in Minnesota, 4.7% in Missouri, 2.3% in Nevada, 39.1% in Texas, 6.8% in Washington, D.C. and 4.7% in other international locations.  These properties had an aggregate of approximately 4.6 million square feet of gross leasable space.  For more detailed information regarding acquisitions of properties by such programs since January 1, 2004, see Table VI contained in Part II of the registration statement of which this prospectus is a part.

In addition to the foregoing, from time to time, programs sponsored by us or affiliates of our advisor may conduct other private offerings of securities.

Real Estate Market

The prior programs sponsored by affiliates of our advisor occasionally have been adversely affected by the cyclical nature of the real estate market.  They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline.  For example, BRP (Renner Plaza), LP experienced a bankruptcy of its single tenant, which in turn forced the lender to foreclose its loan and acquire the building.  However, Behringer Harvard Holdings paid supplemental returns to the investors in this program so that none lost money.  See Prior Performance Tables IV (Results of Completed Programs) and V (Results of Sales or Disposals of Property) in Exhibit A for further information regarding BRP (Renner Plaza), LP.  Additionally, Behringer Harvard-sponsored tenant-in-common programs, such as Behringer Harvard Colorado Building S, LLC, Behringer Harvard Travis Tower S LP, Behringer Harvard Pratt S, LLC and Behringer Harvard Alamo S LP, in which Behringer Harvard REIT I is the largest tenant-in-common investor, have acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties.  The increase in occupancy rates in the submarkets where of these properties are located, and the leasing increases at those properties, have been slower than anticipated.  While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated.  In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including leases for vacant space and the deferral of asset management fees otherwise payable to the sponsor or its affiliates.  See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Exhibit A for further information regarding these tenant-in-common programs.  Our business will be affected by similar conditions.

No assurance can be made that our program or other Behringer Harvard-sponsored programs will ultimately be successful in meeting their investment objectives.

Pending Litigation

One of the tenant-in-common programs, Behringer Harvard Beau Terre S, LLC, is currently underperforming relative to projections, which were based on certain seller representations regarding operating expenses and revenues for Beau Terre Office Park that Behringer Harvard Holdings believes to be false.  For example, Behringer Harvard Holdings relied on seller representations and third party due diligence, which included independent appraisals, regarding revenues related to the Beau Terre Office Park and has since learned that certain leases were fraudulent and a building had not been built.  Behringer Harvard Holdings has completed a settlement with the investors in the Beau Terre Office Park tenant-in-common program to support such investors’ returns and is pursuing claims against the seller of the property and other parties on behalf of itself and the investors.  As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms.  The on-site property manager was replaced with Trammell Crow beginning in January 2006, which was replaced by Colliers Dickson Flake Partners in April 2007.  The former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things.  Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims and pursuing its own claims against the seller and others.  This lawsuit is currently in the discovery phase. The private placement offering of tenant-in-common interests in Behringer Harvard Beau Terre S, LLC commenced on May 12, 2004 and was completed on August 18, 2004.  Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2007, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, including insurance companies, financial institutions or broker-dealers.  The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.   This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  This summary does not address state, local or non-U.S. tax considerations.

We base the information in this section on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions.  We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

We have asked DLA Piper US LLP, acting as our tax counsel in connection with this offering, to review this summary and opine that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects.  This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part.  The opinion of DLA Piper US LLP will be based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or on any court.

We urge you, as a prospective investor, to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and disposition of our common shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, disposition and election.

Opinion of Counsel

In connection with and prior to the commencement of this offering, we expect DLA Piper US LLP will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2007 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2007.  In providing its opinion, DLA Piper US LLP will rely, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates will include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations.  DLA Piper US LLP will not independently verify these facts.  Moreover, our continued qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. DLA Piper US LLP will not review our continuing compliance with those tests.  The statements made in the opinion of DLA Piper US LLP will be based upon existing law and Treasury regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively.  We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinion.  Moreover, an opinion of counsel is not binding on the IRS.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 of the Internal Revenue Code, effective for our taxable year ending December 31, 2007.  We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.  Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest.  This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT.  Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders.  In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute to our stockholders each year, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders.  This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•                  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•                  under some circumstances, we will be subject to “alternative minimum tax” on our items of tax preference;

•                  if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•                  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax on such income;

•                  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but we have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•                  if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure;

•                  if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level;

•                  if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service;

•                  subject to certain exceptions, we will be subject to a 100% tax on transactions with our TRSs if such transactions are not at arm’s length; and

•                  our TRSs will potentially be subject to federal, state, local and, if applicable, foreign taxation.

Taxable REIT Subsidiaries

A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS.  A corporation can be a TRS with respect to more than one REIT.  We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor.  See “– Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions” below.

A TRS is potentially subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation.  Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (1) to us if we do not pay the distributions received to our stockholders as distributions, or (2) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “– Requirements for Qualification as a REIT – Operational Requirements – Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets. We cannot, however, assure that we will always satisfy the 20% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below.  We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.

Finally, while a REIT is generally limited in its ability to earn qualifying rental income from a related party, a REIT can earn qualifying rental income from the lease of a qualified lodging facility to a TRS (even a wholly-owned TRS) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels, or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities.  For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified lodging facility, that contractor or any person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities for persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses for the operation of the qualified lodging facility, the TRS receiving the revenues from the operation of the qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

Requirements for Qualification as a REIT

In order to qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements discussed below, relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

The Internal Revenue Code defines a REIT as a corporation, trust or association that:

1.               is managed by one or more trustees or directors;

2.               has transferable shares or transferable certificates of beneficial ownership;

3.               would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

4.               is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Internal Revenue Code;

5.               has at least 100 persons as beneficial owners;

6.               during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Internal Revenue Code to include certain entities;

7.               files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

8.               meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.  Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT.  For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust.  We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6).  Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6).  If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year.  We satisfy this requirement.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income.  Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own.  In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements - Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•      At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property.  Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business.  Such dispositions are referred to as “prohibited transactions.”  This is known as the 75% Income Test.

•      At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing.  This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•      the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•      rents received from a tenant will not generally qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•      if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•      a REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income.  However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.”  Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to the entire building.  We may own up to 100% of the stock of one or more TRSs, which may generally provide noncustomary services to our tenants without tainting our rents from the related properties.

We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire.  Most interest qualifies under the 95% Income Test.  If a mortgage loan is secured exclusively by real property, all of such interest will also generally qualify under the 75% Income Test.  If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify under the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, provided the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test (notwithstanding its failure to satisfy these requirements) for three years, or if extended for good cause, up to a total of six years.  In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor after a short grace period.  We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds.  Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs.  We expect to receive proceeds from the offering in one or more closings and will trace proceeds from such closings for purposes of determining such one-year period.  No rulings or regulations have been issued under the Internal Revenue Code governing the mechanics of such tracing, so there can be no assurance that the Internal Revenue Service will agree with our tracing method.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above.  There can be no assurance given in this regard, however.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code.  These relief provisions generally will be available if:

•      our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•      we attach a schedule of our income sources to our federal income tax return; and

•      any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.  For example, if we fail to satisfy the 75% Income Test or the 95% Income Test because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.  As discussed above in “- Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements – Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT).  A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•      the REIT has held the property for not less than four years;

•      the aggregate expenditures made by the REIT, or any partner of the REIT, during the four-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•      either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges or (2) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year;

•      the REIT has held the property for at least four years for the production of rental income; and

•      if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale.  Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the four year holding period requirement.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax.  In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements - Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•      First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.  The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•      Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset test.

•      Third, except for stock or securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer.

•      Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second and third asset tests above, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership.

The 5% test must generally be met for any quarter in which we acquire securities.  Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values.  If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter.  We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements - Annual Distribution Requirement

In order to qualify for taxation as a REIT, we must meet the following annual distribution requirements:

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

1.     the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property

2.     minus the sum of certain items of non-cash income.

In calculating our REIT taxable income we are only required to include any income generated by a TRS to the extent the TRS pays us a dividend of its income.  We must generally pay these distributions in the taxable year to which they relate.  Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year.  If we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.  Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

Second, we must distribute during each calendar year at least the sum of:

•      85% of our ordinary income for that year;

•      95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•      any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.  For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax.  We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Internal Revenue Code.  Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class.  We do not intend to make any preferential dividends.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Internal Revenue Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year.  To qualify as a deficiency dividend, the distribution must satisfy certain requirements.  If these requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination.  We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains.  The effect of such an election would be:

•      we would be required to pay the tax on these gains;

•      our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•      the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system.  We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.  Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.  Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Harvard Opportunity Advisors II or its affiliates.  Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.  If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code.

Operational Requirements - Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations.  Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares.  We intend to comply with such requirements.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs.  If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year after electing REIT status, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates through 2010.  Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction.  Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.

We may also structure some sale-leaseback transactions as loans.  In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•      is a citizen or resident of the United States;

•      is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

•      is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•      is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership.  Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income.  Individuals receiving “qualified dividends,” dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution that (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in a non-recognition transaction, less any taxes paid by us on these items during our previous taxable year.  These distributions are not eligible for the dividends received deduction generally available to corporations.  To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares.  Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.  U.S. stockholders may not include any of our losses on their federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above.  Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits.  As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held the shares.  However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.  Capital gain dividends are not eligible for the dividends-received deduction for corporations.  In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain.  In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax.  In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns.  Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest.  Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket.  The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.”  U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability.  In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Internal Revenue Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Internal Revenue Code.  If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution.  U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies.  Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  Backup withholding will apply only if the stockholder:

•      fails to furnish his taxpayer identification number, which, for an individual, would be his Social Security Number;

•      furnishes an incorrect tax identification number;

•      is notified by the Internal Revenue Service that he has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•      under some circumstances, fails to certify, under penalties of perjury, that he has furnished a correct tax identification number and that (a) he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and distribution payments or (b) he has been notified by the Internal Revenue Service that he is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.  U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, and individual retirement accounts are generally exempt from federal income taxation.  Such entities are subject to taxation, however, on any unrelated business taxable income or “UBTI,” as defined in the Internal Revenue Code.  Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be a “pension-held REIT,” then qualified employee pension benefit trusts that hold more than 10% (in value) of our shares would be required to treat a certain percentage of the distributions paid to them as UBTI.  In order to be a pension-held REIT, we must be “predominately held” by such trusts.  We will be so held if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares.  Our charter contains ownership restrictions such that we expect to never be predominately held by such qualified employee pension benefit trusts, but there can be no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will generally constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated.  Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex.  The following discussion is intended only as a summary of these rules.  Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States.  A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed not to be “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.  Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable tax treaty.  Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA.  Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business.  Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals).  Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•      35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•      30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding.  A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits.  If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest.  Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.”  A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders.  We currently anticipate that we will be a domestically controlled REIT.  Therefore, sales of our shares should not be subject to taxation under FIRPTA.  However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT.  If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.  Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals.  In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.  Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his U.S. source capital gains.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. tax effect of an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders.  Prospective non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard Opportunity OP II, our operating partnership.  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income a distributive share of Behringer Harvard Opportunity OP II’s income and to deduct our distributive share of Behringer Harvard Opportunity OP II’s losses only if Behringer Harvard Opportunity OP II is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation.  Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may typically elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes.  Behringer Harvard Opportunity OP II intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though Behringer Harvard Opportunity OP II will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.”  A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof.  However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code.  Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception).  See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” above.

Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership.  Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.  Behringer Harvard Opportunity OP II qualifies for the Private Placement Exclusion.  Moreover, even if Behringer Harvard Opportunity OP II were considered a publicly traded partnership because it failed to qualify under any of the safe harbors, we believe Behringer Harvard Opportunity OP II should not be taxed as a corporation because it is expected to be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard Opportunity OP II will be classified as a partnership for federal income tax purposes.  DLA Piper US LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard Opportunity OP II will be taxable for federal income tax purposes as a partnership and not as an association taxable as a corporation.  Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard Opportunity OP II as a partnership for federal income tax purposes.  If such challenge were sustained by a court, Behringer Harvard Opportunity OP II would be treated as a corporation for federal income tax purposes, as described below.  In addition, the opinion of DLA Piper US LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation.  No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Behringer Harvard Opportunity OP II were taxable as a corporation, rather than a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT.  See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” and “- Operational Requirements – Asset Tests” above.  In addition, any change in Behringer Harvard Opportunity OP II’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.  Further, items of income and deduction of Behringer Harvard Opportunity OP II would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, Behringer Harvard Opportunity OP II would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard Opportunity OP II’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes.  We will be required to take into account our allocable share of Behringer Harvard Opportunity OP II’s income, gains, losses, deductions and credits for any taxable year of Behringer Harvard Opportunity OP II ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard Opportunity OP II.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Behringer Harvard Opportunity OP II’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.  Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Behringer Harvard Opportunity OP II, depreciation or amortization deductions of Behringer Harvard Opportunity OP II generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard Opportunity OP II, except to the extent that Behringer Harvard Opportunity OP II is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions.  We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale.  These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur.  The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend.  The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard Opportunity OP II than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP II generally is equal to: (1) the amount of cash and the basis of any other property contributed to Behringer Harvard Opportunity OP II by us, (2) increased by (a) our allocable share of Behringer Harvard Opportunity OP II’s income and (b) our allocable share of indebtedness of Behringer Harvard Opportunity OP II, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard Opportunity OP II’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard Opportunity OP II.

If the allocation of our distributive share of Behringer Harvard Opportunity OP II’s loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP II below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero.  If a distribution from Behringer Harvard Opportunity OP II or a reduction in our share of Behringer Harvard Opportunity OP II’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us.  The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard Opportunity OP II has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

Behringer Harvard Opportunity OP II will use a portion of contributions made by us from offering proceeds to acquire interests in properties.  To the extent that Behringer Harvard Opportunity OP II acquires properties for cash, Behringer Harvard Opportunity OP II’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard Opportunity OP II.  Behringer Harvard Opportunity OP II plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation.  Under this system, Behringer Harvard Opportunity OP II generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period.  To the extent that Behringer Harvard Opportunity OP II acquires properties in exchange for units of Behringer Harvard Opportunity OP II, Behringer Harvard Opportunity OP II’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Behringer Harvard Opportunity OP II.  Although the law is not entirely clear, Behringer Harvard Opportunity OP II generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by Behringer Harvard Opportunity OP II on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Any gain recognized by Behringer Harvard Opportunity OP II upon the disposition of a property acquired by Behringer Harvard Opportunity OP II for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP II.

Our share of any gain realized by Behringer Harvard Opportunity OP II on the sale of any property held by Behringer Harvard Opportunity OP II as inventory or other property held primarily for sale in the ordinary course of Behringer Harvard Opportunity OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status.  See “- Requirements for Qualification as a REIT – Operational Requirements - Gross Income Tests” above.  We, however, do not currently intend to acquire or hold or allow Behringer Harvard Opportunity OP II to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or Behringer Harvard Opportunity OP II’s trade or business.

1031 Exchange Program

Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a “Behringer Harvard Exchange Entity.”  The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets (1031 Participants).  The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants.  Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants.  Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax.  This will have no impact on our tax liability.

When we purchase interests in the Exchange Program Properties, the tax treatment is expected to be the same as it would be with respect to our other acquisitions of real property.  We will become the owner of an interest in real estate, we will have a tax basis in the real estate generally equal to our cost, and our holding period for such real estate will begin on the day of the acquisition.  Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion we would with any other real estate investments.  The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pensions, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable.  This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus.  We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur.  Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs.  However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA.  While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•                  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•                  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•                  whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders;”

•                  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•                  the need to value the assets of the Plan or IRA annually; and

•                  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements - Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable.  If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this might require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan.  Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares.  See “Risk Factors – Federal Income Tax Risks.”  The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop.  See “– Annual Valuation Requirement” below.  Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold.  Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares.  There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year.  However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value; provided, however, that if we have sold properties and/or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per share will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales.  Beginning three full fiscal years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of Behringer Harvard Opportunity Advisors II.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make annual valuations available to our stockholders through our web site beginning two years after the last public offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•      the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties and other assets can be sold;

•      our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•      that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations - Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein.  For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.  Further, many transactions between Plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Internal Revenue Code.  ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as stockholders.  If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.”  Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets - Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets.  Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•                  in securities issued by an investment company registered under the Investment Company Act;

•                  in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                  in which equity participation by “benefit plan investors” is not significant; or

•                  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors.  The term “benefit plan investors” is broadly defined for this purpose, and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded.  We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above.  As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation.  The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.  Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and one another.  We anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.  The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.

Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•                  any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•                  any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•                  any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•                  any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement.  Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability.  The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute “publicly-offered securities” and, accordingly, we believe our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Real Estate Operating Company Exemption

The Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation,  (1) at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors, valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to substantially participate directly  in the management or development activities, and (2) in the ordinary course of our business we are engaged directly in real estate management or development activities.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption.  Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets.  The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code.  These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.  For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets.  Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs.  Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs.  Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions – Consequences

ERISA forbids Plans from engaging in prohibited transactions.  Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties.  If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom.  Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected.  The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.  For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

Under our charter, we have authority to issue a total of 400,001,000 shares of capital stock.  Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.  Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval.  Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.  Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest.  In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

As of June 15, 2007, 22,471 shares of our common stock and 1,000 shares of our convertible stock were issued and outstanding and owned by Behringer Harvard Holdings, an affiliate of our advisor, and no shares of preferred stock were issued and outstanding.  We expect to elect at least two independent directors prior to commencement of this offering and to issue each independent director 1,000 shares of restricted stock on the date he or she first becomes a director and thereafter issue 1,000 shares of restricted stock to each independent director upon such person’s re-election as a director.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors.  Our charter does not provide for cumulative voting in the election of directors.  Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors.  Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders.  All shares of common stock issued in this offering will be fully paid and non-assessable.  Our stockholders will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will our common stockholders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Our board of directors has authorized the issuance of shares without certificates.  We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares in certificated form.  We will engage a third party to serve as registrar and transfer agent for our common stock.  We will name our transfer agent prior to the commencement of this offering.  Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge.  Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share.  We have issued all of such shares to Behringer Harvard Holdings, an affiliate of our advisor.  No additional consideration is due upon the conversion of the convertible stock.  There will be no distributions paid on shares of convertible stock.  Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock.  The conversion of the convertible stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote.  However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of our provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) our making total distributions on then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below.  Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets.  Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the second following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.  In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory management agreement with Behringer Harvard Opportunity Advisors II, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible (but will not convert) into the number of shares of our common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid through the date of the termination or expiration of the advisory management agreement on then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, divided by (B) the value of the company as of the date of the termination or expiration of the advisory management agreement divided by the number of outstanding shares of common stock as of such date.  Thereafter, the convertible stock will automatically convert into the applicable number of shares of common stock upon the earlier to occur of (1) the date we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) the listing of the common stock for trading on a national securities exchange.

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing.  If the holder of shares of convertible stock disagrees with the value so determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties.  The cost of such appraisal shall be shared evenly between us and our advisor.

If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized.  The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.  Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.  If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our advisor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders.  In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders.  Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chief executive officer, or by an officer of the company upon the written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting.  Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting.  The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum.  Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

•                  our liquidation and dissolution; and

•                  on being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors.  While our stockholders do not have the ability to vote to replace Behringer Harvard Opportunity Advisors II or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Stockholders are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes.  Such list may not be used to solicit the acquisition of our shares or for another commercial purpose other than in the interest of the stockholders relative to our affairs.  The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request.  A stockholder requesting a list will be required to pay reasonable costs of postage and duplication.  Stockholders and their representatives shall also be given access to our corporate records at reasonable times.  We have the right to ask that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code.  In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year.  Each of the requirements specified in the two preceding sentences shall not apply until after 2007, the first taxable year for which we will make an election to be taxed as a REIT.  We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code.  However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our stock that a person may own.  No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of stock in the aggregate.  This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock.  However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulation.  Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons.  Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.  The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits.  However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions.  The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below.  The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void.  Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares.  The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer.  Shares of our stock held in the trust will be issued and outstanding shares.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust.  These rights will be exercised for the exclusive benefit of the charitable beneficiary.  Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.  Any distribution authorized but unpaid will be paid when due to the trustee.  Any distribution paid to the trustee will be held in trust for the charitable beneficiary.  Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares.  Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.  The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer.  We will have the right to accept the offer until the trustee has sold the shares.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he beneficially owns and a description of the manner in which the shares are held.  Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.  In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once our board of directors has begun to declare distributions, we intend to declare and make distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so.  Distributions will be paid to stockholders as of the record dates selected by the directors.  We intend to calculate our monthly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes.  Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income.  See “Federal Income Tax Considerations – Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition.  The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.  We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.  There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.  See “Risk Factors – Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders.  We may issue securities as stock dividends in the future.

Share Redemption Program

Prior to commencement of this offering, our board of directors expects to approve (but delay the adoption of) a share redemption program that may enable you to sell your shares to us in limited circumstances.  However, we will not adopt the program during this primary offering or any subsequent primary offering unless the SEC grants us exemptive relief from rules restricting issuer purchases during distributions.  We currently expect to request exemptive relief prior to the commencement of this offering.  However, we may never obtain this relief.  Moreover, our board of directors could choose not to adopt the proposed redemption program or to amend its provisions without the approval of our stockholders. Upon adoption, our proposed share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.  The purchase price for such shares redeemed under the redemption program will be as set forth below until we begin obtaining appraisals.  We expect to obtain appraisals of the value of our properties and our other assets three full fiscal years after the later of the termination of this or any subsequent offering of our shares.  We will retain persons independent of us and our advisor to prepare these appraisals.

Except for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will equal (1) prior to the time we begin obtaining appraisals, the amount by which (a) the lesser of (i) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or (2) after we begin obtaining such appraisals, the lesser of (i) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors.  In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard Opportunity OP II who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard Opportunity OP II.  Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of a stockholder’s death or qualifying disability, a stockholder’s confinement to a long-term care facility, other exigent circumstances affecting a stockholder such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.  For a description of the exchange rights of the limited partners of Behringer Harvard Opportunity OP II, see the section of this prospectus captioned “The Operating Partnership Agreement – Exchange Rights.”

In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust.  We must receive the written notice within 270 days after the death of the stockholder.  If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.  If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder.  We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability, or with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician.  If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”).  The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a “qualifying disability”, unless permitted in the discretion of the board of directors.  Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                  disabilities occurring after the legal retirement age;

•                  temporary disabilities; and

•                  disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.  However, where a stockholder requests the redemption of his or her shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s shares in its discretion.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.  Where a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility.  Notwithstanding the above, where a stockholder requests redemption of his or her shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, our board of directors may redeem the stockholder’s shares in its discretion.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not pre-existing on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder), until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (a) the average price per share you paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.  Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal.  We will redeem shares upon the death or disability of the stockholder or such stockholder’s confinement to a long-term care facility only to the extent that we have sufficient funds available to us to fund such redemption.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder.  In connection with a request for redemption, the stockholder or his of her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us or (2) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

We will engage a third-party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption.  We will deduct up to $300 from the proceeds of the repurchase to cover our costs for this search.  Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search.  We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program.  We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares.  Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year (to the extent we have positive cash flow), plus any proceeds from our distribution reinvestment plan.  Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination, or amendment is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.  These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility.  You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.  See “Risk Factors Risks Related to Our Business in General.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption.  We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period.  If we do not have sufficient funds available at the time when redemption is requested, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available.  Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows:  first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to other redemption requests.  Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares.  However, provided that your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent.  An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.  A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility.  If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption.  The shares approved for redemption will accrue no distributions after the effective date of redemption.  In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the end of the period ending no later than the last day of the calendar month preceding the determination of the availability of funds for redemption.  Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in Behringer Harvard Opportunity OP II’s limited partnership agreement and any other applicable agreement, we may cause Behringer Harvard Opportunity OP II to offer to its limited partners (other than our subsidiaries, BHO Partners II and BHO Business Trust II) a partnership unit redemption program equivalent to our share redemption program.  Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares.  No such market presently exists, and we cannot assure you that any market for your shares will ever develop.  Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program.  For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations – Taxation of U.S. Stockholders.”

The shares we purchase under the share redemption program will be cancelled, and we will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or pursuant to an exemption from such laws.

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction.  This term does not include:

•      a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•      a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Harvard Opportunity Advisors II or our investment objectives.

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser.  The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction.  The appraisal shall assume an orderly liquidation of assets over a 12-month period.  The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our stockholders who vote “no” on the proposal the choice of:

(1)   accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)   one of the following:

(a)          remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously, or

(b)         receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

•                  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and bylaws and described under “- Meetings and Special Voting Requirements”; or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•      an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares.  Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third,

•                  one-third or more but less than a majority, or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval.  A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.  If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements.  The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer.  If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer.  In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board,

•                  two-thirds vote requirement for removing a director,

•                  a requirement that the number of directors be fixed only by vote of the directors,

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•                  a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.  The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock.  We are offering 25,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share.  Such price may only be available until the termination of our primary offering, which is anticipated to be on or before                                , 2009, though our board of directors may extend the primary offering an additional year.  Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.  The following is a summary of our distribution reinvestment plan.  See Exhibit C to this prospectus for the full text of the plan.

Subject to certain conditions set forth in our distribution reinvestment plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard or its affiliates, including but not limited to partners of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I and stockholders of Behringer Harvard REIT I, Inc. and Behringer Harvard Opportunity REIT I, Inc., may participate in our distribution reinvestment plan and elect to purchase shares of our common stock with their distributions from such other programs.  In addition, limited partners of Behringer Harvard Opportunity OP II may also participate in our distribution reinvestment plan and have cash otherwise distributable to them by Behringer Harvard Opportunity OP II invested in our shares.

No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan.  The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.50 per share, or $0.60 per share more than we receive from the sale of shares in our primary offering (assuming selling commissions of 7%, dealer manager fees of 2.5% and other organization and offering expenses of 1.5% of the gross proceeds in our primary offering and shares in our primary offering are sold at $10.00 per share).  We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our proposed share redemption program.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT II) will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us.  Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions.  Participants in the distribution reinvestment plan may purchase fractional shares.  If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants.  Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan.  However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

After the expiration of the offering of the shares we have registered for sale under the distribution reinvestment plan, we may allow participants to reinvest cash distributions from us in securities issued by a subsequent Behringer Harvard-sponsored program only if all of the following conditions are satisfied:

•                  prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto related to the offering of securities in the subsequent Behringer Harvard-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•                  a registration statement covering the securities offered by the subsequent Behringer Harvard-sponsored program has been declared effective under the Securities Act;

•                  the offer and sale of such securities are qualified or registered for sale under applicable state securities laws;

•                  the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard-sponsored program;

•                  the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard-sponsored program; and

•                  the subsequent Behringer Harvard-sponsored program has substantially the same investment objectives as us.

Stockholders who invest in subsequent Behringer Harvard-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Behringer Harvard-sponsored program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard-sponsored program.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $25.00 or more in additional shares of common stock at regular intervals through automatic debits to their checking, savings or other bank account.  After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan.  Purchases pursuant to our automatic purchase plan are made in our primary offering on a monthly basis.  Dealer manager fees not to exceed 2.5% will be paid with respect to purchases under our automatic purchase plan.  Selling commissions not to exceed 7.0% will be paid with respect to purchases under the automatic purchase plan if the participant in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission.  A stockholder participating in the plan is permitted to identify, change or eliminate the name of his or her account executive at a participating broker-dealer with respect to investments pursuant to such plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid.  Shares purchased in the automatic investment plan are not eligible for volume discounts.  Participants in the automatic purchase plan may purchase fractional shares.  A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit D.

Pursuant to the terms of our automatic purchase plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT II) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in our distribution reinvestment plan and/or our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares.  You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both.  If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities.  Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.  Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan.  Any prospective investor who wishes to participate in either plan should consult with his broker as to the broker’s position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan and/or automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

To withdraw from participation in our distribution reinvestment plan and/or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to the reinvestment agent.  A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month.  A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Prior to the listing of our shares on a national stock exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in every state in which such offers and sales are made.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any states in which registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares, and the total shares purchased on behalf of the participant pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.  See “Risk Factors – Federal Income Tax Risks.”  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

Behringer Harvard Opportunity OP II was formed on January 12, 2007 to acquire, own and operate properties on our behalf.  It will be the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property.  These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT.  For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Behringer Harvard Opportunity OP II, will be deemed to be assets and income of the REIT.

A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis.  In addition, Behringer Harvard Opportunity OP II will be structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock.  Finally, a limited partner in Behringer Harvard Opportunity OP II may later exchange his limited partnership units in Behringer Harvard Opportunity OP II for shares of our common stock in a taxable transaction.

The partnership agreement for Behringer Harvard Opportunity OP II will contain provisions that would allow, under certain circumstances, other entities, including other Behringer Harvard-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard Opportunity OP II.  In the event of such a merger, exchange or conversion, Behringer Harvard Opportunity OP II would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard Opportunity OP II.  As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Behringer Harvard Opportunity OP II.  We may, however, own investments directly or through entities other than Behringer Harvard Opportunity OP II if limited partners of Behringer Harvard Opportunity OP II that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity.  BHO Partners II, our wholly owned subsidiary, is the sole general partner of Behringer Harvard Opportunity OP II and, as of June 15, 2007, owned an approximately 0.1% partnership interest in Behringer Harvard Opportunity OP II.  Our subsidiary, BHO Business Trust II, has contributed $170,000 to Behringer Harvard Opportunity OP II, and is the only limited partner and the owner of the other approximately 99.9% partnership interest in Behringer Harvard Opportunity OP II.  Through BHO Partners II, we have the exclusive power to manage and conduct the business of Behringer Harvard Opportunity OP II.

The following is a summary of certain provisions of the partnership agreement of Behringer Harvard Opportunity OP II that we will adopt prior to commencement of this offering.  This summary is not complete and is qualified by the specific language in the partnership agreement.  You should refer to the partnership agreement, itself, which we will file as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer (through our wholly owned subsidiary, BHO Business Trust II) substantially all of the net proceeds of the offering to Behringer Harvard Opportunity OP II as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors.  Behringer Harvard Opportunity OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.  If Behringer Harvard Opportunity OP II requires additional funds at any time in excess of capital contributions made by us, though BHO Business Trust II or BHO Partners II, or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard Opportunity OP II on the same terms and conditions as are applicable to our borrowing of such funds.  In addition, we are authorized to cause Behringer Harvard Opportunity OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard Opportunity OP II.

Operations

The partnership agreement requires that Behringer Harvard Opportunity OP II be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard Opportunity OP II will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard Opportunity OP II being taxed as a corporation, rather than as a partnership.  See “Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership.”

The partnership agreement provides that Behringer Harvard Opportunity OP II will distribute cash flow from operations to the limited partners of Behringer Harvard Opportunity OP II in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of partnership interest in Behringer Harvard Opportunity OP II will effectively receive the same amount of annual cash flow distributions from Behringer Harvard Opportunity OP II as the amount of annual distributions paid to the holder of one of our shares of common stock.  Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

Similarly, the partnership agreement of Behringer Harvard Opportunity OP II provides that taxable income is generally allocated to the partners of Behringer Harvard Opportunity OP II in accordance with their relative percentage interests such that a holder of one unit of partnership interest in Behringer Harvard Opportunity OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.  Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP II.  We are authorized to allocate income or loss to permit Behringer Harvard Opportunity OP II in a manner so to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

Upon the liquidation of Behringer Harvard Opportunity OP II, after payment of debts and obligations, any remaining assets of Behringer Harvard Opportunity OP II will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If BHO Partners II were to have a negative balance in its capital account following a liquidation, we might be obligated to contribute cash to Behringer Harvard Opportunity OP II up to an amount not exceeding such negative balance.

In addition to the administrative and operating costs and expenses incurred by Behringer Harvard Opportunity OP II in acquiring and operating real properties, to the extent not paid by us, Behringer Harvard Opportunity OP II will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard Opportunity OP II.  Such expenses will include:

•                  all expenses relating to the formation and continuity of our existence;

•                  all expenses relating to the public offering and registration of securities by us;

•                  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•                  all expenses associated with compliance by us with applicable laws, rules and regulations;

•                  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•                  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard Opportunity OP II.

All claims between the partners of Behringer Harvard Opportunity OP II arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of Behringer Harvard Opportunity OP II, including BHO Business Trust II, have the right to cause their limited partnership units to be redeemed by Behringer Harvard Opportunity OP II or purchased by us for cash.  In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis.  Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged.  If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined.  If our shares of common stock are not listed, then until three full fiscal years after the later of this or any subsequent offering of our shares, we will use the offering price of shares in our most recent primary offering as the cash value per share (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the cash value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  Beginning three full fiscal years after the last offering of our shares (or possibly sooner if our board determines otherwise), the cash value per share will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of our advisor.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.  Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

Subject to the foregoing, limited partners of Behringer Harvard Opportunity OP II may exercise their exchange rights at any time after one year following the date of issuance of their partnership units.  However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.  We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard Opportunity OP II in exchange for their limited partnership units.  Rather, in the event a limited partner of Behringer Harvard Opportunity OP II exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) cause BHO Partners II to voluntarily withdraw as the general partner of Behringer Harvard Opportunity OP II, (2) engage in any merger, consolidation or other business combination, or (3) cause BHO Partners II to transfer the general partnership interest in Behringer Harvard Opportunity OP II (except to us or another of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard Opportunity OP II in return for an interest in Behringer Harvard Opportunity OP II and agrees to assume all obligations of the general partner of Behringer Harvard Opportunity OP II.  We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard Opportunity OP II, other than BHO Business Trust II and other affiliates of Mr. Behringer.  With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard Opportunity OP II, in whole or in part, without our written consent, acting as general partner through our wholly owned subsidiary, BHO Partners II.  In addition, BHO Business Trust II may not transfer its interest in Behringer Harvard Opportunity OP II as long as Behringer Harvard Opportunity Advisors II is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHO Business Trust II.

PLAN OF DISTRIBUTION

The Offering

We are offering a minimum of 200,000 shares and a maximum of 100,000,000 shares of our common stock to the public in our primary offering through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor.  The shares are being offered at a price of $10 per share with discounts available to certain categories of purchasers.  Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering 25,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share.  Therefore, a total of 125,000,000 shares are being registered in this offering.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.  The offering of our shares will terminate on or before                      , 2009.  However, our board of directors may extend the offering an additional year.  If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the commencement of this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  While we could continue public offerings indefinitely, and while we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond three years from the effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  Our board of directors may terminate this offering at any time prior to the termination date.  Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Behringer Securities

Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard-sponsored programs, including the securities being offered in this offering.  Behringer Securities has acted as dealer manager for prior public offerings by Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I and is currently acting as dealer manager for the initial public offering of Behringer Harvard Opportunity REIT I and the second follow-on offering of Behringer Harvard REIT I.  For additional information about Behringer Securities, including information relating to Behringer Securities’ affiliation with us, please refer to the section of this prospectus captioned “Management - Affiliated Companies - Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds.  The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses.  We will not pay selling commissions or a dealer manager fee for shares sold under the distribution reinvestment plan.   We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

				Net Proceeds
	Price	Selling	Dealer	(Before Organization
	to Public	Commissions	Manager Fee	and Offering Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	$2,000,000	$140,000	$50,000	$1,810,000
Total Maximum	$1,000,000,000	$70,000,000	$25,000,000	$905,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

We will not pay any selling commissions in connection with:  (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “—Shares Purchased by Affiliates and Participating Broker-Dealers”) and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  We will not pay any selling commissions in connection with sales by us directly to certain institutional investors.  In addition: (x) Behringer Securities may agree to reduce its dealer manager fees, and (y) our advisor may agree to reduce its organization and offering expenses payment.  The net proceeds to us will not be affected by any such reductions in selling commissions, dealer manager fees, or organization and offering expenses.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain other broker-dealers or authorized representatives who are members of the NASD to sell shares of our common stock.  In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers.  In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering a portion of its dealer manager fee, provided that the dealer manager may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or expenses from third parties.  The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers.  The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced.  We will not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

We or our affiliates may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual.  Pursuant to such rule, non-cash incentives may include: a de-minimus amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings.  Such incentives will not be preconditioned on achievement of sales targets.  The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

Under the rules of the NASD, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, due diligence expenses, and any non-cash sales incentives, may not exceed 10% of our gross offering proceeds, provided that amounts paid for reimbursement of bona fide due diligence expenses are not subject to this 10% cap on underwriting compensation but are currently limited to 0.5% of our gross offering proceeds.  The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.  In addition to amounts paid to Behringer Securities for selling commissions and the dealer manager fee, we will pay our advisor 1.5% of gross proceeds from the primary offering for other organization and offering expenses less any amounts we pay directly (other than selling commissions and the dealer manager fee).  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of the gross proceeds from the primary offering, without recourse against or reimbursement by us.  No payment or reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act.  However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of Behringer Harvard Opportunity Advisors II (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase shares in this offering at a discount.  The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds we receive will not be affected by such sales of shares at a discount.  Behringer Harvard Opportunity Advisors II and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.  In addition, shares purchased by Behringer Harvard Opportunity Advisors II and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us.  If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares.  Until such time as we have raised the minimum offering amount, you should make your check payable to “Citibank Texas, N.A., Escrow Agent for Behringer Harvard Opportunity REIT II, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Behringer Harvard Opportunity REIT II, Inc.,” except that New York and Pennsylvania investors should follow the instructions below under “—Minimum Offering.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you:

•      have received this prospectus;

•      agree to be bound by the terms of our charter;

•      meet the suitability standards described in this prospectus;

•      are purchasing the shares for your own account;

•      acknowledge that, if you are a Kansas resident, the Office of the Kansas Securities Commissioner recommends that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth.  For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•      affirm that, if you are a Michigan, Ohio or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

•      acknowledge that there is no public market for our shares; and

•      are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.  See also the section of this prospectus captioned “How to Subscribe.”

Subscriptions will be effective upon either our (1) acceptance and countersigning of the subscription agreement or (2) admission of the subscriber as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the subscriber.  In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the subscriber as a stockholder, which may or may not be the date on which the corresponding confirmation is sent.  We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or company account.  We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit a subscriber’s check promptly to the escrow agent or to us, as applicable.

We will accept or reject subscriptions within 30 days after we receive them.  If your subscription agreement is rejected, your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) will be returned to you within ten business days after the date of such rejection.  If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as an investor.  After raising the minimum offering amount, we expect to admit new investors at least monthly.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2.0 million of shares of common stock have been received and accepted by us (the “Minimum Offering”).  Any shares purchased by our advisor or its affiliates will not count in calculating the Minimum Offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before                                 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Subscribers may not withdraw funds from the escrow account.

If the Minimum Offering has not been received and accepted by                                 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.  In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected.  In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with Treasury Regulations.  Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested.  During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to subscribers upon the termination of the escrow period.  We will bear all expenses of escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions aggregating at least $50,000,000 have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $50,000,000 by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them.  If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor’s request.  Until we have raised $50,000,000, Pennsylvania investors should make their checks payable to “Citibank Texas, N.A., Escrow Agent for Behringer Harvard Opportunity REIT II, Inc.”  Once we have raised the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Behringer Harvard Opportunity REIT II, Inc.”

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $2.5 million have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $2.5 million by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.  Until we have raised $2.5 million, New York investors should make their checks payable to “Citibank Texas, N.A., Escrow Agent for Behringer Harvard Opportunity REIT II, Inc.”  Once we have raised the New York minimum, New York investors should make their checks payable to “Behringer Harvard Opportunity REIT II, Inc.”

Admission of Stockholders

Initial subscribers may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that we may not admit subscribers residing in New York as stockholders until we have received and accepted subscriptions aggregating $2.5 million and we may not admit subscribers residing in Pennsylvania until we have received and accepted subscriptions aggregating $50,000,000.  Once the respective minimum offerings are met, subscribers may be admitted as stockholders at any time.  We expect to admit stockholders to Behringer Harvard Opportunity REIT II on at least a monthly basis.

Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow for at least 35 days.  You will not otherwise be entitled to interest earned on funds held prior to acceptance of your subscription.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.  In the future we may make similar arrangements for our investors with other custodians.  Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale.  In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.  The following table illustrates the various discount levels available for qualifying purchases:

		Commissions on Sales per Incremental
		Share in Volume Discount Range
Number of	Purchase Price per Incremental	Percentage
Shares Purchased	Share in Volume Discount Range	(Based on $10 per Share)	Amount
1 to 50,000	$10.00	7.0%	$0.70
50,001 to 100,000	$9.80	5.0%	$0.50
100,001 and over	$9.60	3.0%	$0.30

For example, if an investor purchases 600,000 shares, he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining 500,000 shares ($9.60 per share).  Accordingly, he or she could pay as little as $5,790,000 (approximately $9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $210,000 (approximately $0.35 per share) and, after payment of the dealer manager fee of $150,000 ($0.25 per share), we would receive net proceeds of $5,430,000 ($9.05 per share).  The net proceeds to us will not be affected by volume discounts.

In addition, in order to encourage purchases of 300,000 or more shares, a subscriber who agrees to purchase at least 300,000 shares may negotiate with Behringer Securities to reduce the dealer manager fee with respect to the sale of the shares, and, with the agreement of the participating broker-dealer, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.1%.  In addition or in the alternative, our sponsor may agree to fund to us on behalf of a purchaser of 300,000 or more shares or reimburse a purchaser of 300,000 or more shares for the organization and offering expense reimbursement applicable to its purchase or its out-of-pocket costs relating to an investment in our shares.  Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares.  The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations.  All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions (or organization and offering fees and dealer manager fees in respect of sales of over 300,000 shares), for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to Behringer Harvard Opportunity Advisors II and the dealer manager fee payable to Behringer Securities, will be calculated as though the purchaser paid $10.00 per share.  Further, the sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer.  The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.”  Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request.  Any such request will be subject to verification by our advisor that all such subscriptions were made by a single “purchaser.”

For the purpose of such volume discounts, the term “purchaser” includes:

•      an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•      a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•      an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•      all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to other public Behringer Harvard-sponsored real estate programs, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager.  Any such reduction in selling commissions will be prorated among the separate subscribers.  An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable.  If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares.  As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•      there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•      all purchasers of the shares must be informed of the availability of quantity discounts;

•      the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•      the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•      the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•      no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock.  If you want to purchase shares, you must proceed as follows:

(1)   Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)   Complete the execution copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(3)   Until such time as we have raised the minimum offering amount, you should make your check payable to “Citibank Texas, N.A., Escrow Agent for Behringer Harvard Opportunity REIT II, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Behringer Harvard Opportunity REIT II, Inc.” except that New York and Pennsylvania investors should follow the instructions above under “—Minimum Offering.”

(4)   For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3650

For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below.

(5)   By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.  If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose.  We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment.  Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.  Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.  In the future we may make similar arrangements for our investors with other custodians.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus.  The sales material may include:

•      investor sales promotion brochures;

•      cover letters transmitting the prospectus;

•      brochures containing a summary description of the offering;

•      brochures describing our advisor, directors and officers;

•      reprints of articles about us or the real estate industry generally;

•      fact sheets describing the general nature of Behringer Harvard Opportunity REIT II and our investment objectives;

•      slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•      broker updates;

•      computer presentations;

•      web site material;

•      electronic media presentations;

•      audio cassette presentations;

•      video presentations;

•      cd-rom presentations;

•      seminars and seminar advertisements and invitations; and

•      scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints.  In certain jurisdictions, some or all of such sales material may not be available.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus.  Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

DLA Piper US LLP, Baltimore, Maryland, will pass upon the legality of the common stock.  DLA Piper US LLP, Chicago, Illinois has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and will pass upon our qualification as a REIT for federal income tax purposes.  DLA Piper US LLP also provides legal services to Behringer Harvard Opportunity Advisors II, our advisor, Behringer Securities, our dealer manager, as well as other affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The consolidated balance sheet of Behringer Harvard Opportunity REIT II, Inc. and its subsidiaries at January 19, 2007 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a web site at www.behringerharvard.com where there is additional information about our business, but the contents of the web site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO CONSOLIDATED BALANCE SHEET

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of January 19, 2007	F-3
Notes to Consolidated Balance Sheet	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Behringer Harvard Opportunity REIT II, Inc:

We have audited the accompanying consolidated balance sheet of Behringer Harvard Opportunity REIT II, Inc. and subsidiaries (the “Company”) as of January 19, 2007.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of January 19, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 9, 2007 (May 20, 2007 as to Note 6)

Behringer Harvard Opportunity REIT II, Inc.

Consolidated Balance Sheet

January 19, 2007

Assets
Cash and cash equivalents	$201,000
Total assets	$201,000

Liabilities and stockholders’ equity

Total liabilities	$—

Stockholders’ equity
Nonvoting convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 22,471 issued and outstanding	2
Additional paid-in capital	200,998
Retained earnings	—
Total stockholders’ equity	201,000
Total liabilities and stockholders’ equity	$201,000

The accompanying notes are an integral part of this consolidated balance sheet.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

As of January 19, 2007

1.             Organization

Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was formed on January 9, 2007 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company was organized primarily to invest in and operate commercial properties and real estate-related assets.  As discussed in Note 3, the Company sold stock to Behringer Harvard Holdings, Inc. (“Holdings”) on January 19, 2007.  The Company’s fiscal year end is December 31.  We have not begun operations.

The Company is offering a maximum of 100,000,000 shares of its common stock to the public in its primary offering at $10.00 per share, with discounts available to certain purchasers, and 25,000,000 shares of its common stock pursuant to its distribution reinvestment plan at $9.50 per share.  The Company may reallocate the shares between the primary offering and the distribution reinvestment plan.

The Company intends to use the net proceeds from its public offering to acquire commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, multifamily properties, warehouse and distribution facilities, and hospitality, recreation and leisure properties.  The Company may also invest in real estate-related assets, including real estate-related securities, collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests.

The Company’s advisor is Behringer Harvard Opportunity Advisors II LP, a Texas limited partnership (the “Advisor”).  The Advisor is an affiliate of the Company and Holdings, the Company’s stockholder. Subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Substantially all of the Company’s business will be conducted through Behringer Harvard Opportunity OP II LP, the Company’s operating partnership (the “OP”).  A wholly owned subsidiary of the Company, BHO Partners II, LLC, a Delaware limited liability company (“BHO Partners”), is the owner of a 0.1% interest in the OP as its sole general partner.  The remaining 99.9% of the OP is held as a limited partner’s interest by BHO Business Trust II (“BHO Trust”), a Maryland business trust and wholly-owned subsidiary of the Company.  As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the OP being taxed as a corporation, rather than as a partnership.  In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP.

2.             Summary of Significant Accounting Policies

 Consolidation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries, the OP, BHO Trust and BHO Partners.  All intercompany profits, balances and transactions are eliminated in consolidation.

Organization and Offering Costs

The Company will pay the Advisor 1.5% of gross proceeds of the primary offering less any organization and offering expenses the Company pays directly (other than selling commissions and the dealer manager fee) for organization and offering expenses.  Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by the Company in connection with the Company’s formation, preparing for the offering, the qualification and registration of the offering and the marketing and distribution of the Company’s shares.  Organization and offering costs include, but are not limited to, accounting and legal fees (including the dealer manager’s legal fees), costs to amend the registration statement and supplement the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse the Advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, fees of the transfer agent, registrars, trustees, escrow holders, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers.  The Advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee.  If these expenses exceed 1.5% of gross proceeds of the primary offering, we have no obligation to reimburse the Advisor for the excess.  If these expenses total less than 1.5% of gross proceeds of the primary offering, we are not entitled to a refund.   No reimbursement of organization and offering expenses will be made with respect to sales under the distribution reinvestment plan.

All offering costs, including selling commissions and dealer manager fees, will be recorded as an offset to additional paid-in capital, and all organization costs will be recorded as an expense.  As of January 19, 2007, organization and offering costs paid by the Advisor on our behalf totalled $68,287.  We will begin to accrue for organization and offering expenses when the minimum of 200,000 shares of common stock has been sold under our public offering.

Income Taxes

The Company intends to make an election to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2007.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP).  REITs are subject to a number of other organizational and operations requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Concentration of Credit Risk

At January 19, 2007, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account.  The Company limits cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk in cash and cash equivalents.

Cash

Cash consists of cash on hand and highly liquid investments purchased with original maturities of three months or less.

3.             Capitalization

Under the Company’s charter, the Company has the authority to issue 350,000,000 shares of common stock, 50,000,000 shares of preferred stock and 1,000 shares of non-participating, non-voting, convertible stock (“Convertible Stock”).  All shares of such stock have a par value of $.0001 per share.  On January 19, 2007, the Company sold 1,000 shares of Convertible Stock and 22,471 shares of common stock to Holdings for $201,000 in cash.  The shares of Convertible Stock will be converted into shares of common stock automatically if (1) the advisory management agreement with the Advisor is terminated or expires without renewal, other than due to a termination by the Company because of a material breach by the Advisor, and at the time of such termination or expiration  the Company is deemed to have made total distributions on then outstanding shares of the common stock equal to the issue price of those shares plus  a 10% cumulative, non-compounded, annual return on  the issue price of those outstanding shares, and, at or subsequent to the termination or expiration, the stockholders actually receive such level of distributions; (2) the Company has made total distributions on then outstanding shares of the Company’s common stock equal to the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (3) the shares of common stock are listed for trading on a national securities exchange.  The terms of the Convertible Stock provide that, generally, Holdings, as the holder of the shares, will receive shares of common stock with a value equal to 15% of the excess of the enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of the Company’s common stock over the sum of the aggregate issue price of those outstanding shares  plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  The timing of the conversion of any or all of the Convertible Stock may be deferred by the Company’s board of directors if it determines that full conversion may jeopardize the Company’s qualification as a REIT.  Any such deferral will in no event otherwise alter the terms of the Convertible Stock, and such stock shall be converted at the earliest date after the Company’s board of directors determines that such conversion will not jeopardize the Company’s qualification as a REIT.  The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

4.             Related Party Arrangements

Certain affiliates of the Company will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

Behringer Securities LP (“Behringer Securities”), the affiliated dealer-manager, will receive a commission of up to 7% of gross offering proceeds.  Behringer Securities will reallow 100% of selling commissions earned to participating broker-dealers.  In addition, the Company will pay Behringer

Securities a dealer manager fee of up to 2.5% of gross offering proceeds.  Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

The Advisor or its affiliates will receive 1.5% of the gross  proceeds of the primary offering for organization and offering expenses of the Company less any organization and offering expenses the Company pays directly (other than selling commissions and the dealer manager fee).  The Advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee,  to the extent they exceed 1.5% of gross  proceeds from the primary offering, without recourse against or reimbursement by the Company.  No reimbursement of organization and offering expenses will be made with respect to sales under the distribution reinvestment plan.

The Advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of (1) the contract purchase price paid or allocated in respect of the development, construction or improvement of each asset acquired directly by the Company, including any debt attributable to these assets or, (2) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.  The Advisor or its affiliate will also receive 2.5% of the funds advanced in respect of a loan or other investment.

The Advisor or its affiliates will also receive debt financing fees of 1% of the amount available under any loan or line of credit made available to the Company.  It is anticipated that the Advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us.

The Company will pay the Advisor or its affiliates a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, the Company will not pay a development fee to the Advisor or an affiliate of the Advisor if the Advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

The Advisor or its affiliates will also receive reimbursement for all third-party expenses related to the selection and acquisition of assets, whether or not acquired by the Company.

The Company expects to pay HPT Management Services LP (“HPT Management”), its property manager, fees for the management and leasing of the Company’s properties.  Property management fees will be 4.5% of the gross revenues of the properties managed by HPT Management.  In the event that the Company contracts directly with a third-party property manager in respect of a property, HPT Management will receive an oversight fee equal to 1% of the gross revenues of the property managed.  In no event will HPT Management receive both a property management fee and an oversight fee with respect to any particular property.  In addition to the property management fee or oversight fee, if HPT Management provides leasing services with respect to a property, we will pay HPT Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. The Company will reimburse the costs and expenses incurred by HPT Management on its behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HPT Management or its subcontractors who are engaged in the operation, management, maintenance or access control of the Company’s properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed.

The Company will pay the Advisor a monthly asset management fee of one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if any, without reduction for depreciation, bad debts or other non-cash reserves; provided, however, that the value of assets will not be used to calculate the asset management fee until we begin to obtain independent valuations of our assets as set forth elsewhere in this prospectus.  The asset management fee will be based only on the portion of the cost or value attributable to the Company’s investment in an asset if the Company does not own all or a majority of an asset, does not manage or control the asset, and did not or does not provide substantial services in the acquisition, development, or management of the asset.

The Advisor or its affiliates also will be paid a disposition fee if the Advisor provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more assets.  In such event, the Advisor will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset, upon satisfaction of the condition that the Company has made total distributions on then outstanding shares of its common stock equal to the issue price of those shares  plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares. If and when the above condition is satisfied, the Company will pay such disposition fees on all current and future transactions as well as disposition fees on all asset sales made prior to satisfaction of the above condition.  For asset sales made prior to the satisfaction of the above condition, the Company will reflect the possible payment of the disposition fee to the Advisor as a contingent liability in the Company’s financial statements.  In addition, upon the termination or expiration without renewal of the advisory management agreement with the Advisor or the listing of the Company’s shares on a national securities exchange, if the Company’s enterprise value plus distributions on then outstanding shares of its common stock equal or exceed the issue price of those shares plus a 10% cumulative, non-compounded, annual return on the issue price of those outstanding shares, the Company will pay the Advisor the disposition fees on all asset sales made before the above condition was satisfied as a cumulative payment.

In addition, the Company issued Holdings, an affiliate of the Advisor, 1,000 shares of convertible stock.  Upon the terms described in Note 3, these shares may be converted into shares of the Company’s common stock, resulting in dilution of the stockholders’ interest in the Company.

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (A) 2% of its average invested assets, or (B) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period.  Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

5.             Incentive Award Plan

The Company expects to adopt an Incentive Award Plan (“Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards.  A total of 10,000,000 shares will be authorized and reserved for issuance under the Incentive Award Plan.  No awards have been granted under such plan as of January 19, 2007.  The Company expects to issue each of its independent directors 1,000 shares of restricted common stock on the date he or she first becomes a director and upon each person’s re-election as a director.

6.             Subsequent Event

From January 20, 2007 to May 20, 2007, organization and offering costs paid by the Advisor on our behalf totalled $305,693.

EXHIBIT A
PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (the “Tables”) provide information relating to closed or completed real estate investment programs (the “Prior Real Estate Programs”) sponsored by Robert M. Behringer and his affiliates, who control our advisor. Each of the Prior Real Estate Programs presented has investment objectives similar or identical to Behringer Harvard Opportunity REIT II and was formed for the purpose of investing in commercial real estate similar to the type in which Behringer Harvard Opportunity REIT II invests. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in Behringer Harvard Opportunity REIT II will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Mr. Behringer controls our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II - Compensation to Sponsor (in Dollars)

Table III - Annual Operating Results of Prior Real Estate Programs

Table IV - Results of Completed Programs

Table V - Results of Sales or Disposals of Property

Additional information relating to the acquisition of properties by Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Opportunity REIT II has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2006.

	Behringer Harvard REIT I, Inc. – Initial Public Offering(1)		Behringer Harvard REIT I, Inc. – First Follow-on Offering(2)		Behringer Harvard Mid-Term Value Enhancement Fund I LP

Dollar amount offered	$880,000,000		$952,000,000		$440,000,000
Dollar amount raised	170,283,918	19.4%	825,855,046	86.7%	44,249,101	10.1%

Less offering expenses:
Selling commissions and discounts	15,817,836	9.3%	70,129,046	8.5%	4,130,083	9.3%
Organizational and offering expenses	4,226,272	2.5%	16,342,085	2.0%	1,106,317	2.5%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$150,239,810	88.2%	$739,383,915	89.5%	$39,012,701	88.2%

Acquisition costs:
Cash invested	$136,134,203	36.9%	$656,058,666	30.9%	$33,345,904	96.6%
Acquisition fees(3)	10,811,120	2.9%	57,879,603	2.7%	1,169,875	3.4%
Loan costs	3,294,486	0.9%	14,872,490	0.7%	—	0.0%
Proceeds from mortgage financing	218,383,153	59.2%	1,392,529,566	65.6%	—	0.0%

Total acquisition costs(7)	$368,622,962		$2,121,340,325		$34,515,779

Percent leveraged	59.2%		65.6%		0.0%

Date offering began	02/19/03		02/11/05		02/19/03

Length of offering (in months)	24		20		24

Months to invest 90% of amount available for investment (measured from date of offering)	28		22

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Short-Term Opportunity Fund I LP			Behringer Harvard Strategic Opportunity Fund I LP

Dollar amount offered	$110,000,000			$80,000,000
Dollar amount raised	109,244,460		99.3%	64,415,125	80.5%

Less offering expenses:
Selling commissions and discounts	9,734,375		8.9%	5,575,595	0.0%
Organizational and offering expenses	2,292,424		2.1%	1,040,229	1.6%
Marketing expenses	—		0.0%	—	0.0%
Reserve for operations	—		0.0%	—	0.0%
Other	—		0.0%	—	0.0%

Amount available for investment	$97,217,661		89.0%	$57,799,301	89.7%

Acquisition costs:
Cash invested	$80,985,258		35.8%	$45,842,475	34.4%
Acquisition fees(3)	6,331,590		3.4%	3,492,674	2.6%
Loan costs	3,485,785	(4)	1.5%	757,118	0.6%
Proceeds from mortgage financing	135,304,015	(5)(6)	59.8%	83,332,606	62.5%

Total acquisition costs(7)	$226,106,648			$133,424,873

Percent leveraged	59.8%			62.5%

Date offering began	02/19/03			01/20/05

Length of offering (in months)	24			14

Months to invest 90% of amount available for investment (measured from date of offering)	39

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Minnesota Center TIC I, LLC		Behringer Harvard Enclave S LP		Behringer Harvard Beau Terre S, LLC

Dollar amount offered	$16,500,000		$12,100,000		$17,800,000
Dollar amount raised	14,056,902	85.2%	7,706,156	63.7%	17,622,000	99.0%

Less offering expenses:
Selling commissions and discounts	—	0.0%	—	0.0%	—	0.0%
Organizational and offering expenses	—	0.0%	—	0.0%	—	0.0%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$14,056,902	100.0%	$7,706,156	100.0%	$17,622,000	100.0%

Acquisition costs:
Cash invested	$14,056,902	35.4%	$7,706,156	37.7%	$17,622,000	31.7%
Acquisition fees(3)	—	0.0%	—	0.0%	—	0.0%
Loan costs	—	0.0%	—	0.0%	—	0.0%
Proceeds from mortgage financing	25,659,752	64.6%	12,737,446	62.3%	38,016,000	68.3%

Total acquisition costs(7)	$39,716,654		$20,443,602		$55,638,000

Percent leveraged	64.6%		62.3%		68.3%

Date offering began	07/10/03		03/01/04		05/12/04

Length of offering (in months)	2		2		2

Months to invest 90% of amount available for investment (measured from date of offering)	2		2		2

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard St. Louis Place S, LLC		Behringer Harvard Colorado Building S, LLC		Behringer Harvard Travis Tower S LP

Dollar amount offered	$16,500,000		$24,800,000		$26,250,000
Dollar amount raised	10,607,974	64.3%	5,090,159	20.5%	10,387,065	39.6%

Less offering expenses:
Selling commissions and discounts	—	0.0%	—	0.0%	—	0.0%
Organizational and offering expenses	—	0.0%	—	0.0%	—	0.0%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$10,607,974	100.0%	$5,090,159	100.0%	$10,387,065	100.0%

Acquisition costs:
Cash invested	$10,607,974	45.2%	$5,090,159	47.0%	$10,387,065	41.0%
Acquisition fees(3)	—	0.0%	—	0.0%	—	0.0%
Loan costs	—	0.0%	—	0.0%	—	0.0%
Proceeds from mortgage financing	12,858,151	54.8%	5,746,953	53.0%	14,937,590	59.0%

Total acquisition costs(7)	$23,466,125		$10,837,112		$25,324,655

Percent leveraged	54.8%		53.0%		59.0%

Date offering began	06/01/04		07/08/04		09/17/04

Length of offering (in months)	2		2		2

Months to invest 90% of amount available for investment (measured from date of offering)	2		2		2

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Pratt S, LLC		Behringer Harvard Alamo Plaza S LP		Behringer Harvard Firestone S LP

Dollar amount offered	$28,000,000		$19,150,000		$13,000,000
Dollar amount raised	13,763,551	49.2%	13,263,342	69.3%	7,309,206	56.2%

Less offering expenses:
Selling commissions and discounts	—	0.0%	—	0.0%	—	0.0%
Organizational and offering expenses	—	0.0%	—	0.0%	—	0.0%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$13,763,551	100.0%	$13,263,342	100.0%	$7,309,206	100.0%

Acquisition costs:
Cash invested	$13,763,551	43.0%	$13,263,342	37.8%	$7,309,206	32.4%
Acquisition fees(3)	—	0.0%	—	0.0%	—	0.0%
Loan costs	—	0.0%	—	0.0%	—	0.0%
Proceeds from mortgage financing	18,248,421	57.0%	21,866,157	62.2%	15,240,236	67.6%

Total acquisition costs(7)	$32,011,972		$35,129,499		$22,549,442

Percent leveraged	57.0%		62.2%		67.6%

Date offering began	11/11/04		01/26/05		09/23/05

Length of offering (in months)	2		1		3

Months to invest 90% of amount available for investment (measured from date of offering)	2		1		3

(1)          The information provided for Behringer Harvard REIT I, Inc. – Initial Public Offering references only that company’s initial public offering. Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(2)          The information provided for Behringer Harvard REIT I, Inc. – First Follow-on Offering references only that company’s first follow-on public offering. Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(3)          Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(4)          Does not include minority interest portion of “Loan costs” of $649,944.

(5)          Does not include minority interest portion of “Proceeds from mortgage financing” of $28,144,152.

(6)          Includes amounts from refinancings as follows:

Proceeds from mortgage financing as reported	$147,642,301
Plus:
Mortgage proceeds from joint ventures
Plaza Skillman	10,138,846
4245 Central	5,667,020
163,448,167
Less: Portion of all borrowings	(135,304,015)
Additional minority interest proceeds from mortgage financing	$28,144,152

(7)          Total acquisition costs include cash invested, acquisition fees and loan costs as well as the proceeds from mortgage financing.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by affiliates of Behringer Harvard Opportunity Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II. All figures are as of December 31, 2006.

	Behringer Harvard REIT I, Inc. – Initial Public Offering		Behringer Harvard REIT I, Inc. – First Follow-on Offering		Behringer Harvard Mid-Term Value Enhancement Fund I LP	Behringer Harvard Short-Term Opportunity Fund I LP	Behringer Harvard Strategic Opportunity Fund I LP
Date offering commenced	02/19/03		02/11/05		02/19/03	02/19/03	01/20/05

Dollar amount raised	$170,283,918		$825,855,046		$44,249,101	$109,244,460	$64,415,125

Amount paid to sponsor from proceeds of offering:
Underwriting fees(1)	12,724,285	(2)	12,724,285	(2)	754,086	1,865,873	947,956
Acquisition fees
- Real estate commissions	—		—		—	—	—
- Broker-dealer fees	—		—		—	—	—
- Other fees(3)	10,811,120		57,879,603		1,169,875	6,331,590	3,492,674
Total amount paid to sponsor	$10,811,120		$57,879,603		$1,169,875	$6,331,590	$3,492,674

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$70,971,715	(4)	$70,971,715	(4)	$5,815,686	$14,989,615	$1,482,351

Amount paid to sponsor from operations(5)
Property management fees	6,018,070	(4)	6,018,070	(4)	391,332	1,384,359	—
Partnership management fees	7,048,164	(4)	7,048,164	(4)	333,883	1,034,474	902,993
Reimbursements	—		—		—	—	—
Leasing commissions	—		—		—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		6,250,000	14,644,828	10,000,000
Other	—		—		—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—	—	—
Financing fees	—		—		—	—	—
Other	—		—		—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Minnesota Center TIC I, LLC		Behringer Harvard Enclave S LP		Behringer Harvard Beau Terre S, LLC		Behringer Harvard St. Louis Place S, LLC		Behringer Harvard Colorado Building S, LLC
Date offering commenced	07/10/03		03/01/04		05/12/04		06/01/04		07/08/04

Dollar amount raised	$14,056,902		$7,706,156		$17,622,000		$10,607,974		$5,090,159

Amount paid to sponsor from proceeds of offering:
Underwriting fees	1,810,601	(6)	1,810,601	(6)	1,810,601	(6)	1,810,601	(6)	1,810,601	(6)
Acquisition fees
- Real estate commissions	—		—		—		—		—
- Broker-dealer fees	351,423		192,654		440,550		265,199		127,254
- Other fees(3)	1,287,619		1,573,323		2,551,795		1,255,140		137,537
Total amount paid to sponsor	$1,639,042		$1,765,977		$2,992,345		$1,520,339		$264,791

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$6,792,505		$5,101,752		$4,681,599		$5,025,662		$1,950,733

Amount paid to sponsor from operations(5)
Property management fees	630,877		215,618		349,634		279,241		171,834
Partnership management fees	221,236		71,750		310,560		150,000		16,667
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—		—		—
Other	—		—		—		—		—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—		—
Financing fees	—		—		—		—		—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Travis Tower S LP		Behringer Harvard Pratt S, LLC		Behringer Harvard Alamo Plaza S LP		Behringer Harvard Firestone S LP
Date offering commenced	09/17/04		11/11/04		01/26/2005		09/23/05

Dollar amount raised	$10,387,065		$13,763,551		$13,263,342		$7,309,206

Amount paid to sponsor from proceeds of offering:
Underwriting fees	1,810,601	(6)	1,810,601	(6)	1,810,601	(6)	1,810,601	(6)
Acquisition fees
- Real estate commissions	—		—		—		—
- Broker-dealer fees	259,676		344,089		331,584		—
- Other fees(3)	1,703,004		1,248,579		1,611,096		—
Total amount paid to sponsor	$1,962,680		$1,592,668		$1,942,680		$—

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$7,649,851		$4,960,606		$1,141,815		$1,410,370

Amount paid to sponsor from operations(5)
Property management fees	450,836		231,196		106,342		—
Partnership management fees	325,005		187,500		101,786		—
Reimbursements	—		—		—		—
Leasing commissions	—		—		—		—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—		—		—
Other	—		—		—		—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—
Financing fees	—		—		—		—

(1)          “Underwriting fees” consist of dealer-manager fees received by an affiliate of the sponsor less any amounts reallowed to participating broker-dealers.

(2)          Includes fees generated from both offerings through December 31, 2006, most of which may be attributed to proceeds of Behringer Harvard REIT I, Inc.’s first follow-on offering.

(3)          “Other fees” include commissions, finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(4)          Includes all cash generated from operations and all amounts paid to sponsor from operations through December 31, 2006, most of which may be attributed to acquisitions made with proceeds of Behringer Harvard REIT I, Inc.’s first follow-on offering.

(5)          An affiliate of the sponsor provides management services for certain properties acquired in the respective programs. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(6)          “Underwriting fees” are aggregated for all tenant-in-common programs.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2002 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II. All results are through December 31, 2006.

Behringer Harvard REIT I, Inc.

	2002	2003	2004	2005(1)	2006(1)

Gross revenue	$—	$—	$129,981	$31,056,714	$161,306,497
Equity in earnings of investments in tenant-in-common interests	—	18,176	1,402,847	3,114,599	4,803,590
Interest income	1,100	3,767	389,737	2,665,006	4,962,720

Less: Operating expenses	—	—	764,823	9,775,993	57,692,604
Interest expense	—	60,833	1,689,994	13,136,655	50,876,700
Property and asset management fees	—	10,220	295,000	3,358,959	10,046,091
General and administrative	3,805	240,223	711,603	1,254,381	1,614,745
Depreciation and amortization	—	—	—	15,033,072	73,275,009
Net income – GAAP basis	$(2,705)	$(289,333)	$(1,538,855)	$(5,722,741)	$(22,432,342)

Taxable income
- from operations	(2,705)	(35,291)	(827,126)	(3,475,249)	(11,082,055	)(2)
- from gain on sale	—	—	—	—	—

Cash generated from operations	(3,710)	(211,500)	(331,599)	9,038,885	49,178,016
Cash generated from sales	—	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$(3,710)	$(211,500)	$(331,599)	$9,038,885	$49,178,016

Less: Cash distributions to investors
- from operating cash flow	—	—	153,552	3,176,757	6,987,108
- from sales and refinancing	—	—	—	—	—
- from other(3)	—	24,624	1,611,415	8,168,802	23,325,723

Cash generated (deficiency) after cash distributions	$(3,710)	$(236,124)	$(2,096,566)	$(2,306,674)	$18,865,185

Special items (not including sales and refinancing)
Issuance of common stock	—	7,230,027	106,851,838	427,687,842	454,838,168
Acquisition of land and buildings	—	(2,119,430)	(81,957,536)	(320,742,651)	(480,621,662)
Increase in other assets	—	(10,492)	(2,936,151)	1,892,146	548,458
Other(4)	—	86,585	1,058,702	(3,628,562)	2,576,000

Cash generated (deficiency) after cash distributions and special items	$(3,710)	$4,950,566	$20,920,287	$102,675,167	$(3,793,851)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	(5)	(7)	5	(10)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	1	5	7
- from return of capital	—	3	14	14	21
Total distributions on GAAP basis	$—	$3	$15	$19	$28

Source (on cash basis)
- from operations	—	—	1	5	7
- from sales	—	—	—	—	21
- from return of capital	—	3	14	14	—
Total distributions on cash basis	$—	$3	$15	$19	$28

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	100%

(1)          Includes all amounts for 2005 and 2006, most of which may be attributed to Behringer Harvard REIT I, Inc.’s first follow-on offering.

(2)          Subject to adjustment based on final 2006 tax return.

(3)        Includes offering proceeds and borrowings.

(4)          Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2002	2003	2004	2005	2006

Gross revenue	$—	$—	$1,183,349	$4,169,024	$4,253,765
Interest income	—	84	44,913	214,002	41,582
					614,175
Less: Operating expenses	—	—	522,740	1,696,954	1,527,013
Interest expense	—	—	—	—	—
Property and asset management fees	—	—	71,166	281,381	293,742
General and administrative	—	103,724	313,821	609,986	509,390
Depreciation and amortization	—	—	309,500	1,352,375	1,569,492
Net income – GAAP basis	$—	$(103,640)	$11,035	$442,330	$1,009,885

Taxable income
- from operations	—	84	186,771	1,215,032	1,549,532
- from gain on sale	—	—	—	—	—

Cash generated from operations	—	(58,894)	547,352	1,715,622	2,866,196
Cash generated from sales	—	—	—	—	6,099,022
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$—	$(58,894)	$547,352	$1,715,622	$8,965,218

Less: Cash distributions to investors
- from operating cash flow	—	—	346,371	2,352,159	2,630,730
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$(58,894)	$200,981	$(636,537)	$6,334,488

Special items (not including sales and refinancing)
Limited partners’ capital contributions	100	1,958,887	25,534,480	10,893,050	(706,879)
General partners’ capital contributions	500	—	—	—	—
Acquisition of land and buildings	—	—	(18,247,941)	(16,228,867)	—
Increase in other assets	—	—	(214,689)	(192,387)	(6,016,705)
Other(1)	—	85,521	(61,366)	(959)	—

Cash generated (deficiency) after cash distributions and special items	$600	$1,985,514	$7,211,465	$(6,165,700)	$(389,096)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	—	7	34	47
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	13	66	79
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$—	$—	$13	$66	$79

Source (on cash basis)
- from operations	—	—	13	66	79
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$—	$—	$13	$66	$79

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%	83.0%

(1)   Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Short-Term Opportunity Fund I LP

	2002	2003	2004	2005	2006

Gross revenue	$—	$—	$2,616,051	$14,574,826	$19,617,725
Equity in income of joint ventures	—	—	(414,052)	(801,497)	—
Interest income	—	3,608	149,996	701,615	692,677
					2,255,575
Less: Operating expenses	—	—	1,614,808	4,519,091	10,752,083
Interest expense	—	—	519,848	1,997,985	4,269,003
Property and asset management fees	—	—	188,524	860,063	1,293,416
General and administrative	—	112,789	400,231	814,285	761,421
Depreciation and amortization	—	—	936,881	7,504,612	9,728,078
Minority interest	—	—	6,789	(99,361)	(1,150,433)
Net income – GAAP basis	$—	$(109,181)	$(1,315,086)	$(1,121,731)	$(3,087,591)

Taxable income
- from operations	—	3,608	(243,050)	4,409,487	2,536,169
- from gain on sale	—	—	—	1,096,396	—

Cash generated from operations	—	(69,884)	697,530	4,512,271	6,978,937
Cash generated from sales	—	—	—	—	9,836,318
Cash generated from financing / refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$—	$(69,884)	$697,530	$4,512,271	$16,815,255

Less: Cash distributions to investors
- from operating cash flow	—	—	278,218	4,102,145	8,232,210
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$(69,884)	$419,312	$410,126	$8,583,045

Special items (not including sales and refinancing)
Limited partners’ capital contributions	100	4,591,404	56,130,110	35,209,224	—
General partners’ capital contributions	500	—	—	—	—
Acquisition of land and buildings	—	—	(23,144,074)	(62,425,986)	(2,260,217)
Increase in other assets	—	(4,314)	(1,462,929)	1,343,893	10,000
Other(1)	—	54,760	(11,427)	4,729,154	(1,265,414)

Cash generated (deficiency) after cash distributions and special items	$600	$4,571,966	$31,930,992	$(20,733,589)	$5,067,414

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	1	(4)	50	33
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	12	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	5	46	108
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$—	$—	$5	$46	$108

Source (on cash basis)
- from operations	—	—	5	46	42
- from sales	—	—	—	—	66
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$—	$—	$5	$46	$108

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	98.8%	92.0%

(1)          Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Strategic Opportunity Fund I LP

	2005	2006

Gross revenue	$10,499,889	$22,198,914
Equity in income of joint ventures	(25,654)	241,065
Interest income	304,737	389,147
Gain on sale	—	6,626,046

Less: Operating expenses	9,676,802	19,700,916
Interest expense	2,176,844	5,580,620
Property and asset management fees	453,661	1,342,153
General and administrative	234,326	297,649
Depreciation and amortization	1,354,586	2,711,571
Minority interest	(11,956)	(70,268)
Net income – GAAP basis	$(3,105,291)	$(107,469)

Taxable income
- from operations	(2,911,983)	(6,245,092)
- from gain on sale	—	6,626,046

Cash generated from operations	516,527	(57,886)
Cash generated from sales	—	9,796,657
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$516,527	$9,738,771

Less: Cash distributions to investors
- from operating cash flow	—	—
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$516,527	$9,738,771

Special items (not including sales and refinancing)
Limited partners’ capital contributions	59,666,296	4,748,929
General partners’ capital contributions	500	—
Acquisition of land and buildings	(23,781,793)	(30,875,368)
Increase in other assets	(229,376)	158,585
Other(1)	(5,604,174)	54,161

Cash generated (deficiency) after cash distributions and special items	$30,567,980	$(16,174,922)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(58)	(114)
- from recapture	—	—

Capital gain (loss)	—	121

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—
- from return of capital	—	—
Total distributions on GAAP basis	$—	$—

Source (on cash basis)
- from operations	—	—
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	94.3%

(1)   Includes financing costs, redemptions of limited partnership units, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Minnesota Center TIC I, LLC

	2003	2004	2005	2006

Gross revenue	$1,393,364	$6,857,468	$7,035,623	$7,092,263
Interest income	3,644	9,716	36,950	70,234

Less: Operating expenses	791,114	3,460,431	3,247,395	3,309,410
Interest expense	420,925	1,853,079	1,845,826	1,822,954
Depreciation and amortization	550,900	2,704,898	2,623,324	2,609,388
Net income – GAAP basis	$(365,931)	$(1,151,224)	$(643,972)	$(579,255)

Taxable income
- from operations	(299,240)	(23,385)	500,532	829,687
- from gain on sale	—	—	—	—

Cash generated from operations	927,885	2,206,998	1,733,982	1,071,527
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$927,885	$2,206,998	$1,733,982	$1,071,527

Less: Cash distributions to investors
- from operating cash flow	165,000	1,487,000	1,340,000	180,000
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$762,885	$719,998	$393,982	$891,527

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—
General partners’ capital contributions	—	—	—	—
Amortization of principal on loan	52,697	302,474	352,756	375,508
Acquisition of land and buildings	—	—	—	—
Increase in other assets	—	—	—	—
Other	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$710,188	$417,524	$41,226	$516,019

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(19)	(1)	31	51
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	10	92	83	11
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$10	$92	$83	$11

Source (on cash basis)
- from operations	10	92	83	11
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$10	$92	$83	$11

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Enclave S LP

	2004	2005	2006

Gross revenue	$3,049,976	$4,428,393	$4,612,687
Interest income	2,773	3,177	6,764

Less: Operating expenses	1,227,256	1,830,214	2,054,587
Interest expense	781,359	1,073,237	1,057,482
Depreciation and amortization	1,100,893	1,655,453	1,655,510
Net income – GAAP basis	$(56,759)	$(127,334)	$(148,128)

Taxable income
- from operations	506,425	354,694	598,399
- from gain on sale	—	—	—

Cash generated from operations	1,621,323	1,133,131	2,059,930
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$1,621,323	$1,133,131	$2,059,930

Less: Cash distributions to investors
- from operating cash flow	658,000	1,073,000	1,130,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$963,323	$60,131	$929,930

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	147,689	280,662	296,346
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$815,634	$(220,531)	$633,584

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	46	32	54
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	60	97	102
- from return of capital	—	—	—
Total distributions on GAAP basis	$60	$97	$102

Source (on cash basis)
- from operations	60	97	102
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$60	$97	$102

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Beau Terre S, LLC

	2004	2005	2006

Gross revenue	$3,067,860	$5,705,955	$5,616,451
Interest income	5,863	14,815	17,083

Less: Operating expenses	1,129,397	1,921,476	1,980,463
Interest expense	1,375,876	2,361,400	2,333,264
Depreciation and amortization	551,348	1,964,510	1,809,738
Net income – GAAP basis	$17,102	$(526,615)	$(489,930)

Taxable income
- from operations	(160,188)	(512,997)	(433,448)
- from gain on sale	—	—	—

Cash generated from operations	568,450	1,437,895	1,319,808
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$568,450	$1,437,895	$1,319,808

Less: Cash distributions to investors
- from operating cash flow	715,000	1,088,000	876,472
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$(146,550)	$349,895	$443,336

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	168,485	437,649	465,638
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(315,035)	$(87,755)	$(22,302)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(9)	(29)	(24)
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	40	61	49
- from return of capital	—	—	—
Total distributions on GAAP basis	$40	$61	$49

Source (on cash basis)
- from operations	40	61	49
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$40	$61	$49

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard St. Louis Place S, LLC

	2004	2005	2006

Gross revenue	$2,698,910	$5,441,366	$5,717,159
Interest income	5,108	6,806	12,904

Less: Operating expenses	1,176,652	2,276,759	2,361,885
Interest expense	623,346	1,219,314	1,204,627
Depreciation and amortization	888,922	1,804,901	1,806,482
Net income – GAAP basis	$15,098	$147,198	$357,068

Taxable income
- from operations	466,052	76,379	837,331
- from gain on sale	—	—	—

Cash generated from operations	1,347,333	1,602,416	1,646,672
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$1,347,333	$1,602,416	$1,646,672

Less: Cash distributions to investors
- from operating cash flow	500,000	1,200,000	1,470,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$847,333	$402,416	$176,672

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	88,817	230,459	245,069
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$758,516	$171,957	$(68,397)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	30	5	54
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	32	77	94
- from return of capital	—	—	—
Total distributions on GAAP basis	$32	$77	$94

Source (on cash basis)
- from operations	32	77	94
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$32	$77	$94

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Colorado Building S, LLC

	2004	2005	2006

Gross revenue	$1,649,088	$4,777,891	$5,650,172
Interest income	678	(739)	18,059

Less: Operating expenses	748,878	1,924,481	2,310,130
Interest expense	663,694	1,729,350	1,724,625
Depreciation and amortization	643,906	1,997,580	2,127,423
Net income – GAAP basis	$(406,712)	$(874,259)	$(493,947)

Taxable income
- from operations	(530,579)	(583,776)	(231,045)
- from gain on sale	—	—	—

Cash generated from operations	419,020	606,925	736,287
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$419,020	$606,925	$736,287

Less: Cash distributions to investors
- from operating cash flow	512,000	725,000	910,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$(92,980)	$(118,075)	$(173,713)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	—	—	—
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(92,980)	$(118,075)	$(173,713)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(23)	(26)	(10)
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	23	32	40
- from return of capital	—	—	—
Total distributions on GAAP basis	$23	$32	$40

Source (on cash basis)
- from operations	23	32	40
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$23	$32	$40

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Travis Tower S LP

	2004	2005	2006

Gross revenue	$2,247,989	$9,593,810	$10,426,368
Interest income	5,210	33,024	37,400

Less: Operating expenses	1,014,197	4,620,176	4,802,416
Interest expense	523,701	2,060,888	2,033,060
Depreciation and amortization	850,812	3,500,328	3,481,296
Net income – GAAP basis	$(135,511)	$(554,558)	$146,996

Taxable income
- from operations	40,998	786,518	1,726,824
- from gain on sale	—	—	—

Cash generated from operations	1,641,522	2,338,952	2,893,536
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$1,641,522	$2,338,952	$2,893,536

Less: Cash distributions to investors
- from operating cash flow	422,000	1,800,000	1,580,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$1,219,522	$538,952	$1,313,536

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	114,638	492,469	479,077
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,104,884	$46,483	$834,459

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2	34	74
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	18	77	68
- from return of capital	—	—	—
Total distributions on GAAP basis	$18	$77	$68

Source (on cash basis)
- from operations	18	77	68
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$18	$77	$68

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Pratt S, LLC

	2004	2005	2006

Gross revenue	$308,917	$7,321,386	$7,964,640
Interest income	—	48,910	138,518

Less: Operating expenses	148,465	3,721,403	4,195,360
Interest expense	130,363	1,988,041	1,982,609
Depreciation and amortization	—	3,952,748	3,944,495
Net income – GAAP basis	$30,089	$(2,291,896)	$(2,019,306)

Taxable income
- from operations	(460,154)	(60,391)	593,928
- from gain on sale	—	—	—

Cash generated from operations	245,817	2,140,844	2,155,249
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$245,817	$2,140,844	$2,155,249

Less: Cash distributions to investors
- from operating cash flow	—	1,509,000	990,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$245,817	$631,844	$1,165,249

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	—	—	—
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$245,817	$631,844	$1,165,249

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(17)	(2)	23
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	57	38
- from return of capital	—	—	—
Total distributions on GAAP basis	$—	$57	$38

Source (on cash basis)
- from operations	—	57	38
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$57	$38

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Alamo Plaza S LP

	2005	2006

Gross revenue	$3,977,001	$5,221,922
Interest income	37,667	83,745

Less: Operating expenses	1,704,381	2,126,581
Interest expense	1,468,114	1,723,028
Depreciation and amortization	3,288,950	2,861,433
Net income – GAAP basis	$(2,446,777)	$(1,405,375)

Taxable income
- from operations	154,499	(190,279)
- from gain on sale	—	—

Cash generated from operations	2,017,924	(1,084,237)
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$2,017,924	$(1,084,237)

Less: Cash distributions to investors
- from operating cash flow	997,000	1,229,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$1,020,924	$(2,313,237)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	—	—
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$1,020,924	$(2,313,237)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	9	(10)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	55	68
- from return of capital	—	—
Total distributions on GAAP basis	$55	$68

Source (on cash basis)
- from operations	55	68
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$55	$68

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Firestone S LP

	2005	2006

Gross revenue	$1,593,663	$4,238,803
Interest income	—	—

Less: Operating expenses	571,627	1,616,211
Interest expense	617,206	1,617,051
Depreciation and amortization	747,288	2,241,864
Net income – GAAP basis	$(342,459)	$(1,236,323)

Taxable income
- from operations	170,823	(1,482,539)
- from gain on sale	—	—

Cash generated from operations	404,829	1,005,540
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$404,829	$1,005,540

Less: Cash distributions to investors
- from operating cash flow	—	762,800
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$404,829	$242,740

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	162,963	373,275
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$241,866	$(130,535)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	14	(122)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	63
- from return of capital	—	—
Total distributions on GAAP basis	$—	$63

Source (on cash basis)
- from operations	—	63
- from sales	—	—
- from refinancing	—	63
Total distributions on cash basis	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Partners Stemmons LP(1)

	2001	2002	2003

Gross revenue	$17,922	$129,064	$21,389

Gain on sale of properties	—	—	705,066

Interest income	—	—	—

Less: Operating expenses	13,029	94,920	25,581
Interest expense	57,033	75,263	6,903
Depreciation and amortization	22,324	40,800	59,248

Net income – GAAP basis	$(74,464)	$(81,919)	$634,723

Taxable income
- from operation	(67,728)	(76,628)	(81,786)
- from gain on sale	—	—	703,614

Cash generated from operations	4,893	34,144	(4,192)

Cash generated from sales	—	—	939,519

Cash generated from refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$4,893	$34,144	$935,327

Less: Cash distributions to investors
- from operating cash flow	—	—	40,481
- from sales and refinancing	—	—	939,519
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$4,893	$34,144	$(44,673)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	401,800	84,736	—
General partners’ capital contributions	100	—	—
Payment of interest on loan	57,033	75,263	6,903
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$349,760	$(125,855)	$(51,576)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(169)	$(157)	$(168)
- from recapture	—	—	—

Capital gain (loss)	—	—	1,446

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—	—	1,014
- from return of capital	—	—	1,000
Total distributions on GAAP basis	$—	$—	$2,014

Source (on cash basis)
- from operations	—	—	83
- from sales	—	—	1,931
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$2,014

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100%	100%	—

(1)   Property acquired and program completed in 2001.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table sets forth summary information on the results of Prior Real Estate Programs that have completed operations since January 1, 2002 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II.  All figures are through December 31, 2006.

	Behringer Partners Stemmons LP	BRP (SV), LP	BRP (Renner Plaza), LP

Dollar amount raised	$486,636	$3,701,000	$1,312,554

Number of properties purchased	1	1	1

Date of closing of final offering	04/02/01	12/19/00	02/04/00

Date of first sale of property	02/27/03	04/07/05	05/31/06

Date of final sale of property	02/27/03	04/07/05	05/31/06

Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
- from operations	$(494)	$(543)	$140
- from recapture	—	—	—

Capital gain (loss)	1,446	564	(268)

Deferred gain
Capital	—	—	—
Ordinary	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	1,014	22	84
- Return of capital	1,000	1,000	1,000

Source (on cash basis)
- Sales	1,931	1,022	—
- Refinancing	—	—	—
- Operations	83	—	1,084
- Other	—	—	—

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2004 by Prior Real Estate Programs that have similar or identical investment objectives to Behringer Harvard Opportunity REIT II.  All figures are through December 31, 2006.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(1)	Adjustments Resulting from Application of GAAP(2)	Total(3)

Behringer Harvard Short-Term Opportunity Fund I LP
Woodall Rodgers – Land	02/11/04	04/06/05	$1,788,997	2,000,000	—	—	$3,788,997
Woodall Rodgers – Building	02/11/04	07/24/06	$5,750,525	4,527,525	—	—	$10,278,050
Behringer Harvard Mid-Term Value Enhancement Fund I LP
Northpoint	06/28/04	12/28/06	$5,895,192	—	—	—	$5,895,192
Behringer Harvard Strategic Opportunity Fund I LP
Lakeway – Land	03/31/05	08/25/06	$9,791,591	—	—	—	$9,791,591
BRP (Renner Plaza), L.P.	02/04/00	05/31/06	—	$3,119,468	—	—	$3,119,468
BRP (SV), L.P.	12/19/00	04/07/05	$4,077,546	7,334,843	—	—	$11,412,389

TABLE V
(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY (contd.)

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Behringer Harvard Short-Term Opportunity Fund I LP
Woodall Rodgers – Land	$2,000,000	913,451	2,913,451	—
Woodall Rodgers – Building	$1,600,000	7,128,828	8,728,828	$1,736,406
Behringer Harvard Mid-Term Value Enhancement Fund I LP
Northpoint	—	$6,331,136	6,331,136	$1,075,492
Behringer Harvard Strategic Opportunity Fund I LP
Lakeway – Land	—	$2,842,299	2,842,299	—
BRP (Renner Plaza), L.P.	$3,250,000	1,096,360	4,346,360	$1,618,964
BRP (SV), L.P.	$5,800,000	6,632,841	12,432,841	$769,269

(1)   No purchase money mortgages were taken back by any individual program.

(2)     Financial statements for programs are prepared in accordance with GAAP.

(3)     None of these sales are being reported on the installment basis.

(4)     The amounts shown do not include a pro rata share of the original offering costs.  There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

Exhibit B

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

$
Total $ Invested	Total Shares

Minimum $2,000 initial investment , except in New York where the minimum investment is $2,500 – see the current prospectus, as supplemented to date (the “Prospectus”), for more information.
Total shares may vary if this is a non-commission sale or if volume discounts apply.

State in which sale was made:

☐

Please check the box if this investment is made pursuant to a wrap fee arrangement or by a registered representative purchasing on his own behalf and as a result no commission shall be paid to the participating RIA or broker.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).  Until such time as the Fund has raised the minimum offering amount, the Investor should make his or her check payable to “Citibank Texas, N.A., escrow agent for Behringer Harvard Opportunity REIT II, Inc.”  Once the Fund has raised $2,000,000, the Investor should make his or her check payable to “Behringer Harvard Opportunity REIT II, Inc.” except that any Pennsylvania or New York Investor should continue to make his or her check payable to the escrow agent until the respective minimum offering amount has been raised and accepted for that state.  See “Plan of Distribution – Minimum Offering” in the Prospectus.

1.  INVESTMENT INSTRUCTIONS

☐              By Mail – Include a check made payable as set forth above with this Subscription Agreement.

☐              By Wire – Unless the Fund has raised the minimum offering amount, the Investors should wire funds to the escrow account at                                                 . Once the Fund has raised $2,000,000, the investor should wire funds to the Fund’s account at                                  , except that any Pennsylvania or New York Investor should continue to wire funds to the escrow account until the respective minimum offering amount has been raised and accepted for that state.

☐              By Non-Qualified Asset Transfer– Include the Behringer Harvard Non-Qualified asset transfer form with this Subscription Agreement.

☐              Custodial Accounts– Forward the Subscription Agreement directly to the custodian.

Mailing Instructions

BEHRINGER HARVARD INVESTMENT SERVICES

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(866) 655-3600

You will not be admitted as a stockholder until (1) this Subscription Agreement has been accepted and countersigned by the Fund or (2) your admission as a stockholder, which will be evidenced by the Fund sending a confirmation of its acceptance. The Fund may reject any subscription, in whole or in part, in its sole discretion. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculation of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

FORM OF SUBSCRIPTION AGREEMENT

2.  TYPE OF REGISTRATION Note complete either column A or B below, but not both.

	A. Non-Custodial Registration		B. Custodial Registration*

☐	Individual — One signature required.	☐	Traditional IRA — Owner and custodian signature required.
☐	Joint Tenants with Right of Survivorship —	☐	Roth IRA — Owner and custodian signature required.
	All parties must sign.	☐	KEOGH Plan — Owner and custodian signature required.
☐	Community Property — All parties must sign.	☐	Simplified Employee Pension/Trust (SEP) — Owner and custodian signature required.
☐	Tenants-in-Common — All parties must sign.	☐	Pension or Profit Sharing Plan — Owner and custodian
☐	Corporate — Authorized signature required Include the Behringer Harvard Corporate Resolution Form.		signature required.
		☐	Other (Specify):

☐	Partnership — Authorized signature required. Include the Behringer Harvard Entity Certification of Investment Powers Form.		.

☐	Uniform Gift to Minors Act — Custodian signature required. State of		Custodian Information — To be completed by Custodian
Name of Custodian:
☐	Uniform Transfer to Minors Act —
Custodian signature required. State of
☐	Estate — Personal Representative signature required. Name of Executor: Include a copy of the court appointment.		Street/P.O. Box:

City, State, Zip:

☐	Qualified Pension Plan (Non-custodian) *— Include the Behringer Harvard Trustee Certification of Investment Powers for Pension and Other Employee Benefit Plans Form.		Custodian Tax ID #:

Custodian Account #:

☐	Trust — Include the Behringer Harvard Trustee Certification of Investment Powers Form.		Custodian Telephone #:

☐	Other (Specify):

* See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s Prospectus, as supplemented, for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3.  INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Name of Owner:	Tax ID/SS #:	Date of Birth:

Name of Joint Owner (if applicable):	Tax ID/SS #:	Date of Birth:

Street/P.O. Box:

City:	State:	Zip Code:

Home Phone:	Business Phone:

Email Address:	Country of Citizenship:

FORM OF SUBSCRIPTION AGREEMENT

4.  DISTRIBUTIONS Note: complete either column A or B depending on registration type.

A. Non-Custodial Registration			B. Custodial Registration
If you fail to select an option or fail to complete the required information below, all non-custodial registration distributions will be sent to the address set forth in section 3.			If you fail to select an option below, all custodial registration distributions will be sent to the custodian for the benefit of the investor.

☐	I elect to participate in the distribution reinvestment plan of the Fund.*	☐	I elect to participate in the distribution reinvestment plan of the Fund.*

☐	I prefer distributions be paid to me at my address listed in section 3.	☐	I prefer for distributions be sent to the custodian for the benefit of the investor.

☐	I prefer distributions to be deposited directly into my checking account (please see instructions below and include a voided check).

☐	I prefer to direct distributions to a party other than the registered owner per my instructions below (please complete all information).

*Each Investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties set forth in the Prospectus, as supplemented, and Subscription Agreement.

To direct distributions to a checking account please enclose a voided check. By enclosing a voided check, you authorize the Fund to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution:		Account #:

Name on Account:

Street/P.O. Box:

City:	State:		Zip Code:

5.  AUTOMATIC PURCHASES Complete the following information if you wish to authorize additional investments in the Fund via automatic debits from your bank account.  Each Investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warrants made by the Investor in the Subscription Agreement apply to all additional purchases made under the plan including that the Investor meets the suitability standards set forth in the current Prospectus, as supplemented, and Subscription Agreement.  The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

I wish to make an Automatic Purchase ($25 minimum) in the amount of $                           (on the last business day of each month).

☐              I authorize payment for automatic purchase through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check you authorize the Fund to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Fund in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

If the Fund does not receive any payment from you for three consecutive months, the Fund may notify you in writing of your termination from the automatic purchase plan.

FORM OF SUBSCRIPTION AGREEMENT

6.  SUBSCRIBER SIGNATURES Please carefully read and separately initial each of the representations below.  Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.
		Initials	Initials
(b)

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and, if applicable, that I meet the higher net worth and/or net income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”  I will not purchase additional Shares unless I meet the net worth and gross income requirements at the time of purchase.

		Initials	Initials
(c)	I am purchasing the Shares for my own account, and I acknowledge that there is no public market for this investment.
		Initials	Initials
(d)	I am not an Unacceptable Investor, as such term is defined in the Prospectus on page 2 under “Suitability Standards – Restrictions Imposed by the Patriot Act and Related Acts.”
		Initials	Initials
(e)	If I am a Michigan, Ohio, or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.
		Initials	Initials
(f)

If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in my Shares and similar direct participation investments should not exceed 10% of my “liquid net worth,” which is that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

		Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH INVESTOR THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

The undersigned warrants receipt of the Prospectus no later than five business days prior to the date signed.  The Investor authorizes the Fund to discuss this investment with the Investor’s current financial advisor.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund.  Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Authorized Person	Printed Name	Date

Signature of Joint Owner, Trustee, Custodian	Printed Name	Date
Or Authorized Person, if applicable

FORM OF SUBSCRIPTION AGREEMENT

7.  FINANCIAL ADVISOR  Please read and complete the following.

The broker dealer or authorized representative must sign below to complete the order. The undersigned broker dealer or authorized representative warrants that it is a duly licensed broker dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker Dealer Name:		Phone #:

Broker Dealer Street/P.O. Box:

City:	State:	Zip Code:

Financial Advisor Name:	Phone #:

Financial Advisor Street/P.O. Box:

City:	State:	Zip Code:

Email Address:

Behringer Harvard may use this address to provide an email notification receipt of this subscription and additional information about Behringer Harvard programs.

Signature of Financial Advisor:	Date:

FOR FUND USE ONLY:

Received and Subscription Accepted:
Behringer Harvard Opportunity REIT II, Inc.

By:	Date:

Name:	Amount:

Title:	Check No.

EXHIBIT C
FORM OF
DISTRIBUTION REINVESTMENT PLAN
Behringer Harvard Opportunity REIT II, Inc.
Effective as of               , 2007

Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.             ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan, and, subject to Section 10(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company’s affiliates, including but not limited to Behringer Harvard Opportunity REIT I, Behringer Harvard REIT I, Behringer Harvard Short-Term Opportunity Fund I LP and the Behringer Harvard Mid-Term Value Enhancement Fund I LP (“Affiliated Programs”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator.  Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan.  However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.             DISTRIBUTION REINVESTMENT PLAN.  The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”).  Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates.  Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.  As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company or board or general partner of an Affiliated Program, as applicable.

3.             GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Distributions subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares reserved for issuance under the Plan pursuant to the Company’s registration statement on Form S-11 (File No. 333-140887), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Distributions in Shares at an initial price of $9.50 per Share regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid.

(b)           After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of purchases of Shares in the Plan on such investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)           No sellings commissions, dealer manager fees or organization and offering expenses will be paid for Shares purchased pursuant to the Plan.

(d)           For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)            The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)           A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)           The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.             DISTRIBUTION OF FUNDS.  In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.             ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             SUITABILITY.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Securities.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then current prospectus, as supplemented, for the offering of Shares under this Plan.

7.             REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Securities becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             TAXES.  The reinvestment of Distributions under the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

10.           REINVESTMENT IN SUBSEQUENT PROGRAMS.  (a)  After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”).  If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i)                                     prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto related to the offering of securities in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)                                  a registration statement covering the securities offered by the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii)                               the offering and sale of such securities are qualified or registered for sale under the applicable state securities laws;

(iv)                              the Participant executes the Subscription Agreement included with the prospectus for the Subsequent Program;

(v)                                 the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi)                              the Subsequent Program has substantially the same investment objectives as the Company.

(b)           The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Prior Program”) to become a “Participant.”  If the Company makes such an election, such Participants may invest distributions received from the Prior Program in Shares through this Plan, if the following conditions are satisfied:

(i)                                     Prior to the time of such reinvestment, such Participant has received the final prospectus and supplements thereto offering the Shares;

(ii)                                  A registration statement covering the Shares has been declared effective under the Securities Act of 1933, as amended;

(iii)                               The offering and sale of the Shares are qualified or registered for sale under the applicable state securities laws;

(iv)                              The Participant executes the Subscription Agreement for the offering; and

(v)                                 The Participant qualifies under applicable investor suitability standards as contained in the Company’s then current prospectus, as supplemented, for the Shares.

11.           TERMINATION.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)           Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares.  Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12.           STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

13.           NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

14.           AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

15.           GOVERNING LAW.  THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

16.           PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPPORTUNITY OP II, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Opportunity OP II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

EXHIBIT D

FORM OF

AUTOMATIC PURCHASE PLAN

Behringer Harvard Opportunity REIT II, Inc.

Effective as of                        , 2007

Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), has adopted this Automatic Purchase Plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.             ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan, and subject to the terms set forth in the Company’s then-current prospectus, any participant in any previous publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2.             AUTOMATIC PURCHASE PROGRAM.  The Administrator or the Company’s transfer agent will, at monthly intervals (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $25 per month (collectively, the “Additional Payments”).  Participation in the program will commence with the next monthly interval, provided the election is received at least ten days prior to the end of the month; otherwise, the election will apply to all subsequent monthly intervals.

3.             GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Additional Payments subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering (the “Initial Offering”) of the Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-140887), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10.00 per share).  In addition, in the event of any sale of Shares in respect of which the Company and/or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees (“Discounted Fee Shares”), the Company and/or the dealer manager also may agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder.  If such an agreement is made, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder.  Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)           The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the “Commission”) in connection with the Initial Offering; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”), or (iii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)           If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above).  Dealer manager fees will be paid to the dealer manager named in the Registration Statement for the Initial Offering  at the rate not to exceed 2.5% (reduced fees will apply as set forth in paragraph (a) above).  Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan.  In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases.  If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)           For each Participant, the Administrator will maintain an account that shall reflect the Additional Payments received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)           Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

(f)            The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(g)           A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Company’s board of directors.

(h)           The Shares issued under the Plan will be uncertificated until the Company’s board of directors determines otherwise.

4.             DISTRIBUTION OF FUNDS.  If the Participant elects to participate in the distribution reinvestment plan, the Administrator may commingle distributions related to Shares purchased through this Plan with Participant’s other distributions from the Company’s Shares to make purchases pursuant to the Company’s distribution reinvestment plan.

5.             ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             SUITABILITY.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then-current prospectus, as supplemented, for the offering of Shares under this Plan.

7.             REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             TAXES.  Participants should consult their own tax advisor regarding the tax consequences of ownership of the Shares.

10.           TERMINATION.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator.  To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

(b)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.           STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.           NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.           AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each

Participant.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.           GOVERNING LAW.  THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

15.           PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPPORTUNITY OP II, L.P.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Opportunity OP II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

Prospectus
Up to 125,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information	191
Cautionary Note Regarding Foward-Looking Statements	75
Conflicts of Interest	105
Description of Shares	162
Estimated Use of Proceeds	76
Experts	191
Federal Income Tax Considerations	139
How to Subscribe	189
Index to Financial Statements	F-1
Investment by Tax-Exempt Entities and ERISA Considerations	157
Investment Objectives and Criteria	113
Legal Matters	190
Management	80
Management’s Discussion and Analysis of Financial Condition and Results of Operations	129
Plan of Distribution	182
Prior Performance Summary	134
Prior Performance Tables	A-1
Prospectus Summary	3
Questions and Answers about This Offering	25
Risk Factors	33
Stock Ownership	103
Suitability Standards	1
Summary of Distribution Reinvestment Plan and Automatic Purchase Plan	175
Supplemental Sales Material	190
The Operating Partnership Agreement	179

Until                 , 2007 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus.  If any such information or statements are given or made, you should not rely upon such information or representation.  This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This prospectus speaks as of the date set forth below.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed.  See “Risk Factors” beginning on page 33 to read about risks you should consider before buying shares of our common stock.

                    , 2007

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses, other than selling commissions and dealer manager fees, to be paid in connection with the distribution of the securities being registered by Behringer Harvard Opportunity REIT II, Inc. (the “Registrant”).  The Registrant will pay its external advisor, Behringer Harvard Opportunity Advisors II LP (the “Advisor”), 1.5% of the gross proceeds of the primary offering less any organization and offering expenses (other than selling commissions and dealer manager fees) the Registrant pays directly to cover these costs and expenses.  The Registrant will not pay or reimburse any organization and offering expenses with respect to sales under the distribution reinvestment plan.  The Advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by the Registrant.  Other than the registration fee and NASD filing fee, all amounts are estimates and assume the sale of 100,000,000 shares in the Registrant’s primary offering and 25,000,000 shares pursuant to the distribution reinvestment plan.  If 100,000,000 shares are sold in the Registrant’s primary offering at $10.00 per share, then the Registrant will pay the Advisor or its affiliates $15,000,000 to cover these organization and offering costs.

Item	Amount
SEC registration fee	$38,375
NASD filing fee	$75,500
Printing expenses	$2,900,125
Legal fees and expenses	$1,000,000
Accounting fees and expenses	$200,000
Blue sky fees and expenses	$150,000
Advertising and sales expenses	$8,886,000
Educational conferences and seminars	$1,500,000
Miscellaneous expenses	$250,000
Total expenses	$15,000,000

Item 32.  Sales to Special Parties

In connection with the Registrant’s initial capitalization, on January 19, 2007, the Registrant issued 22,471 shares of its common stock to Behringer Harvard Holdings for $8.90 per share, which is the public offering price less selling commissions, dealer manager fees and organization and offering expenses.  In addition, the Registrant issued 1,000 shares of its non-convertible stock to Behringer Harvard Holdings for $1 per share.  The convertible stock is convertible into shares of the Registrant’s common stock only on the terms and conditions set forth in the prospectus.

The Registrant’s executive officers and directors, as well as officers and affiliates of the Advisor (and employees of the Advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings) may purchase shares in the Registrant’s primary offering at a discount from the public offering price.  The purchase price for such shares will be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds to the Registrant will not be affected by such sales of shares at a discount.

The Registrant may sell shares at a discount from the public offering price to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.  The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net offering proceeds to the Registrant from such sales will be identical to the net offering proceeds the Registrant receives from other sales of shares.

In addition, the Registrant will not pay any selling commissions in connection with the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  The Registrant will not pay any selling commissions in connection with sales directly to certain institutional investors.  Further, (x) broker-dealers may agree with investors to reduce selling commissions on the sale of shares of common stock; (y) Behringer Securities, the dealer manager, may agree to reduce its dealer manager fees; and (z) the Advisor may agree to reduce its organization and offering expenses payment.  The net proceeds to the Registrant will not be affected by any such reductions in selling commissions, dealer manager fees, or organization and offering expenses.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to the Registrant will not be affected by reducing the selling commissions payable in connection with such transactions.

Item 33.  Recent Sales of Unregistered Securities

In connection with the Registrant’s initial capitalization, on January 19, 2007, the Registrant issued 22,471 shares of its common stock to Behringer Harvard Holdings for $8.90 per share and 1,000 shares of its convertible stock to Behringer Harvard Holdings for $1 per share.  The Registrant issued these shares in a private transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 34.  Indemnification of Directors and Officers

The Registrant is permitted to limit the liability of its directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, its charter, and federal and state securities laws.

The Registrant’s charter requires it to indemnify and hold harmless its directors, officers, employees, agents, the Advisor and its affiliates to the maximum extent permitted by Maryland law for losses if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Registrant’s best interests;

•                  the party seeking exculpation or indemnification was acting on the Registrant’s behalf or performing services for the Registrant;

•                  in the case of non-independent directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or  indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of the Registrant’s assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the ability of the Registrant’s stockholders to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant, although equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.  Further, the Registrant’s charter prohibits the indemnification of its directors, the Advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Registrant’s securities were offered as to indemnification for violations of securities laws.

The Registrant’s charter further provides that the advancement of funds to its directors, the Advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on the Registrant’s behalf; (2) the party seeking exculpation or indemnification provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

The Registrant will also purchase and maintain insurance on behalf of all of its directors and officers against liability asserted against or incurred by them in their official capacities with the

Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a)           Financial Statements.  The following financial statements of Behringer Harvard Opportunity REIT II, Inc. are included in this prospectus:

                (1)           Report of Independent Registered Public Accounting Firm

                (2)           Consolidated Balance Sheet

                (3)           Notes to Consolidated Balance Sheet

Schedule II — Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

(b)           Exhibits.  The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1	Form of Dealer Manager Agreement*
3.1	Form of Amended and Restated Articles of Incorporation
3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887
4.1	Form of Subscription Agreement (included as Exhibit B to prospectus)
4.2	Form of Distribution Reinvestment Plan (included as Exhibit C to prospectus)
4.3	Proposed Share Redemption Program (incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus)
4.4	Form of Escrow Agreement*
4.5

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)*

5.1	Opinion of DLA Piper US LLP re legality*
8.1	Opinion of DLA Piper US LLP re tax matters*
10.1	Form of Advisory Agreement
21.1	List of Subsidiaries, incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on S-11, Commission File No. 333-140887
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)*
23.2	Consent of Deloitte & Touche LLP
24	Power of Attorney incorporated by reference to the signature page to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887

* To be filed by amendment.

Item 37.  Undertakings

(a)           The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)           For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)           The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)            The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g)           The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)           The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)            The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following:  (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents summary information on properties acquired since January 1, 2004 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Opportunity REIT II.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are through December 31, 2006.

Behringer Harvard REIT I, Inc.

Initial Public Offering(1)

	Minnesota Center	Enclave on the Lake	St. Louis Place	Colorado Building	Travis Tower	250 West Pratt Street	Cyprus Building

Location	Mid-West	South	Mid-West	East	South	East	West
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	171,090	337,088	121,701	507,470	368,194	153,048
Date(s) of Purchase	10/15/03	04/12/04	06/30/04	08/10/04	10/01/04	12/17/04	12/16/04
Mortgage Financing at Date(s) of Purchase	$4,340,280	$7,262,552	$7,141,850	$19,868,791	$22,650,000	$18,751,582	—
Cash Invested	2,193,448	3,413,536	5,069,422	18,013,994	12,919,124	12,909,485	$20,690,851
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	6,511,542	10,767,732	12,167,716	40,218,120	35,662,228	31,595,165	20,493,000
Other Cash Expenditures Capitalized	22,186	(91,644)	43,556	48,920	(93,104)	65,902	197,851
Total Acquisition Cost	$6,533,728	$10,676,088	$12,211,272	$40,267,040	$35,569,124	$31,661,067	$20,690,851

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

Initial Public Offering(1) (cont’d)

	Ashford Perimeter	Alamo Plaza	Utah Avenue	Lawson Commons	Downtown Plaza

Location	East	West	West	Mid-West	West
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	288,175	191,154	150,495	436,342	100,146
Date(s) of Purchase	01/06/05	02/24/05	04/21/05	06/10/05	06/14/05
Mortgage Financing at Date(s) of Purchase	$35,400,000	$9,633,843	$20,000,000	$58,300,000	$12,650,000
Cash Invested	18,764,965	5,024,025	9,978,174	34,548,235	6,714,549
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	47,920,500	13,183,226	28,325,000	87,035,000	17,848,417
Other Cash Expenditures Capitalized	6,244,465	1,474,642	1,653,174	5,813,235	1,516,132
Total Acquisition Cost	$54,164,965	$14,657,868	$29,978,174	$92,848,235	$19,364,549

(1)

This information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its initial public offering. Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1)

	Minnesota Center (2)	Colorado Building (2)	Travis Tower(2)	250 West Pratt Street(2)	Ashford Perimeter(2)	Alamo Plaza(2)	Utah Avenue(2)

Location	Mid-West	East	South	East	East	West	West
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	121,701	507,470	368,194	288,175	191,154	150,495
Date(s) of Purchase	10/15/03	08/10/04	10/01/04	12/17/04	01/06/05	02/24/05	04/21/05
Mortgage Financing at Date(s) of Purchase	$22,810,825	$564,516	—	$18,248,419	—	—	—
Cash Invested	14,761,421	459,287	$302,151	14,418,766	$147,000	$13,223	$41,535
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	—	—	—	—	—	—	—
Other Cash Expenditures Capitalized	37,572,246	1,023,803	302,151	32,667,185	147,000	13,233	41,535
Total Acquisition Cost	$37,572,246	$1,023,803	$302,151	$32,667,185	$147,000	$13,233	$41,535

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Downtown Plaza(2)	Southwest Center	Waterview	Gateway 12	Gateway 22	Gateway 23	Buena Vista Plaza

Location	West	West	West	West	West	West	West
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	100,146	88,335	230,061	40,759	55,095	71,739	115,130
Date(s) of Purchase	06/14/05	07/20/05	07/20/05	07/20/05	07/20/05	07/20/05	07/28/05
Mortgage Financing at Date(s) of Purchase	—	$15,375,000	$26,750,000	$5,875,000	$9,750,000	$13,000,000	$22,000,000
Cash Invested	$408,333	6,920,888	13,244,440	3,115,509	3,912,760	5,489,107	19,775,597
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	—	—	—	—	—	—	33,938,500
Other Cash Expenditures Capitalized	408,333	22,295,888	39,994,440	8,990,509	13,662,760	18,489,107	7,837,097
Total Acquisition Cost	$408,333	$22,295,888	$39,994,440	$8,990,509	$13,662,760	$18,489,107	$41,775,597

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	One Financial Plaza	Riverview Tower	G Street Property	Woodcrest	Burnett Plaza	10777 Clay Road	Paces West

Location	Mid-West	South	East	East	South	South	East
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	393,302	334,196	306,563	333,275	1,024,627	227,486	635,787
Date(s) of Purchase	08/02/05	10/05/05	11/15/05	01/04/06	01/26/06	03/14/06	04/19/06
Mortgage Financing at Date(s) of Purchase	$43,000,000	$30,250,000	$100,000,000	$50,400,000	$114,200,000	$16,300,000	$84,000,000
Cash Invested	21,073,711	13,449,294	45,498,785	23,443,857	63,966,722	10,114,718	48,070,715
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	58,864,500	42,230,000	139,565,000	72,100,000	177,160,000	26,007,500	117,564,200
Other Cash Expenditures Capitalized	5,209,211	1,399,294	5,933,785	1,743,857	1,006,722	407,218	14,506,515
Total Acquisition Cost	$64,073,711	$43,699,294	$145,498,785	$73,843,857	$178,166,722	$26,414,718	$132,070,715

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Riverside Plaza	The Terrace	600/619 Alexander	Grandview	Bank of America Plaza	Three Parkway	4440 El Camino Real

Location	Mid-West	South	East	South	East	East	West
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	1,184,432	618,812	97,448	149,463	887,080	561,351	96,562
Date(s) of Purchase	06/02/06	06/21/06	06/28/06	10/20/06	10/26/06	10/30/06	11/02/06
Mortgage Financing at Date(s) of Purchase	$202,000,000	$131,000,000	$16,500,000	$17,000,000	$150,000,000	$67,125,000	$30,130,806
Cash Invested	102,389,371	41,891,824	6,892,285	7,230,734	58,066,843	14,023,522	18,946,433
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	285,825,000	171,289,000	22,711,500	23,432,500	199,923,000	92,700,000	45,320,000
Other Cash Expenditures Capitalized	18,564,371	1,602,824	680,785	798,234	8,143,843	(11,551,478)	3,757,239
Total Acquisition Cost	$304,389,371	$172,891,824	$23,392,285	$24,230,734	$208,066,843	$81,148,522	$49,077,239

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard REIT I, Inc.

First Follow-on Offering(1) (cont’d)

	Fifth Third Center	Resurgens Plaza	5 & 15 Wayside	Eldridge Place

Location	Mid-West	South	East	South
Type	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	508,397	399,675	270,000	518,746
Date(s) of Purchase	11/16/06	11/30/06	12/08/06	12/13/06
Mortgage Financing at Date(s) of Purchase	$49,250,000	$82,000,000	—	$75,000,000
Cash Invested	16,131,962	36,866,864	$84,498,725	33,244,379
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	65,662,500	111,027,820	84,743,250	103,721,000
Other Cash Expenditures Capitalized	(280,538)	7,839,044	(244,525)	4,523,379
Total Acquisition Cost	$65,381,962	$118,866,864	$84,498,725	$108,244,379

(1)         This information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its first follow-on offering.  Behringer Harvard REIT I, Inc. is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

(2)            Proceeds from Behringer Harvard REIT I, Inc.’s initial public offering and first follow-on offering were used to purchase these properties, purchase additional tenant-in-common interests, make capital improvements to these properties or for other working capital purposes.

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	Hopkins	Northpoint	Tucson Way	2800 Mockingbird	Parkway Vista	ASC Building

Location	Mid-West	South	West	South	South	South
Type	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	29,660	79,049	70,660	73,349	33,467	28,880
Date(s) of Purchase	03/12/04	06/28/04	10/19/04	03/11/05	06/08/05	12/21/05
Mortgage Financing at Date(s) of Purchase	—	—	—	—	—	—
Cash Invested	$3,093,243	$5,865,652	$9,318,533	$6,788,705	$5,322,423	$4,127,223
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	3,027,375	6,106,500	9,418,500	6,572,250	5,382,000	4,088,250
Other Cash Expenditures Capitalized	65,868	(240,848)	(108,599)	208,455	(67,577)	8,597
Total Acquisition Cost	$3,093,243	$5,865,652	$9,309,901	$6,780,705	$5,314,423	$4,096,847

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Short-Term Opportunity Fund I LP

	Woodall Rodgers	Quorum	Skillman	Central	Coit	Mockingbird Commons

Location	South	South	South	South	South	South
Type	Office	Office	Shopping Center	Office	Office	Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	74,090	133,799	98,764	87,292	105,030	475,000
Date(s) of Purchase	02/11/04	07/02/04	07/23/04	08/17/04	10/04/04	11/08/04
Mortgage Financing at Date(s) of Purchase	$3,600,000	$4,550,000	$8,690,005	$2,768,750	$5,400,000	$9,781,363
Cash Invested	7,267,526	6,321,434	4,670,786	2,645,242	4,875,284	6,565,734
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	10,660,500	9,418,500	12,108,894	4,004,157	9,967,050	13,363,581
Other Cash Expenditures Capitalized	207,026	130,433	1,241,397	1,006,710	308,234	2,476,110
Total Acquisition Cost	$10,867,526	$9,548,933	$13,350,291	$5,010,867	$10,275,284	$15,839,691

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Short-Term Opportunity Fund I LP (cont’d)

	Northwest Highway	250/290 John Carpenter Freeway	Landmark I	Landmark II	Melissa Land	Telluride Land

Location	South	South	South	South	South	West
Type	Development	Office	Office	Office	Development	Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	Land	539,000	122,273	135,154	Land	Land
Date(s) of Purchase	03/03/05	04/04/05	07/06/05	07/06/05	10/05/05	05/15/06
Mortgage Financing at Date(s) of Purchase	—	—	$10,449,588	$11,550,412	$1,200,000	$3,933,900
Cash Invested	$5,086,229	$31,270,860	6,384,000	6,456,558	1,088,090	8,170,889
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	3,760,776	30,273,750	16,342,650	18,071,100	1,738,800	6,323,850
Other Cash Expenditures Capitalized	920,697	(264,140)	484,113	(70,955)	416,415	5,780,939
Total Acquisition Cost	$4,681,473	$30,009,610	$16,826,763	$18,000,145	$2,155,215	$12,104,789

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Behringer Harvard Strategic Opportunity Fund I LP

	Lakeway Inn	Stonecreek Apartments	Firestone Apartments	Tahoe Property	Wilshire Property	Tupolevlaan Building

Location	South	South	South	West	West	International
Type	Development	Multifamily	Multifamily	Development	Development	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	248,753	300 units	350 units	49 units	290 rooms	41,376
Date(s) of Purchase	02/22/05	07/19/05	08/15/05	12/14/05	01/26/06	03/13/06
Mortgage Financing at Date(s) of Purchase	$16,000,000	$6,237,889	$11,682,265	$8,500,000	$22,260,000	$6,861,834
Cash Invested	8,961,719	3,640,280	4,869,175	8,886,629	18,468,272	5,266,192
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	14,520,940	8,555,391	16,207,178	17,252,500	35,349,000	10,655,101
Other Cash Expenditures Capitalized	94,125	369,801	192,633	939,664	111,937	334,996
Total Acquisition Cost	$14,615,065	$8,925,192	$16,399,811	$18,192,164	$35,460,937	$10,990,097

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Tenant-in-Common Programs

	Behringer Harvard Minnesota Center TIC I, LLC	Behringer Harvard Enclave S LP	Behringer Harvard Beau Terre S, LLC	Behringer Harvard St. Louis Place S, LLC	Behringer Harvard Colorado Building S, LLC
	Minnesota Center	Enclave on the Lake	Beau Terre	St. Louis Place	Colorado Building

Location	Mid-West	South	South	Mid West	East
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	171,090	371,083	337,088	121,701
Date(s) of Purchase	10/15/03	04/12/04	06/11/04	06/30/04	08/10/04
Mortgage Financing at Date(s) of Purchase	$25,659,752	$12,737,446	$38,016,000	$12,858,151	$5,746,953
Cash Invested	14,056,902	7,706,156	17,622,000	10,607,974	5,090,159
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	39,716,654	20,443,602	55,638,000	23,466,125	10,837,112
Other Cash Expenditures Capitalized	—	—	—	—	—
Total Acquisition Cost	$39,716,654	$20,443,602	$55,638,000	$23,466,125	$10,837,112

TABLE VI

(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont’d)

Tenant-in-Common Programs (cont’d)

	Behringer Harvard Travis Tower S LP	Behringer Harvard Pratt S, LLC	Behringer Harvard Alamo Plaza S LP	Behringer Harvard Firestone S LP
	Travis Tower	250 West Pratt Street	Alamo Plaza	Firestone Apartments

Location	South	East	West	South
Type	Office	Office	Office	Multi-Family
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	507,470	368,194	191,154	350 Units
Date(s) of Purchase	10/01/04	12/17/04	04/21/05	08/15/05
Mortgage Financing at Date(s) of Purchase	$14,937,590	$18,248,421	$21,866,157	$15,240,236
Cash Invested	10,387,065	13,763,551	13,263,342	7,309,206
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	25,324,655	32,011,972	35,129,499	22,549,442
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	$25,324,655	$32,011,972	$35,129,499	$22,549,442

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 19, 2007.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:	/s/ Robert M. Behringer
Robert M. Behringer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer, Chief
/s/ Robert M. Behringer	Investment Officer and Chairman	June 19, 2007
Robert M. Behringer	of the Board (Principal Executive Officer)

*	President and Chief Operating Officer	June 19, 2007
Robert S. Aisner

*	Chief Financial Officer	June 19, 2007
Gary S. Bresky	(Principal Financial Officer)

*	Chief Accounting Officer	June 19, 2007
Kimberly Arianpour	(Principal Accounting Officer)

*By	/s/ Robert M. Behringer
Robert M. Behringer Attorney-In-Fact